Exhibit 99.2

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK
In re: INTERNATIONAL SHIPHOLDING CORPORATION, et al.,[1] Debtors.	) ) ) ) ) ) ) )	Chapter 11 Case No. 16-12220 (SMB) Jointly Administered

DISCLOSURE STATEMENT FOR
FIRST AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION FOR
INTERNATIONAL SHIPHOLDING CORPORATION AND ITS AFFILIATED DEBTORS

THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE PLAN. ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT. THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE COURT.

Dated:          January 9, 2017

1 The Debtors in these cases, along with the last four digits of each Debtor’s federal tax identification number, are: International Shipholding Corporation (9662); Enterprise Ship Co. (9059); Sulphur Carriers, Inc. (8965); Central Gulf Lines, Inc. (8979); Coastal Carriers, Inc. (6278); Waterman Steamship Corporation (0640); N.W. Johnsen & Co., Inc. (8006); LMS Shipmanagement, Inc. (0660); U.S. United Ocean Services, LLC (1160); Mary Ann Hudson, LLC (8478); Sheila McDevitt, LLC (8380); Tower LLC (6755); Frascati Shops, Inc. (7875); Gulf South Shipping PTE LTD (8628); LCI Shipholdings, Inc. (8094); Dry Bulk Australia LTD (5383); Dry Bulk Americas LTD (6494); and Marco Shipping Company PTE LTD (4570).  The service address for each of the above Debtors is 601 Poydras Street, Pan American Building, Suite 1850, New Orleans, Louisiana 70130.

IMPORTANT NOTICE

THIS DISCLOSURE STATEMENT AND ITS RELATED DOCUMENTS ARE THE ONLY DOCUMENTS AUTHORIZED BY THE BANKRUPTCY COURT TO BE USED IN CONNECTION WITH THE SOLICITATION OF VOTES TO ACCEPT THE FIRST AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION FOR INTERNATIONAL SHIPHOLDING CORPORATION AND ITS AFFILIATED DEBTORS (THE “PLAN”).  NO REPRESENTATIONS HAVE BEEN AUTHORIZED BY THE BANKRUPTCY COURT CONCERNING THE DEBTORS, EXCEPT AS EXPLICITLY SET FORTH IN THIS DISCLOSURE STATEMENT.

THE DEBTORS URGE YOU TO READ THIS DISCLOSURE STATEMENT CAREFULLY FOR A DISCUSSION OF VOTING INSTRUCTIONS, RECOVERY INFORMATION, CLASSIFICATION OF CLAIMS, THE HISTORY OF THE DEBTORS AND THESE CHAPTER 11 CASES, THE DEBTORS’ BUSINESSES, AND A SUMMARY AND ANALYSIS OF THE PLAN.

ALL CAPITALIZED TERMS IN THIS DISCLOSURE STATEMENT NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS GIVEN TO THEM IN THE PLAN, A COPY OF WHICH IS ATTACHED TO THIS DISCLOSURE STATEMENT AS EXHIBIT 1.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT.  THE DEBTORS RESERVE THE RIGHT, WITH THE CONSENT OF SEACOR CAPITAL CORP. (“SEACOR”), TO FILE AN AMENDED PLAN AND RELATED DISCLOSURE STATEMENT FROM TIME TO TIME, SUBJECT TO THE TERMS OF THE PLAN.  THIS DISCLOSURE STATEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, SECURITIES.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH BANKRUPTCY CODE SECTION 1125 AND RULE 3016(c) OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE.  THE PLAN AND THIS DISCLOSURE STATEMENT WERE NOT REQUIRED TO BE PREPARED IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER APPLICABLE NONBANKRUPTCY LAW.  DISSEMINATION OF THIS DISCLOSURE STATEMENT IS CONTROLLED BY BANKRUPTCY RULE 3017.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS DISCLOSURE STATEMENT WAS PREPARED TO PROVIDE PARTIES IN INTEREST IN THESE CASES WITH “ADEQUATE INFORMATION” (AS DEFINED IN BANKRUPTCY CODE SECTION 1125) SO THAT EACH CREDITOR WHO IS ENTITLED TO VOTE WITH RESPECT TO THE PLAN CAN MAKE AN INFORMED JUDGMENT REGARDING SUCH VOTE ON THE PLAN.

THIS DISCLOSURE STATEMENT CONTAINS ONLY A SUMMARY OF THE PLAN.  THIS DISCLOSURE STATEMENT IS NOT INTENDED TO REPLACE A CAREFUL AND DETAILED REVIEW AND ANALYSIS OF THE PLAN; RATHER THIS DISCLOSURE STATEMENT IS INTENDED ONLY TO AID AND SUPPLEMENT SUCH REVIEW.  THIS DISCLOSURE STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN, THE PLAN SUPPLEMENT (WHICH WILL BE FILED NO LATER THAN SEVEN (7) CALENDAR DAYS PRIOR TO THE VOTING DEADLINE (AS DEFINED BELOW)), AND THE EXHIBITS ATTACHED THERETO AND THE AGREEMENTS AND DOCUMENTS DESCRIBED THEREIN.  IF THERE IS A CONFLICT BETWEEN THE PLAN AND THIS DISCLOSURE STATEMENT, THE PROVISIONS OF THE PLAN WILL GOVERN.  YOU ARE ENCOURAGED TO REVIEW THE FULL TEXT OF THE PLAN AND PLAN SUPPLEMENT AND TO READ CAREFULLY THE ENTIRE DISCLOSURE STATEMENT, INCLUDING ALL EXHIBITS, BEFORE DECIDING HOW TO VOTE WITH RESPECT TO THE PLAN.

THE VOTING DEADLINE TO ACCEPT OR REJECT THE PLAN IS 4:00 P.M. (PREVAILING EASTERN TIME) ON FEBRUARY 9, 2017, UNLESS EXTENDED BY THE DEBTORS (THE “VOTING DEADLINE”).

THE EFFECTIVENESS OF THE PLAN IS SUBJECT TO MATERIAL CONDITIONS PRECEDENT.  THERE IS NO ASSURANCE THAT THESE CONDITIONS WILL BE SATISFIED OR WAIVED.

IF THE PLAN IS CONFIRMED BY THE BANKRUPTCY COURT AND THE EFFECTIVE DATE OCCURS, ALL HOLDERS OF CLAIMS AGAINST, AND HOLDERS OF INTERESTS IN, THE DEBTORS (INCLUDING, WITHOUT LIMITATION, THOSE HOLDERS OF CLAIMS OR INTERESTS WHO DO NOT SUBMIT BALLOTS TO ACCEPT OR REJECT THE PLAN OR WHO ARE NOT ENTITLED TO VOTE ON THE PLAN) WILL BE BOUND BY THE TERMS OF THE PLAN AND THE TRANSACTIONS CONTEMPLATED THEREBY.

THIS DISCLOSURE STATEMENT HAS NOT BEEN FILED WITH OR REVIEWED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY OTHER SECURITIES REGULATORY AUTHORITY OF ANY STATE UNDER ANY STATE SECURITIES OR “BLUE SKY” LAWS.  THE PLAN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY OTHER SECURITIES REGULATORY AUTHORITY, OR ANY STATE SECURITIES COMMISSION, AND NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.  THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED.

EXCEPT AS OTHERWISE SET FORTH HEREIN, THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE BY THE DEBTORS AS OF THE DATE HEREOF, AND THE DELIVERY OF THIS DISCLOSURE STATEMENT WILL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF OR CREATE ANY DUTY TO UPDATE SUCH INFORMATION.

NO PERSON HAS BEEN AUTHORIZED BY THE DEBTORS IN CONNECTION WITH THE PLAN OR THE SOLICITATION TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS DISCLOSURE STATEMENT, THE PLAN, AND THE EXHIBITS, NOTICES, AND SCHEDULES ATTACHED TO OR INCORPORATED BY REFERENCE OR REFERRED TO IN THIS DISCLOSURE STATEMENT AND/OR THE PLAN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEBTORS.

IT IS THE DEBTORS’ POSITION THAT THIS DISCLOSURE STATEMENT MAY NOT BE RELIED ON FOR ANY PURPOSE OTHER THAN TO DETERMINE WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, AND NOTHING STATED HEREIN SHALL CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PERSON, OR BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PERSON, OR BE DEEMED CONCLUSIVE EVIDENCE OF THE TAX OR OTHER LEGAL EFFECTS OF THE PLAN ON THE DEBTORS OR HOLDERS OF CLAIMS OR INTERESTS.

HOLDERS OF CLAIMS OR INTERESTS SHOULD NOT CONSTRUE THE CONTENTS OF THIS DISCLOSURE STATEMENT AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL, OR TAX ADVICE.  EACH HOLDER SHOULD CONSULT WITH ITS OWN LEGAL, BUSINESS, FINANCIAL, AND TAX ADVISOR(S) WITH RESPECT TO ANY SUCH MATTERS CONCERNING THIS DISCLOSURE STATEMENT, THE SOLICITATION OF VOTES TO ACCEPT THE PLAN, THE PLAN, THE PLAN DOCUMENTS, AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

THE DEBTORS AND THE COMMITTEE STRONGLY SUPPORT CONFIRMATION OF THE PLAN, AND URGE ALL HOLDERS OF CLAIMS WHOSE VOTES ARE BEING SOLICITED TO VOTE TO ACCEPT THE PLAN.

i

7.6	GUC Trust.	55
7.7	Binding Effect.	58
7.8	Discharge of Claims Against and Interests in the Debtors.	58
7.9	Term of Pre-Confirmation Injunctions or Stays.	58
7.10	Injunction.	59
7.11	Debtor Release.	59
7.12	Third-Party Release.	60
7.13	Exculpation and Limitation of Liability.	62
7.14	Injunction Related to Releases and Exculpation.	62
7.15	Retention of Causes of Action/Reservation of Rights.	62
7.16	Indemnification Obligations.	63
7.17	Certain Indemnification Obligations.	63
7.18	Certain State Tax Provisions	63

Article VIII CONFIRMATION OF THE PLAN OF REORGANIZATION		64
8.1	Confirmation Hearing.	64
8.2	Confirmation.	65
8.3	Standards Applicable to Releases.	69
8.4	Classification of Claims and Interests.	72
8.5	Consummation.	72
8.6	Exemption from Certain Transfer Taxes.	72
8.7	Dissolution of Creditors’ Committee.	72
8.8	Modification of Plan.	73
8.9	Revocation or Withdrawal of the Plan.	73
8.10	Allocation of Plan Distributions Between Principal and Interest.	73
8.11	Retention of Jurisdiction.	73

Article IX ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN		75
9.1	Liquidation Under Chapter 7 of the Bankruptcy Code.	75
9.2	Alternative Plan(s).	76
9.3	Dismissal of the Chapter 11 Cases.	77

Article X CERTAIN RISK FACTORS TO BE CONSIDERED		77
10.1	Certain Bankruptcy Considerations.	77
10.2	Certain Securities Considerations.	80

Article XI CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN		80
11.1	Introduction.	80
11.2	U.S. Federal Income Tax Consequences Under the Plan of Reorganization.	82
11.3	Federal Income Tax Consequences to Holders of Claims.	84
11.4	Information Reporting and Back-Up Withholding.	86
11.5	Consequences of Ownership and Disposition of the New Equity Interests.	86
11.6	Consequences of the GUC Trust.	86
11.7	U.S. Federal Income Tax Consequences for Non-U.S. Holders.	88

Article XII PROCEDURES FOR DISTRIBUTIONS UNDER THE PLAN		92
12.1	Satisfaction of Claims.	92

12.2	Distributions on Account of Claims Allowed as of the Effective Date.	92
12.3	Distributions on Account of Claims Allowed After the Effective Date.	92
12.4	Delivery of Plan Distributions.	92
12.5	No Post-Petition Interest on Claims.	94
12.6	Withholding and Reporting Requirements.	94

Article XIII PROCEDURES FOR RESOLVING CLAIMS		95
13.1	Allowance of Claims.	95
13.2	Objections to Claims.	95
13.3	Estimation of Claims.	96
13.4	Claims Paid or Payable by Third Parties.	96
13.5	Insured Claims.	96

Annexed as exhibits (the “Exhibits”) to this Disclosure Statement are copies of the following documents:

•	Plan of Reorganization (Exhibit 1)

•	Liquidation Analysis (Exhibit 2)

•	Financial Projections (Exhibit 3)

•	Disclosure Statement Order (without exhibits) (Exhibit 4)

•	Corporate Organization Chart (Exhibit 5)

•	Schedule of Intercompany Claims (Exhibit 6)

ARTICLE I

INTRODUCTION

1.1	General.

International Shipholding Corporation and certain of its affiliates as debtors and debtors in possession (collectively, the “Debtors”),2 in chapter 11 cases pending before the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), hereby submit this disclosure statement (as may be amended, supplemented or otherwise modified from time to time, the “Disclosure Statement”), pursuant to section 1125 of title 11 of the United States Code (the “Bankruptcy Code”), in connection with the Debtors’ solicitation of votes to confirm the First Amended Joint Chapter 11 Plan of Reorganization for International Shipholding Corporation and its Affiliated Debtors, dated as of January 9, 2017 (the “Plan”).3  The Plan and all Plan Documents are subject to revision and modification from time to time prior to the Effective Date (subject to the terms of the Plan), which may result in material changes to the terms of the Plan and the Plan Documents.  On the Effective Date, the Plan, all Plan Documents, and all other agreements entered into or instruments issued in connection with the Plan and any Plan Document, shall become effective and binding in accordance with their respective terms and conditions upon the parties thereto and shall be deemed to become effective simultaneously.

The purpose of this Disclosure Statement is to set forth information:  (i) regarding the history of the Debtors and their businesses; (ii) describing these Chapter 11 Cases; (iii) concerning the Plan; (iv) advising the holders of Claims and Interests of their rights under the Plan; and (v) assisting the holders of Claims entitled to vote on the Plan in making an informed judgment regarding whether they should vote to accept or reject the Plan.

On January [__], 2017, after notice and a hearing, the Bankruptcy Court approved the Debtors’ Motion for Order (A) Approving Disclosure Statement; (B) Establishing Date of Confirmation Hearing; (C) Establishing Procedures for Solicitation and Tabulation of Votes to Accept or Reject Plan, Including (I) Approving Form and Manner of Solicitation Packages, (II) Approving Form and Manner of Notice of Confirmation Hearing, (III) Establishing Record Date and Approving Procedures for Distribution of Solicitation Packages, (IV) Approving Forms of Ballots, (V) Establishing Deadline for Receipt of Ballots, and (VI) Approving Procedures for Vote Tabulations; (D) Establishing Deadline and Procedures for Filing Objections to Confirmation of Plan; and (E) Granting Related Relief (the “Disclosure Statement Motion”) and entered an order (the “Disclosure Statement Order”), which, among other things:  (i) approved this Disclosure Statement as containing “adequate information” to enable a hypothetical, reasonable investor typical of holders of Claims against or Interests in the Debtors to make an informed judgment as to whether to accept or reject the Plan; and (ii) authorized the Debtors to use this Disclosure Statement in connection with the solicitation of votes to accept or reject the Plan.  The Disclosure Statement Order establishes February 9, 2017 at 4:00 p.m. (prevailing Eastern Time) as the voting deadline for the electronic submission or return of ballots (the “Ballots”) accepting or rejecting the Plan (the “Voting Deadline”).  APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT, HOWEVER, CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR MERITS OF THE PLAN.

2 This Disclosure Statement and the proposed First Amended Joint Chapter 11 Plan of Reorganization for International Shipholding Corporation and its Affiliated Debtors relate to the following debtors and debtors-in-possession:  International Shipholding Corporation; Enterprise Ship Co.; Sulphur Carriers, Inc.; Central Gulf Lines, Inc.; Coastal Carriers, Inc.; Waterman Steamship Corporation; N.W. Johnsen & Co., Inc.; LMS Shipmanagement, Inc.; U.S. United Ocean Services, LLC; Mary Ann Hudson, LLC; Sheila McDevitt, LLC; Tower LLC; Frascati Shops, Inc.; Gulf South Shipping PTE LTD; LCI Shipholdings, Inc.; Dry Bulk Australia LTD; Dry Bulk Americas LTD; and Marco Shipping Company PTE LTD.

3 Capitalized terms used but not otherwise defined in this Disclosure Statement shall have the meanings ascribed in the Plan.

The Disclosure Statement Order sets forth in detail the deadlines, procedures, and instructions for voting to accept or reject the Plan, filing objections to confirmation of the Plan, the record date for voting purposes, and the applicable standards for tabulating Ballots.  In addition, detailed voting instructions accompany each Ballot.  Each holder of a Claim entitled to vote on the Plan should read this Disclosure Statement and the Exhibits hereto, including the Plan and the Disclosure Statement Order, as well as the instructions accompanying the Ballot in their entirety before voting on the Plan.  These documents contain important information concerning the classification of Claims and Interests for voting purposes and the tabulation of votes.  No solicitation of votes may be made except pursuant to this Disclosure Statement and Bankruptcy Code section 1125.  In voting on the Plan, holders of Claims entitled to vote should not rely on any information relating to the Debtors and their businesses other than the information contained in this Disclosure Statement, the Plan, and all Exhibits hereto and thereto.

THE DEBTORS RECOMMEND THAT HOLDERS OF CLAIMS IN CLASSES 3, 4, 5, 6, AND 7 VOTE TO ACCEPT THE PLAN.

Additional copies of this Disclosure Statement (including all Exhibits) are available upon request to the Debtors’ administrative agent, Prime Clerk LLC (“Prime Clerk”), at the following address:

ISH Case Administration
c/o Prime Clerk
830 3rd Avenue, 3rd Floor
New York, NY 10022

They may also be obtained by contacting Prime Clerk via telephone at (844) 205-4335.  Additional copies of this Disclosure Statement (including all Exhibits) can also be accessed free of charge from the following website:  https://cases.primeclerk.com/ish/ (the “Case Website”).

Each holder of a Claim entitled to vote on the Plan should read this Disclosure Statement, the Plan, the Plan Supplement, the other Exhibits attached hereto, and the instructions accompanying the Ballots in their entirety before voting on the Plan.  These documents contain important information concerning the classification of Claims and Interests for voting purposes and the tabulation of votes.

1.2	The Confirmation Hearing.

In accordance with the Disclosure Statement Order and Bankruptcy Code section 1128, a hearing will be held before the Honorable Stuart M. Bernstein, United States Bankruptcy Judge, at the United States Bankruptcy Court of the Southern District of New York, Alexander Hamilton Customs House, One Bowling Green, New York, New York 10004, Courtroom 723, on February 16, 2017 at 10:00 a.m. (prevailing Eastern Time), to consider confirmation of the Plan.  The Debtors will request confirmation of the Plan, as it may be modified from time to time, under Bankruptcy Code section 1129(b), and they have reserved the right to modify the Plan to the extent, if any, that confirmation pursuant to Bankruptcy Code section 1129(b) requires modification, subject to the terms of the Plan.  Objections, if any, to confirmation of the Plan must be served and filed so that they are received on or before February 9, 2017 at 4:00 p.m. (prevailing Eastern Time), in the manner set forth in the Disclosure Statement Order.  For the avoidance of doubt, the Confirmation Hearing may be continued from time to time, after consultation with the Consultation Parties, without further notice other than an announcement of the adjournment in open court or a notice of adjournment filed with the Bankruptcy Court and served as set forth in the Disclosure Statement Order, without further notice to any parties other than the Consultation Parties.

At the Confirmation Hearing, the Bankruptcy Court will, among other things:

•	determine whether sufficient majorities in number and amount from each Class entitled to vote have delivered properly executed votes accepting the Plan to approve the Plan;

•	hear and determine objections, if any, to the Plan and to confirmation of the Plan that have not been previously disposed of;

•	determine whether the Plan meets the confirmation requirements of the Bankruptcy Code; and

•	determine whether to confirm the Plan.

1.3	Classification of Claims and Interests.

The following table designates the Classes of Claims against and Interests in the Debtors, and specifies which Classes are: (a) Impaired or Unimpaired by the Plan, (b) entitled to vote to accept or reject the Plan in accordance with Bankruptcy Code section 1126, and (c) deemed to accept or reject the Plan.

Class[4]	Claims	Status	Voting Rights
Class 1	Other Priority Claims	Unimpaired	Not Entitled to Vote
Class 2	Other Secured Claims	Unimpaired	Not Entitled to Vote
Class 3	Regions Facility Claims	Impaired	Entitled to Vote
Class 4	Capital One Facility Claims	Impaired	Entitled to Vote
Class 5	Citizens Facility Claims	Impaired	Entitled to Vote
Class 6	DVB Facility Claims	Impaired	Entitled to Vote
Class 7	General Unsecured Claims	Impaired	Entitled to Vote
Class 8	Intercompany Claims	Impaired	Not Entitled to Vote
Class 9	510 Claims	Impaired	Not Entitled to Vote
Class 10	Interests in ISH	Impaired	Not Entitled to Vote
Class 11	Intercompany Interests	Impaired	Not Entitled to Vote

1.4	General Voting Information; How to Vote.

To understand whether you are entitled to cast votes on the Plan and how to do so, you should review the content of this section of the Disclosure Statement and the voting procedures described in the Disclosure Statement Motion (the “Voting Procedures”).  You may obtain a copy of the Disclosure Statement Motion, including the Voting Procedures, from the Case Website or by (i) calling Prime Clerk at (844) 205-4335; (ii) emailing Prime Clerk at ISHinfo@primeclerk.com; or (iii) writing to Prime Clerk at ISH Case Administration, c/o Prime Clerk, 830 3rd Avenue, 3rd Floor, New York, NY 10022.

(a)	General Voting Information.

Pursuant to the provisions of the Bankruptcy Code, only holders of allowed claims or equity interests in classes of claims that are “impaired” and not deemed to have rejected a chapter 11 plan are entitled to vote to accept or reject such proposed plan.  Generally, a claim or interest is “impaired” under a plan if the holder’s legal, equitable, or contractual rights are altered under a chapter 11 plan.  Classes of claims or equity interests under such a plan in which the holders of claims or equity interests are unimpaired are deemed to have accepted such plan and are not entitled to vote to accept or reject the proposed plan.  In addition, classes of claims or equity interests in which the holders of claims or equity interests will not receive or retain any property on account of their claims or equity interests are deemed to have rejected a chapter 11 plan and are not entitled to vote to accept or reject such plan.

4 Each Class consists of sub-Classes for each of the following Debtors: (a) International Shipholding Corporation; (b) Enterprise Ship Co.; (c) Sulphur Carriers, Inc.; (d) Central Gulf Lines, Inc.; (e) Coastal Carriers, Inc.; (f) Waterman Steamship Corporation; (g) N.W. Johnsen & Co., Inc.; (h) LMS Shipmanagement, Inc.; (i) U.S. United Ocean Services, LLC; (j) Mary Ann Hudson, LLC; (k) Sheila McDevitt, LLC; (l) Tower LLC; (m) Frascati Shops, Inc.; (n) Gulf South Shipping PTE LTD; (o) LCI Shipholdings, Inc.; (p) Dry Bulk Australia LTD; (q) Dry Bulk Americas LTD; and (r) Marco Shipping Company PTE LTD.  To the extent that there are no Allowed Claims or Interests in a sub-Class with respect to a particular Debtor, such sub-Class is deemed to be omitted with respect to such Debtor.

Under the Plan and Voting Procedures, you are entitled to cast a vote only if you hold an Allowed Claim as of the Voting Record Date5 in a Class of Claims or Interests that is Impaired and not deemed to have rejected the Plan.  Specifically:

•	Claims in Classes 3, 4, 5, 6, and 7 are Impaired, will receive a distribution on account of such Claims to the extent provided in the Plan, and are entitled to vote to accept or reject the Plan;

•	Claims in Classes 1 and 2 are Unimpaired and, as a result, holders of such Claims are deemed to have accepted the Plan and are not entitled to vote to accept or reject the Plan; and

•
Claims and Interests in Classes 8, 9, 10, and 11 are Impaired and the holders of such Claims and Interests will not receive any distribution on account of such Claims and Interests.  As a result, the holders of Claims and Interests in these Classes are deemed to have rejected the Plan and are not entitled to vote to accept or reject the Plan.

The Bankruptcy Code defines “acceptance” of a plan by a class of claims as acceptance by creditors in that class that hold at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the claims that cast ballots for acceptance or rejection of the chapter 11 plan.  Your vote on the Plan is important.  The Bankruptcy Code requires, as a condition to confirmation of a chapter 11 plan, that each class that is impaired and entitled to vote under a plan vote to accept such plan, unless the requirements of Bankruptcy Code section 1129(b) are satisfied.

If a Class of Claims entitled to vote on the Plan rejects the Plan, the Debtors reserve the right, with the consent of SEACOR, to amend the Plan or to request confirmation of the Plan pursuant to Bankruptcy Code section 1129(b) with respect to such Class.  Bankruptcy Code section 1129(b) permits the confirmation of a chapter 11 plan notwithstanding the non-acceptance of such plan by one or more impaired classes of claims or interests, so long as at least one impaired class of claims or interests votes to accept such plan (excluding any votes of insiders).  Under that section, a chapter 11 plan may be confirmed by a bankruptcy court if it does not “discriminate unfairly” and is “fair and equitable” with respect to each non-accepting class.

5 The Bankruptcy Court has approved December 30, 2016 (the “Voting Record Date”) as the date for the determination of whether certain holders of Claims may cast votes on the Plan.

If you are entitled to vote to accept or reject the Plan, please follow the instructions for doing so summarized below and as more fully set forth in the Disclosure Statement Order and Voting Procedures.  This Disclosure Statement, the Exhibits attached hereto, the Plan, and the related documents are the only materials the Debtors are providing to creditors for their use in determining whether to vote to accept or reject the Plan, and it is the Debtors’ position that such materials may not be relied upon or used for any purpose other than to vote to accept or reject the Plan.

(b)	Summary Description of How to Vote on the Plan.

If you are entitled to vote to accept or reject the Plan:

•
you will receive a mailing with a ballot that includes a set of instructions that (i) describes the Claims with respect to which you are entitled to cast a vote on the Plan; (ii) sets forth the steps necessary to submit a vote on the Plan, including online through a website designed for submission of votes on the Plan; (iii) includes unique credentials to properly vote online; and (iv) describes how you may obtain additional information regarding voting on the Plan; and

•	you must submit votes either online or by mail, overnight courier, hand delivery on a paper Ballot so that they are actually received by Prime Clerk on or before the Voting Deadline.[6]

All votes that are timely submitted in accordance with the Voting Procedures will be counted for purposes of determining whether a voting Class of Impaired Claims has accepted the Plan.  After the Debtors and Prime Clerk calculate the number of properly submitted votes for and against the Plan, Prime Clerk will prepare and file with the Bankruptcy Court a certification of the results of the voting.

6 The foregoing summary description of how to vote on the Plan is based on the Voting Procedures.  To the extent of any discrepancy between the foregoing description and the Voting Procedures, the Voting Procedures control.

ARTICLE II

SUMMARY OF PLAN AND CLASSIFICATION AND
TREATMENT OF CLAIMS AND INTERESTS THEREUNDER

2.1	General Rules of Classification.

Pursuant to Bankruptcy Code sections 1122 and 1123(a), set forth below is a designation of Classes of Claims against and Interests in the Debtors.  Administrative Expense Claims, DIP Claims, Adequate Protection Claims, Fee Claims, Priority Tax Claims of the kinds specified in Bankruptcy Code sections 507(a)(2) and 507(a)(8), and U.S. Trustee Fees have not been classified and are excluded from the following classes in accordance with Bankruptcy Code section 1123(a)(1).  A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim or Interest is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is Allowed in that Class and such Claim or Interest has not been paid, released, or otherwise settled prior to the Effective Date.

2.2	Summary of Treatment of Claims and Interests Under the Plan.

The following table classifies Claims against, and Interests in, the Debtors into separate Classes and summarizes the treatment of each Class under the Plan.  The table also identifies which Classes are entitled to vote on the Plan based on the provisions of the Bankruptcy Code.  Finally, the table indicates the estimated recovery for each Class.  The summaries in this table are qualified in their entirety by the description and the treatment of such Claims and Interests in the Plan.  As described in Article X below, the representations made in this Disclosure Statement and the Plan are subject to a number of risks.  The recoveries and estimates described in the table represent the Debtors’ best estimates given the information available on the date of this Disclosure Statement.  All statements relating to the aggregate amount of Claims and Interests in each Class are only estimates based on information known to the Debtors as of the date hereof, and the final amounts of Allowed Claims in any particular Class may vary significantly from these estimates.

In accordance with Bankruptcy Code section 1123(a)(1), Administrative Expense Claims, DIP Claims, Adequate Protection Claims, Fee Claims, Priority Tax Claims, and U.S. Trustee Fees have not been classified, and therefore are not included in the table below.  The Plan does not provide for payment of post-petition interest on any Allowed Claims.

Important Note on Estimates

The estimates in the tables and summaries in this Disclosure Statement may differ from actual distributions because of variations in the asserted or estimated amounts of Allowed Claims, the existence of Disputed Claims, and other factors.  Statements regarding projected amounts of Claims or distributions (or the value of such distributions) are estimates by the Debtors based on current information and are not representations as to the accuracy of these amounts.  Except as otherwise indicated, these statements are made as of the date of this Disclosure Statement, and the delivery of this Disclosure Statement will not, under any circumstances, imply that the information contained in this Disclosure Statement is correct at any other time.  Any estimates of Claims or Interests in this Disclosure Statement may vary from the final amounts of Claims or Interests allowed by the Bankruptcy Court.

Class[7]	Description	Treatment	Entitled to Vote	Estimated Amount of Claims in Class[8]	Estimated Recovery
Class 1(a) – 1(r)	Other Priority Claims	Except to the extent that a holder of an Allowed Other Priority Claim agrees to a less favorable treatment, on the first Distribution Date after such Claim becomes an Allowed Other Priority Claim, in full satisfaction, settlement, and release of, and in exchange for such Allowed Other Priority Claim, each holder of an Allowed Other Priority Claim shall receive payment of such Allowed Claim in full in Cash.	No	$5,297,545.20 [9]	100%
Class 2(a) – 2(r)	Other Secured Claims
Except to the extent that a holder of an Allowed Other Secured Claim agrees to a less favorable treatment, on the first Distribution Date after such Claim becomes an Allowed Other Secured Claim, in full satisfaction, settlement, and release of, and in exchange for such Claim, each holder of an Allowed Other Secured Claim shall receive one of the following treatments, determined at the option of the applicable Debtor, with the consent of SEACOR, or the applicable Reorganized Debtor, as applicable: (i) payment in full in Cash, including interest, to the extent applicable; or (ii) such other treatment as may be agreed to by the holder of such Claim and the applicable Reorganized Debtor.
			No	$0	100%

7 Each Class consists of sub-Classes for each of the following Debtors: (a) International Shipholding Corporation; (b) Enterprise Ship Co.; (c) Sulphur Carriers, Inc.; (d) Central Gulf Lines, Inc.; (e) Coastal Carriers, Inc.; (f) Waterman Steamship Corporation; (g) N.W. Johnsen & Co., Inc.; (h) LMS Shipmanagement, Inc.; (i) U.S. United Ocean Services, LLC; (j) Mary Ann Hudson, LLC; (k) Sheila McDevitt, LLC; (l) Tower LLC; (m) Frascati Shops, Inc.; (n) Gulf South Shipping PTE LTD; (o) LCI Shipholdings, Inc.; (p) Dry Bulk Australia LTD; (q) Dry Bulk Americas LTD; and (r) Marco Shipping Company PTE LTD.  To the extent that there are no Allowed Claims or Interests in a particular sub-Class, such sub-Class is deemed to be omitted with respect to the applicable Debtor.

8 The amounts set forth in this chart reflect the Debtors’ most current estimates of projected claim amounts, which reflect changes to the Debtors’ assumptions subsequent to the filing of the Debtors’ Schedules and Statements and are based upon the Debtors’ review of the Claims Register as of the date of this Disclosure Statement.

9 To the extent a creditor asserted a Priority Claim and such Claim has been satisfied by the Debtors during their chapter 11 cases, is anticipated to be satisfied by the Debtors prior to the Effective Date or is anticipated to be assumed by the Reorganized Debtors, such claims have been excluded from the estimated Other Priority Claims.

Class[7]	Description	Treatment	Entitled to Vote	Estimated Amount of Claims in Class[8]	Estimated Recovery
Class 3(a) – 3(m)	Regions Facility Claims
On the Effective Date, or as soon as reasonably practicable thereafter, in full satisfaction, settlement, and release of, and in exchange for such Claim, each holder of a Secured Regions Facility Claim shall receive its pro rata share of

(1) (x) the proceeds generated from the (i) disposition of the vessel Louisiana Enterprise (and Coastal 101), (ii) disposition of, at the election of SEACOR, either the vessel Texas Enterprise or the vessel Florida Enterprise (and the Coastal 202) and (iii) collection of the BP Claim (the property identified in (i) and (iii) and elected by SEACOR in (ii), collectively, the “Regions Note Collateral”); or (y) solely to the extent that all of the Regions Note Collateral has not been disposed of or collected, as applicable, prior to the Effective Date, a non-recourse note (the “Regions Note”)[10] issued to Regions Bank, as agent, in the principal amount equal to $4.5 million minus the amount of proceeds realized and paid on account of such Secured Regions Facility Claim from the disposition or collection, as applicable, of such Regions Note Collateral:

(a) maturing on the earlier of the one (1) year anniversary of the Effective Date and the disposition or collection, as applicable, of the Regions Note Collateral;

(b) secured solely by the Regions Note Collateral;
			Yes	$59,291,602.90	100%

10 It is contemplated that the obligors of the Regions Note shall be the owners of the Regions Note Collateral securing the Regions Note and their respective corporate parents.

Class[7]	Description	Treatment	Entitled to Vote	Estimated Amount of Claims in Class[8]	Estimated Recovery

(c) bearing interest at an annual rate of 7%, which interest will be payable monthly and on the maturity date; and

(d) in the event of a default under the Regions Note, reasonable and documented fees and expenses shall be paid to Regions Bank, as agent, in connection with the Regions Note.

provided, that, the consent (not to be unreasonably withheld) of Regions Bank, as agent, shall be required prior to any disposition of any vessels constituting the Regions Note Collateral or any settlement or disposition of the BP Claim.  For purposes of the foregoing, Regions Bank, as agent, shall be deemed to consent to any sale(s) proposed by the Reorganized Debtors at least one month prior to the maturity date of the Regions Note if such proposed sale(s) are reasonably expected to generate proceeds sufficient to satisfy the Regions Note in full;

provided, further, that, if, at the election of SEACOR made prior to the Effective Date, one or more liquidating trusts (the structure and documentation of which shall be reasonably satisfactory to Regions Bank, as agent) are established for the benefit of holders of Secured Regions Facility Claims, (1) the Regions Note Collateral other than the BP Claim (to the extent not disposed of prior to the Effective Date) shall be transferred to such trust(s), (2) the Regions Note shall be secured by the BP Claim and any amounts owed under the Regions Note shall be reduced by any collection of the BP Claim and/or the proceeds generated from the sale of such Regions Note Collateral so transferred to any such liquidating trust(s) until the Regions Note is satisfied in full (including any accrued and unpaid interest thereon), and (3) the holders of the Secured Regions Facility Claims shall be the sole beneficiaries of any such trust(s) (up to the amount necessary to satisfy the Regions Note in full, including any accrued and unpaid interest thereon).

Class[7]	Description	Treatment	Entitled to Vote	Estimated Amount of Claims in Class[8]	Estimated Recovery

plus

(2) Cash (including from the sale of the Specialty Business Segment, as applicable) in an amount necessary to satisfy the Secured Regions Facility Claims in full (after accounting for any distribution under (1) above, provided that the Regions Note shall be treated as having a value equal to the face amount thereof).

Class 4(o)	Capital One Facility Claims
Except to the extent that a holder of an Allowed Capital One Facility Claim agrees to a less favorable treatment, on the Effective Date or as soon as reasonably practicable thereafter, in full satisfaction, settlement, and release of, and in exchange for such Claim, the holder of the Allowed Capital One Facility Claims shall receive, at the option of the applicable Debtor, with the consent of SEACOR, or the applicable Reorganized Debtor, as applicable, in the event of any disposition of the Collateral securing such Claim, the proceeds generated by such disposition, or  delivery of the Collateral securing such Claim to the holder of such Claim.  The Debtors agree to continue to operate such Collateral in the ordinary course of business prior to any delivery pursuant to section 3.3.4 of the Plan so as to deliver such Collateral, to the extent reasonably practicable, free of liens, claims and encumbrances.
			Yes	$5,850,813.00 Deficiency Claim: $2,550,813.00	56%[11]
Class 5(o)	Citizens Facility Claims
Except to the extent that a holder of an Allowed Citizens Facility Claim agrees to a less favorable treatment, on the Effective Date or as soon as reasonably practicable thereafter, in full satisfaction, settlement, and release of, and in exchange for such Claim, the holder of the Allowed Citizens Facility Claim shall receive, at the option of the applicable Debtor, with the consent of SEACOR, or the applicable Reorganized Debtor, as applicable, in the event of any disposition of the Collateral securing such Claims, the proceeds generated by such disposition; or  delivery of the Collateral securing such Claims to the holder of such Claims. The Debtors agree to continue to operate such Collateral in the ordinary course of business prior to any delivery pursuant to section 3.3.5 of the Plan so as to deliver such Collateral, to the extent reasonably practicable, free of liens, claims and encumbrances.
			Yes	$16,569,659	100%

11 After taking into account recoveries under Classes 4(o) and 7(o), the Capital One Facility Claims are anticipated to receive 100% of their Claim.  Capital One has asserted that it is entitled to a superpriority administrative claim pursuant to the orders approving the DIP Motion.  All parties reserve all rights with respect to this assertion.

Class[7]	Description	Treatment	Entitled to Vote	Estimated Amount of Claims in Class[8]	Estimated Recovery
Class 6(d)	DVB Facility Claims
Except to the extent that a holder of an Allowed DVB Facility Claim agrees to a less favorable treatment, on the Effective Date or as soon as reasonably practicable thereafter, and in no event more than 30 days after the Effective Date without the consent of DVB Bank SE, in full satisfaction, settlement, and release of, and in exchange for such Claim, each holder of an Allowed DVB Facility Claim shall receive, at the option of the applicable Debtor, with the consent of SEACOR, or the Reorganized Debtors, as applicable, either (x) payment in  Cash in the amount of $28,162,271.03, plus interest and any reasonable fees, costs, or charges provided for under the DVB Facility to the extent required under Bankruptcy Code 506(b), (y) in the event of any disposition of the Collateral securing such Allowed DVB Facility Claim, the proceeds generated by such disposition up to an amount sufficient to provide payment in full, subject only to claims secured by such Collateral that are senior in priority to the Allowed DVB Facility Claims, or (z) delivery of the Collateral securing such Allowed DVB Facility Claim to the agent under the DVB Facility, or its nominee, at a time and place and in a manner that is mutually acceptable to the Debtors and the agent under the DVB Facility. The Debtors agree to continue to operate such Collateral in the ordinary course of business prior to any delivery pursuant to section 3.3.6 of the Plan so as to deliver such Collateral, to the extent reasonably practicable, free of liens, claims and encumbrances.
			Yes	$28,162,271.03	100%
Class 7(a) – 7(r)	General Unsecured Claims
Except to the extent that a holder of an Allowed General Unsecured Claim agrees to a less favorable treatment, on the first Distribution Date after such Claim becomes an Allowed General Unsecured Claim, in full satisfaction, settlement, and release of, and in exchange for such Allowed General Unsecured Claim:
			See below	See below	See below

Class[7]	Description	Treatment	Entitled to Vote	Estimated Amount of Claims in Class[8]	Estimated Recovery

(i) each holder of an Allowed General Unsecured Claim in Classes 7(a) – (m) and (p) – (q) shall receive its pro rata share of the GUC Trust Interests.

(ii) each holder of an Allowed General Unsecured Claim in Class 7(o) shall receive its pro rata share of the LCI GUC Distribution Pool.

(iii) each holder of an Allowed General Unsecured Claim in Classes 7(n) and 7(r) shall receive its pro rata share of the Remaining Cash on Hand on the applicable Debtor’s balance sheet prior to distribution of such Cash to holders of Interests in the applicable Debtor.

	Class 7(a) – (m)	See above for General Unsecured Claims.	Yes	$101,855,136.67	3%[12],[13]
	Class 7(n) Gulf South Shipping PTE LTD	See above for General Unsecured Claims.	Yes	$158,234.57	100%
	Class 7(o) LCI Shipholdings, Inc.	See above for General Unsecured Claims.	Yes	$2,605,565.47	100%
	Class 7(p) – (q)	See above for General Unsecured Claims.	Yes	$0	3% [12,13]
	Class 7(r) Marco Shipping Company PTE LTD	See above for General Unsecured Claims.	Yes	$10,000.00	100%

12 The actual recovery for holders of Claims in Classes 7(a) – (m) and Classes 7(p) – (q)  may vary based on the actual size of the Claims pool, including Claims for rejection damages, and the amount of distributable recoveries from the GUC Trust Causes of Action.

13 The settlement reached between the Debtors and the Committee with respect to the GUC Trust described in Sections 5.18 and 7.4(u) below provides for the allocation of $3 million among the GUC Trust Debtors’ estates, on a pro rata basis, calculated as follows:  (Allowed General Unsecured Claims of the applicable GUC Trust Debtor / aggregate Allowed General Unsecured Claims of the GUC Trust Debtors) x $3.0 million.

Class[7]	Description	Treatment	Entitled to Vote	Estimated Amount of Claims in Class[8]	Estimated Recovery
Class 8(a) – 8(r)	Intercompany Claims	There shall be no distribution to the holders of Intercompany Claims on account of such Claims, and such Claims shall be cancelled, reinstated, or modified, as determined by the Debtors in consultation with SEACOR, on the Effective Date.	No	$0[14]	0%
Class 9(a) – 9(r)	510 Claims	There shall be no distribution to the holders of 510 Claims on account of such Claims.	No	$0	0%
Class 10(a)	Interests in ISH	On the Effective Date, all Interests in ISH shall be deemed canceled and extinguished and shall be of no further force and effect, whether surrendered for cancelation or otherwise, and there shall be no distribution to the holders of Interests in ISH on account of such Interests.	No	N/A	0%
Class 11(b) – 11(r)	Intercompany Interests
Intercompany Interests shall be cancelled, and no distribution shall be made on account of such Interests, unless all Claims against such entity have been satisfied in full, in which case any remaining funds shall be distributed to the applicable holder of Intercompany Interests.
			See below	See below	See below
	Class 11(b) – (m)	See above for Intercompany Interests.	No	$0	N/A
	Class 11(n) Gulf South Shipping PTE LTD	See above for Intercompany Interests.	No	$2,015,000.00	100%
	Class 11(o) – (q)	See above for Intercompany Interests.	No	$0	N/A
	Class 11(r) Marco Shipping Company PTE LTD	See above for Intercompany Interests.	No	$238,000.00	100%

14 Attached as Exhibit 6 is a schedule of the Intercompany Claims held by each Debtor’s estate.  Based on the Debtors’ analysis, the Debtors do not believe that making distributions on account of Intercompany Claims will increase funds available for the holders of General Unsecured Claims for any individual Debtor’s estate.

The recoveries set forth above are estimates and are contingent upon approval of the Plan as proposed.

The Debtors, the Committee, and each of their respective advisors worked together to develop a framework to determine the appropriate recoveries for the Allowed Claims of each of the Debtors’ General Unsecured Claims.  After consideration of the facts and legal foundation for the parties’ respective positions, and in order to avoid potentially lengthy and expensive litigation, the outcome of which litigation would be uncertain, parties collaborated and agreed to the general methodology by which value was allocated among the holders of Allowed General Unsecured Claims.  The methodology described herein was used to calculate hypothetical recoveries to the holders of Allowed General Unsecured Claims.  These calculations were then used as the framework upon which the Debtors and the Committee negotiated a settlement regarding, among other things, the allocation of value to certain of the Debtors’ estates, as further described in Article 9 of the Plan and Sections 5.18, 7.4(u), and 7.6 of this Disclosure Statement.  The estimated recoveries set forth in the Disclosure Statement are, therefore, the result of a negotiated compromise and settlement, not the result of a strict application of a recovery model or formula.  The settlement negotiations, however, were based on this underlying recovery methodology, which was predicated on certain factors and assumptions, discussed in greater detail below.

The substantive assumptions that underlie the recovery analysis include (i) the determination that the Debtors should be treated on a deconsolidated basis and (ii) the attribution of value to each of the Debtors.  The Debtors’ advisors, in consultation with the Committee’s advisors, applied this methodology to determine prospective recoveries for the holders of Allowed Claims in Classes 7(a) – 7(r).  This discussion describes the critical assumptions and procedures underlying the recovery analysis methodology and the general conclusions.

The Debtors and their advisors made a good-faith determination regarding the allocation of the approximately $135 million of implied Plan value among the estates.  As part of this process the Debtors allocated (i) Cash received as a result of the sale of assets to third parties and (ii) the various forms of consideration provided by SEACOR, including the New Money Capital Infusion, the New Senior Debt Facility, and the conversion of the DIP Principal Claims into DIP Equity Interests.  In making these allocations, the Debtors and their advisors considered the legal ownership of each of the Debtors’ assets, the Debtors’ knowledge regarding the value of such assets and the Debtors’ understanding regarding the value ascribed to such assets by third parties.

The Debtors next estimated the amount of Allowed General Unsecured Claims at each Debtor entity.  Allowed General Unsecured Claims were assigned to the Debtor entities based upon the entity against which such Claims were asserted.  Claims that could be asserted against multiple Debtors were accounted for against each Debtor who may be legally liable for such claim.  In addition to reviewing the Debtors’ books and records and Claims filed against the Debtors, the Debtors also considered potential rejection damage claims that may arise as the result of expected rejections of unexpired leases and executory contracts.  The Debtors’ best estimate of these claims is set forth in Section 2.2 of the Disclosure Statement.

Intercompany Claims asserted by Debtor and non-Debtor entities that were factored into the analysis included:  (i) $182 million of Claims asserted against International Shipholding Corporation, (ii) $136 million of Claims asserted against Central Gulf Lines, Inc., (iii) a $22 million Claim asserted against Coastal Carriers, Inc., (iv) $214 million of Claims asserted against LCI Shipholdings, Inc., (v) a $60,000 Claim asserted against Marco Shipping PTE LTD, (vi) a $44 million Claim asserted against Sulphur Carriers, Inc. (vi) a $700,000 Claim asserted against Tower, LLC, (vii) a $2 million Claim asserted against U.S. United Ocean Services, LLC and (viii) a $178 million Claim asserted against Waterman Steamship Corporation.  Each of the foregoing Claims was estimated as of July 31, 2016.  The foregoing Claims are an aggregate of historical cash transfers between Debtor-related entities and a corresponding Intercompany Claim arising from such Cash transfer, generally related to addressing a Cash shortage at a specific entity or to settling obligations arising under certain intercompany agreements.  Such obligations were not memorialized in the form of a note, did not bear interest, and were not historically settled at year-end or otherwise.  These Claims are employed in the recovery analysis to illustrate the impact that Intercompany Claims could have on allocating value among the Debtors’ estates, and this impact factored into the negotiations and eventual settlement between the Debtors and the Committee, including the allocation of distributable value to the holders of General Unsecured Claims against the GUC Trust Debtors.  For purposes of actual distributions under the Plan, however, no distributions shall be made on account of Intercompany Claims.

In addition to the foregoing, the Debtors and the Committee also considered the repayment of the Regions Facility and the resulting contribution claims that could arise among the GUC Trust Debtors’ estates, together with the asserted control group liabilities, and potential superpriority diminution in value claims that may be asserted against each Debtor’s estate by certain holders of Secured Claims.

Based on the methodology described above and the subsequent negotiations undertaken to reach a settlement, the Debtors and their advisors estimate that holders of Claims against the Debtors will recover on account of their Allowed Claims in accordance with projections contained at Section 2.2 of this Disclosure Statement.  The allocation agreed to by the Debtors and the Committee provides that:

•
Holders of Allowed General Unsecured Claims in Class 7(o) against LCI Shipholdings, Inc. will receive their pro rata share of $2.6 million of Cash, which Cash would otherwise be available for distribution to the holders of Claims in Class 7(o).  The Debtors believe that General Unsecured Claims in Class 7(o) will be satisfied in full.

•
Holders of Allowed General Unsecured Claims in Classes 7(n) and 7(r) against Gulf South Shipping PTE LTD and Marco Shipping Company PTE LTD, respectively, will receive their pro rata share of the Remaining Cash on Hand on the applicable Debtor’s balance sheet.  The Debtors believe that General Unsecured Claims in Classes 7(n) and 7(r) will be satisfied in full.

•
Holders of Allowed General Unsecured Claims against the GUC Trust Debtors will receive their pro rata share of the $3.0 million of Cash allocated to the  GUC Trust, calculated as follows:  (Allowed General Unsecured Claims of the applicable GUC Trust Debtor / aggregate Allowed General Unsecured Claims of the GUC Trust Debtors) x $3.0 million.

Because recoveries are based on assumption with respect to the amount of Allowed Claims, actual recoveries may differ materially from the projections contained in this Disclosure Statement.

ARTICLE III

BUSINESS DESCRIPTION; HISTORICAL INFORMATION

3.1	The Debtors’ Pre-petition Businesses.

(a)	Overview.

As of the Petition Date, International Shipholding Corporation (“ISH” and, together with its debtor and non-debtor subsidiaries and affiliates, “International Shipholding”), was engaged in waterborne cargo transportation and maintained a diversified customer base with emphasis on medium and long term contracts.  ISH was founded in 1947 when the Johnsen family purchased a Liberty Ship after the establishment of the War Ship Act of 1946 and became a public company in 1979.  Through its Debtor and non-Debtor subsidiaries, International Shipholding now operates a diversified fleet of twenty-one (21)15 U.S. and foreign flag vessels that provide domestic and international maritime transportation services to commercial and governmental customers primarily under medium to long-term contracts.  As of the Petition Date, International Shipholding maintained offices in Mobile, Alabama, New Orleans, Louisiana, New York, New York, and Tampa, Florida, as well as a network of agencies in major cities worldwide.16

ISH, which was formed as a Delaware corporation in 1978 and became a public company in 1979, is the ultimate corporate parent of the International Shipholding family of companies.  International Shipholding’s fleet is operated by ISH’s principal Debtor and non-Debtor subsidiaries, including Central Gulf Lines, Inc., Waterman Steamship Corporation, Enterprise Ship Company, Inc., U.S. United Ocean Services, LLC, CG Railway, Inc., LCI Shipholdings, Inc., Sulphur Carriers, Inc., and East Gulf Shipholding, Inc.  Certain other of ISH’s Debtor-subsidiaries, including LMS Shipmanagement, Inc. and N. W. Johnsen & Co., Inc., provide ship management, ship charter brokerage, agency and other specialized services.  C.G. Railway Inc., Cape Holding LTD, Dry Bulk Cape Holding, Inc., East Gulf Shipholding, Inc., MPV Netherlands C.V., MPV Netherlands Cooperatief U.A., MPV Netherlands B.V., Bulk Shipholding Inc., and Terminales Transgolfo S.A. de C.V. are not debtors in these chapter 11 cases.17

15 This number is inclusive of owned, leased, and chartered in vessels. ISH also owns another vessel that is currently laid up.

16 Following the Petition Date, the Debtors have taken measures including the rejection of certain commercial leases, relocation into smaller and/or temporary offices with respect to their New York and Alabama locations, the consolidation of part of their U.S. operations in their New Orleans office, and the institution of procedures to allow certain employees to work remotely.

17 Attached hereto as Exhibit 5 is a corporate organization chart of ISH and its direct and indirect subsidiaries.

International Shipholding’s business strategy consists of identifying niche market opportunities, utilizing its extensive experience to meet those needs, and continuing to maintain a diverse portfolio of medium to long-term contracts, as well as seeking to maintain long-standing customer base by providing quality transportation services.  As of March 31, 2016, nineteen (19) of the Debtors’ vessels were committed under various contracts extending beyond 2016 and expiring at various dates through 2021.  Certain of these agreements also contained options to extend the contracts beyond their minimum terms.  ISH is also qualified for, and participates, in the Maritime Security Program (the “MSP”) through two (2) of its Debtor subsidiaries.  MSP is a federal government program in which a fleet of sixty (60) active, commercially viable, militarily useful, and privately owned vessels are contracted to meet national defense and other security requirements.  The company had six (6) vessels in total in the MSP as of the Petition Date, and all of them were required to participate in the Department of Defense’s (“DOD”) Voluntary Intermodal Sealift Agreement (“VISA”).18  VISA provides the DOD with assured access to sealift capacity in support of the ongoing deployment and sustainment of U.S. military forces around the world.

(b)	International Shipholding’s Pre-petition United States Operations.

Prior to the adoption of the Strategic Plan (as defined below), International Shipholding operated six (6) separate business segments:  Jones Act, Pure Car Truck Carriers or “PCTC”, Dry Bulk Carriers, Rail-Ferry, Specialty Contracts,19 and Other.20  The business segments were distinguished primarily by the market in which the relevant assets were deployed, the physical characteristics of those assets, and the type of services provided to customers.  Each segment was managed separately, as each required different resources depending on the nature of the contract or terms under which the vessels within the segment operated.

International Shipholding maintained certain significant contracts with major customers, including Nippon Yusen Kaisha (“NYK”), the Tampa Electric Company (“TECO”), and the Mosaic Company (“Mosaic”).  The Debtors’ PCTC vessels each operate under original multi-year time charters to NYK.  Certain vessels in the Debtors’ Jones Act business segment, through U.S. United Ocean Services, LLC (“UOS”), operate as the primary marine transporter of coal for TECO and the primary marine transporter of unfinished phosphate rock for Mosaic, both of whom have maintained longstanding relationships with UOS that have spanned several decades.

However, since 2014, International Shipholding encountered certain challenges related to complying with its debt covenants and overall liquidity restraints.  In an attempt to strengthen International Shipholding’s financial position, on October 21, 2015, the Board of Directors of ISH approved a plan (the “Strategic Plan”) to restructure International Shipholding by focusing on its three (3) core segments—the Jones Act,21 PCTC,22 and Rail-Ferry23 segments—with the objective to reduce debt to more manageable levels and to increase liquidity.  Since that date, International Shipholding has modified the Strategic Plan in response to new developments, including efforts to sell assets and ongoing discussions with its lenders, lessors, directors, and others.

18 Of these eight (8) vessels, two (2) are owned, two (2) are leased, and four (4) are chartered in.

19 The Specialty Contracts segment is comprised of vessels owned or chartered and operating under unique contracts.  This segment includes three (3) mini-bulkers, one (1) multi-purpose vessel, two (2) tankers, and two (2) vessels chartered in under MSP contracts.

20 The Other segment consists of several International Shipholding subsidiaries that provide ship and cargo charter brokerage, ship management services, and agency services to ISH’s operating subsidiaries as well as third party customers.  Also included in the Other segment are corporate related items, results of insignificant operations, and income and expense items not allocated to the other segments.

21 The Merchant Marine Act of 1920 (better known as the Jones Act) requires that all goods transported by water between U.S. ports must, subject to certain limited exceptions, be carried aboard U.S. flag vessels that are constructed in the U.S., owned predominantly by U.S. citizens, and crewed by U.S. citizens.  Under its Jones Act segment, International Shipholding currently deploys two (2) bulk carriers, one (1) integrated tug-barge unit, and one (1) vessel that transports molten sulphur, and one (1) articulated tug-barge unit is currently laid up.  Vessels deployed under the Jones Act segment serve primarily in the Gulf of Mexico and operate as the primary marine transporter of coal, sulphur, and phosphate rock.  Petroleum coke and fertilizer are the other principal cargoes carried by the Jones Act vessels.

22 The PCTC business segment currently includes five (5) vessels, four (4) of which are U.S. flag vessels and one (1) of which is an international flag vessel.  The PCTC vessels transport all types of vehicles from fully assembled passenger cars to construction machinery and equipment in large number on multiple internal decks.

23 The Rail-Ferry segment currently uses two (2) double-deck roll-on/roll-off rail ferries, which carry rail cars between the U.S. Gulf Coast and Mexico in regularly scheduled waterborne service.  The service provides departures every four (4) days from Mexico and the U.S. Gulf Coast, respectively, for a three (3) day transit between ports.  Since 2007, International Shipholding has conducted these operations out of its terminal in Mobile, Alabama and a terminal in Coatzacoalcos, Mexico.  Trade for this segment is primarily driven by commodities such as forest products, sugar, metals, minerals, plastics and chemicals.  In August 2012, ISH acquired two (2) related businesses that own and operate a certified rail-car repair facility near the port of Mobile, Alabama.

Pursuant to the Strategic Plan, as amended, International Shipholding classified the following assets as held for sale on December 31, 2015:  (i) the assets in the Dry Bulk Carriers segment; (ii) an inactive tug included in the Jones Act segment; (iii) minority interests in mini-bulkers in the Dry Bulk Carriers segment; (iv) minority interests in chemical and asphalt tankers in the Specialty Contracts segment; (v) International Shipholding’s New Orleans office building; and (vi) a small, non-strategic portion of operations that owns and operates a certified rail-car repair facility near the port of Mobile, Alabama.

By the end of the first quarter of 2016, International Shipholding had sold or exchanged all of the assets formerly included in the Dry Bulk Carriers segment.  Although the implementation of the Strategic Plan reduced the number of vessels and operating segments, International Shipholding’s business strategy and historical practices have not significantly changed.  International Shipholding’s immediate goal is to increase liquidity and decrease debt, but the long-term strategy is to continue to focus on the acquisition and divestiture of vessels in an effort to maintain a diverse fleet of attractive vessels that operate in niche markets.

More specifically, during the first quarter of 2016, International Shipholding completed the following sales:

(i)
The sale of two (2) handysize vessels for cash proceeds of approximately $20.7 million, which were used to partially pay down the related debt of $25.1 million.  Prior to sale, these vessels were included in the Dry Bulk Carriers segment and had previously been written down to fair value less costs to sell.

(ii)
The sale of one (1) capesize bulk carrier for cash proceeds of approximately $10.1 million, which was used to pay off the related debt of $8.6 million.  The remaining sales proceeds of $1.5 million were used to pay down the outstanding principal balance on the handysize vessels discussed above.  Prior to sale, this vessel was also included in the Dry Bulk Carriers segment and had previously been written down to fair value less costs to sell.

(iii)
An exchange for International Shipholding’s 25% and 23.68% shareholding interests in Oslo Bulk AS and Oslo Bulk Holding Pte Ltd, respectively, which together deployed fifteen (15) mini-bulkers in the spot market or on short- to medium-term time charters, for a 2008 mini-bulker.  Prior to the exchange, these interests were included in the Dry Bulk Carriers segment.  Immediately following the exchange, International Shipholding sold the 2008 mini-bulker, and on April 1, 2016, commenced providing technical services for this vessel on behalf of its owner.

(iv)
The sale of International Shipholding’s 30% interests in Saltholmen Shipping Ltd and Brattholmen Shipping Ltd, which were organized to purchase and operate two newbuilding chemical tankers and two asphalt tankers, for $5.7 million and $1.5 million, respectively.

As of March 31, 2016, International Shipholding continued to classify as held for sale the following assets: (i) an inactive tug included in the Jones Act segment; and (ii) the New Orleans Office Building; and (iii) a small, non-strategic portion of International Shipholding’s operations that owns and operates a certified rail-car repair facility near the port of Mobile, Alabama.  International Shipholding has ceased depreciating these assets.  In April 2016, International Shipholding sold its New Orleans office building in exchange for relief from amounts owed to the construction company.

As of March 31, 2016, International Shipholding reported total assets of approximately $305,087,000 on its unaudited consolidated balance sheets, of which approximately $59,399,000 were current assets.  The remaining $245,688,000 in reported assets related to (i) vessels, property, and other equipment, net of accumulated depreciation, (ii) deferred charges, net of accumulated amortization, (iii) amounts due from related parties,24 (iv) notes receivable, (v) investment in unconsolidated entities, and (vi) other long-term assets.  International Shipholding reported consolidated net loss of approximately $8,454,000 for the three months ending March 31, 2016 and a consolidated net loss of approximately $179,693,000 for the year ended December 31, 2015.25

(c)	Union Workforce.

The Debtors employ crew members (collectively, the “Crew Members”) to work on the Debtors’ U.S. flag vessels to maintain daily operations of those vessels.  Crew Members on those vessels are covered by collective bargaining agreements with the following unions: MM&P, MEBA, SIU, and ARA (the “Unions”).  The Unions provide health and welfare benefits to those Crew Members through various benefit plans (the “Union Benefit Plans”).  The benefits administered by the Union Benefit Plans include healthcare coverage, retirement benefits, pension, vacation wages, and other benefits.  The Debtors make payments to the Union Benefits Plans, and the Union Benefit Plans provide benefits to the individual Crew Members represented by the Unions in accordance with the agreements with the Unions and plan documents. As of the Petition Date, more than $8.4 million was accrued and owing to the Union Benefit Plans, a portion of which may qualify for priority treatment, subject to the applicable individual priority caps in the Bankruptcy Code.

24 International Shipholding books these intercompany amounts as assets regardless of their positive or negative value.

25 A substantial portion of the consolidated net losses reported are a direct result of the disposition of assets sold under the Strategic Plan and reflect, among other things, impairment losses and losses on the dispositions.

As described below in greater detail below, the Debtors agreed to make post-petition payments of $2.1 million in the aggregate to the Union Benefit Plans, which payments were applied against the priority claims arising pursuant to Bankruptcy Code section 507(a)(4) or (a)(5).  This amount represented an estimate of one (1) month’s contributions to the Union Benefit Plans, and was financed through post-petition funding in the same amount for the purpose of making such payments.

(d)	Asbestos Litigation.

Debtors Waterman Steamship Corporation (“Waterman”) and Central Gulf Lines, Inc. (“Central Gulf”) are named as defendants in lawsuits claiming damages related to asbestosis and asbestos-related malignancies.  As of the Petition Date, Waterman was named as a defendant in ninety-eight (98) lawsuits and Central Gulf was named as defendant in thirty-seven (37) lawsuits in various state and federal courts arising from asbestosis claims.  At least 812 proofs of claim have been filed in these Chapter 11 Cases against Waterman, Central Gulf, and Sulphur Carriers Inc. on behalf of alleged asbestosis claimants.  Although insurance and the indemnification rights26 of Waterman against a third party mitigate the Debtors’ exposure,27 the Debtors have established reserves based on an analysis performed in conjunction with outside counsel of the overall exposure arising from such claims.  The Debtors’ historical reserves for projected aggregate out-of-pocket liability with respect to insurance deductibles owing on account of these lawsuits as of December 31, 2016, December 31, 2015 and December 31, 2014, were approximately $450,000, $292,000, and $352,000, respectively.28  The Debtors believe that these reserves represent the best available estimate for future aggregate out-of-pocket liability with respect to insurance deductibles on such claims.

26 The applicable insurance policies typically require an insured to “pay first” to trigger said insurance coverage.

27 In February 11, 2000, Waterman entered into a Settlement Agreement with Sea-Land Service, Inc. (“Sea-Land”) to resolve the terms of certain obligations with respect to claims of affiliates and/or predecessors for which each party was liable.  Sea-Land had previously filed a complaint in the United States District Court for the Southern District of New York with respect to this controversy, with an index number of 99 Civ. 3339 (JGK), and Waterman filed an answer and counterclaim in response.  The parties ultimately reached a confidential settlement of these claims.

28 There is a reasonable possibility that there will be future claims associated with occupational diseases, including asbestosis, asserted against the Debtors.  However, the Debtors do not believe that it is reasonably possible that exposure from those claims will be material because (1) the relevant lawsuits filed since 1989 claiming damages related to occupational diseases in which the Debtors have been named as a defendant have primarily involved seamen that served on-board vessels and the number of such persons still eligible to file a lawsuit against the Debtors is diminishing and (2) the Debtors believe such potential additional claims, if pursued, would be covered under either or both of (i) the indemnification agreement identified above or (ii) one or more of the Debtors’ existing insurance policies with deductibles ranging from $1,500 to $25,000 per claim.

(e)	Pension Plan.

The Debtors, ISH and seventeen (17) affiliated companies, sponsor and maintain the International Shipholding Corporation Retirement Plan (the “Pension Plan”), a single-employer defined benefit pension plan that is currently fully funded.  The Pension Plan is covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended 29 U.S.C. §§ 1301-1461 (2012 & Supp. II 2014) (“ERISA”).

The Pension Benefit Guaranty Corporation (“PBGC”) is the wholly owned United States government corporation and agency created under Title IV of ERISA to administer the federal pension insurance programs and enforce compliance with the provisions of Title IV.  PBGC guarantees the payment of certain pension benefits upon termination of a pension plan covered by Title IV.

PBGC asserts that ISH and all members of its controlled group are obligated to pay contributions to the Pension Plan necessary to satisfy the minimum funding standards under sections 412 and 430 of the Internal Revenue Code (“IRC”) and sections 302 and 303 of ERISA.  26 U.S.C. § 412(c)(11), 29 U.S.C. § 1082(c)(11).

The Pension Plan may be terminated only if the statutory requirements of either ERISA section 4041, 29 U.S.C. § 1341, or ERISA section 4042, 29 U.S.C. § 1342, are met.  PBGC asserts that, if such requirements are met and if the Pension Plan terminates, ISH and all members of its controlled group are jointly and severally liable for the unfunded benefit liabilities of the Pension Plan.  See 29 U.S.C. § 1362(a).  PBGC further asserts that ISH and all members of its controlled group are also jointly and severally liable to PBGC for all unpaid premium obligations owed by ISH on account of the Pension Plan.  See 29 U.S.C. § 1307.  If the Pension Plan terminates in a distress termination pursuant to 29 U.S.C. §§ 1341(c)(2)(B)(ii) or (iii), or in an involuntary termination under 29 U.S.C. § 1342 statutory termination premiums may arise.  See 29 U.S.C. § 1306(a)(7).

PBGC has filed an estimated contingent claim in the Debtors’ jointly administered bankruptcy case, effective against each of the Debtors, jointly and severally, for unfunded benefit liabilities owed solely upon Pension Plan termination in the approximate amount of $2,903,511.00.  PBGC has also filed estimated contingent claims for minimum funding contributions owed to the Pension Plan, and estimated contingent claims for statutory premiums owed to PBGC.

PBGC asserts that the Debtors have not made clear their intentions regarding the Pension Plan.  If the Pension Plan is continued, the Debtors understand that their successors will fund the Pension Plan in accordance with the minimum funding standards under the IRC and ERISA, pay all required PBGC insurance premiums, and continue to administer and operate the Pension Plan in accordance with the terms of the Pension Plan and provisions of ERISA.  In that instance, the Debtors anticipate that PBGC’s contingent claims will either be withdrawn, denied, or rendered moot.

No provision contained herein, the Plan, the Confirmation Order, or Bankruptcy Code section 1141, shall be construed as discharging, releasing, or relieving any party, in any capacity, from any liability with respect to the Pension Plan under any law, government policy, or regulatory provision.  PBGC and the Pension Plan shall not be enjoined or precluded from enforcing such liability or responsibility against any party as a result of any of provisions for satisfaction, release, injunction, exculpation, and discharge of claims in the Plan, Confirmation Order, Bankruptcy Code, or any other document filed in any of the Debtors’ bankruptcy cases.

3.2	Debtors’ Pre-petition Capital Structure.

The components of the Debtors’ outstanding indebtedness as of the Petition Date are summarized below.

(a)	Secured Debt.

As of the Petition Date, ISH and certain of its Debtor subsidiaries were indebted under five (5) secured financing arrangements.  International Shipholding pledged, among other things, all of the vessels that it owned to secure the obligations under these agreements.  All five (5) of the credit agreements required International Shipholding entities to comply with various loan covenants, including financial covenants that required minimum levels of net worth, working capital, liquidity, and interest expense or fixed charges coverage and a maximum amount of debt leverage.  On the Petition Date, the Debtors were current on all payment obligations under each of their secured financing arrangements, but they were in covenant and other non-monetary default under each secured financing arrangement.  Following the Petition Date, the Debtors repaid one (1) of these secured facilities as further described below.

(i)	Regions Facility.

ISH and thirteen (13) of its subsidiaries, as joint and several borrowers,29 currently maintain a senior secured credit facility with a syndicate of lenders led by Regions Bank pursuant to that certain Credit Agreement, dated as of September 24, 2013, with Regions Bank, as administrative agent and collateral agent, and Regions Bank, Capital One, N.A., Branch Banking and Trust Company, and Whitney Bank, as lenders, (as comprehensively amended on November 13, 2015, the “Regions Facility”).  The Debtors’ obligations under the Regions Facility are secured by all of their personal property, including the U.S. flagged vessels owned by International Shipholding’s domestic subsidiaries and certain collateral related to such vessels, including cash, but excluding certain real property.

As of March 31, 2016, there was an aggregate of approximately $59.25 million outstanding under the Regions Facility, consisting of (i) $31.0 million of borrowings under the revolving credit facility component, (ii) $28.0 million under the term loan facility component, and (iii) $250,000 of letters of credit.  In addition, following the Petition Date, one of the Debtors’ lessors drew upon a letter of credit issued by Regions in the amount of $3 million.  As of the Petition Date, International Shipholding had no additional borrowing capacity under this facility.

29 Each of the borrowers/guarantors under the Regions Facility is a Debtor, with the exception of CG Railway, Inc.

The Regions Facility was originally scheduled to mature on September 24, 2018, but, as stated above, on November 13, 2015, the Regions Facility was amended.  The maturity date was accelerated to July 20, 2017.  Additionally, the interest rate increased to LIBOR plus 9.25%, which is effective from November 13, 2015 through June 30, 2016, and LIBOR plus 10.0% from July 1, 2016 through July 20, 2017.

(ii)	ING Facility.

Dry Bulk Australia Ltd. and Dry Bulk Americas Ltd., as joint and several borrowers, and ISH and Gulf South Shipping PTE LTD, as guarantor, are parties to that certain Senior Secured Term Loan Facility Agreement, dated as of August 2010, with the banks and financial institutions lenders thereunder, and ING Bank N.V., London branch, as facility agent and security trustee (the “2010 ING Facility”).  The seven (7) year 2010 ING Facility was to finance the construction and acquisition of three (3) handysize vessels.  Pursuant to the terms of the agreement, the facility was divided into two (2) tranches which corresponded to the vessel delivery schedule.  Tranche I covered the first two (2) vessels to be delivered, with Tranche II covering the third vessel.  Tranche I was fully drawn in the amount of $36.8 million, and Tranche II fully drawn at $18.4 million.

Dry Bulk Australia Ltd. and Dry Bulk Americas Ltd., as joint and several borrowers, and ISH, as guarantor, are also parties to that certain Credit Agreement, dated as of June 20, 2011, with ING Bank N.V. London branch, as lender, facility agent, and security trustee (the “2011 ING Facility”).  The seven (7) year facility was to finance the acquisition of a capesize vessel and a supramax bulk carrier newbuilding and was divided into two (2) tranches:  Tranche A, fully drawn in June 2011 in the amount of $24.1 million, and Tranche B, providing up to $23.3 million of additional credit.  Under Tranche B, the borrowers drew $6.1 million in November 2011 and $12.7 million in January 2012.  In order to aid in the compliance with the collateral value coverage covenant, the 2010 ING Facility and the 2011 ING Facility were merged into one (1) facility, the Assigned, Assumed, Amended and Restated Senior Secured Term Loan Facility Agreement, dated as of June 10, 2015 (as amended, supplemented or modified from time to time, the “ING Facility”) by and among Dry Bulk Australia Ltd. and Dry Bulk Americas Ltd., as borrowers, ISC and Gulf South Shipping PTE LTD, as guarantors, the lenders party thereto and ING Bank N.V., London Branch, as facility agent and security trustee, without altering the debt maturities or terms of indebtedness.  Effective November 4, 2015, the interest rate was increased to LIBOR plus 4.5%.

As of March 31, 2016, approximately $1.9 million was due and owing under the ING Facility.  Following the Petition Date, the Debtors satisfied this balance under the ING Facility using (i) the proceeds of the DIP Facility (as defined below), and (ii) certain insurance proceeds payable to Gulf South Shipping PTE LTD on account of a machinery casualty event on one of the vessels securing the ING Facility.

(iii)	Capital One Facility.

In December 2011, LCI Shipholdings, Inc. (assigned from Waterman Steamship Corporation), as borrower, and ISH, as guarantor, entered into that certain Credit Agreement, dated as of December 28, 2011 (the “Capital One Facility”) with Capital One N.A. as lender, for a five (5) year facility totaling $15.7 million to finance a portion of the acquisition price of a multi-purpose ice strengthened vessel (the Oslo Wave).  This loan requires the borrowers to make fifty-nine (59) monthly payments with a final balloon payment of $4.7 million in January 2017.  As of March 31, 2016, approximately $6.3 million was due and owing under the Capital One Facility.  The Oslo Wave serves as the primary collateral for the Capital One Facility, including any and all of the contract rights, instruments, and documents necessary or useful in connection with the ownership, operation, or repair of the Oslo Wave.

(iv)	DVB Facility.

Central Gulf Lines, Inc. (assigned from LCI Shipholdings, Inc.), as borrower, and ISH, as guarantor, entered into that certain Credit Agreement, dated as of August 26, 2014, in the amount of $38.5 million with the banks and financial institutions listed therein, as lenders, and DVB Bank SE, as mandated lead arranger, facility agent, and security trustee (the “DVB Facility”).  The amounts due under the DVB Facility are collateralized by a 2007 PCTC vessel (the Green Bay).  The facility provides for twenty-four (24) quarterly payments and a final balloon payment of $20.7 million in August 2020.  Effective November 4, 2015, the interest rate increased to 6.35%.  As of March 31, 2016, approximately $28 million was due and owing under the DVB Facility.

(v)	Citizens Facility.

LCI Shipholdings, Inc., as borrower, and ISH, as guarantor, are also parties to a $23.0 million facility with Citizens Asset Finance, Inc. (f/k/a RBS Asset Finance, Inc.) as lender pursuant to that certain Credit Agreement, dated as of August 25, 2014 (the “Citizens Facility”), that is collateralized by one (1) 1999 PCTC vessel (the Green Dale).  The facility provides for a variable rate of interest equal to the 30-day Libor rate plus 2.75% and is payable in eighty-four (84) monthly installments with the final payment due August 2021.  Late in 2015, the Citizens Facility was amended to increase the annual interest rate by 1.0%, and in April 2016 the Citizens Facility was further amended to further increase the annual interest rate by 0.5%.  As of March 31, 2016, the balance due under the Citizens Facility was $17.6 million.

(b)	Vessel Leases.

International Shipholding leases three (3) vessels under operating lease contracts (collectively, the “Vessel Leases”), which include the molten-sulphur carrier in the Jones Act segment (the Sulphur Enterprise) and two (2) U. S. flagged PCTC vessels (the Green Cove and the Green Lake).  The Vessel Leases were entered into as part sale of separate sale leaseback transactions with BMO Harris Equipment Finance Company (“BMO Harris”), BB&T Equipment Finance Corporation (“BB&T”), and CapitalSource Bank (“CapitalSource”), respectively.  The Vessel Leases impose certain financial covenants, including defined minimum working capital and net worth requirements.  The Vessel Leases prohibit International Shipholding from incurring, without the lessor’s prior written consent, additional debt or lease obligations, subject to certain specified exceptions.  These financial covenants are generally similar, but not identical to, the financial covenants set forth in the Regions Facility.

In addition, certain Vessel Leases contain early buy-out options and fair value purchase options that enable International Shipholding to purchase the vessels under certain specified circumstances (collectively, the “Lease EBOs”).  The amounts of the Lease EBOs and the dates when such Lease EBOs may be exercised are as follows: $19,695,469 for the Sulphur Enterprise on October 27, 2017, and $15,584,000 for the Green Cove on December 31, 2017.  However, under the terms of the applicable Vessel Lease for the Green Cove, the contractual purchase price of as of December 31, 2016, would be at the significantly higher “Stipulated Loss Values,” or $20,761,600.

CapitalSource disagrees with the relevance and accuracy of the preceding summary and the continuing existence of any Lease EBO.  CapitalSource would note that it has already responded orally to the request for a new purchase option with a possible purchase price (and related closing time) below the current applicable contract purchase price.  CapitalSource asserts that the parties have yet to address in detail the underlying lease documents and amendments which define the remaining available purchase options, prices, and conditions as of particular times or, alternatively, the assumption of the lease and related agreements with modifications. It is not clear whether such detail will be needed.  The Debtors agree that CapitalSource has orally responded to a request for a new purchase option and all parties reserve all rights with respect to the extent, validity, and/or perfection of any asserted liens.

(c)	Preferred Stock.

(i)	Series A Preferred Stock.

ISH has 250,000 issued and outstanding shares of that certain 9.50% Series A Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”).  Each share of the Series A Preferred Stock has a par value of $1.00 and a liquidation preference of $100.00.  The Series A Preferred Stock accrues dividends of 9.50% per annum that are payable on January 30, April 30, July 30, and October 30 of each year, when, as, and if declared by ISH’s Board of Directors.  Because no dividend was paid to the Series A Preferred Stock for two (2) periods, the per annum dividend rate increased to 11.50% commencing on January 31, 2016.  The per annum dividend rate further increased to 13.50% as of April 30, 2016 because the Company did not pay the scheduled dividend to the Series A Preferred Stock on that date.  If ISH were to continue to not pay dividends to the Series A Preferred Stock, the per annum dividend rate would continue to increase up to a maximum annual dividend rate of twice the original rate.

(ii)	Series B Preferred Stock.

In addition to the Series A Preferred Stock, ISH has 316,250 issued and outstanding shares of that certain 9.00% Series B Cumulative Perpetual Preferred Stock (the “Series B Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred Stock”).  Each share of the Series B Preferred Stock has a par value of $1.00 and a liquidation preference of $100.00.  Each share of Series B Preferred Stock accrues dividends of 9.00% per annum that are payable on January 30, April 30, July 30, and October 30 of each year, when, as, and if declared by ISH’s Board of Directors.  The per annum dividend rate increased to 11.00% commencing on January 31, 2016 because ISH failed to pay dividends for two (2) periods, and 13.00% as of April 30, 2016, because ISH did not pay a dividend to the Series B Preferred Stock for a third period.  If ISH were to continue to not pay dividends to the Series B Preferred Stock, the per annum dividend rate would continue to increase up to a maximum annual dividend rate of twice the original rate.

The Series A Preferred Stock and Series B Preferred Stock were previously listed for trading on the New York Stock Exchange (the “NYSE”) under ticker symbol ISHPRA and ISHPRB, respectively.  On December 18, 2015, ISH was notified by the NYSE that it was not in compliance with the continued listing standards set forth in Section 802.01B of the NYSE Listed Company Manual (the “Continued Listing Standards”) because it had not maintained an average global market capitalization over a consecutive thirty (30) trading day period of at least $15 million.  The NYSE further informed ISH that trading in the Preferred Stock would cease immediately.  The Series A Preferred Stock and Series B Preferred Stock are now quoted on the OTCQX Best Market under the ticker symbols ISHCP and ISHCO, respectively.

(d)	Common Stock.

ISH is authorized to issue 20,000,000 shares of common stock, with a $1.00 par value per share.  As of April 30, 2016, ISH had 7,393,406 shares of common stock issued and outstanding.  Members of the Johnsen family and entities controlled by them beneficially owned approximately 20.3% of ISH’s outstanding common stock.

ISH’s common stock was previously listed on the NYSE under the trading symbol “ISH.”  As with the Preferred Stock, on December 18, 2015, the NYSE informed ISH that it was not in compliance with the Continued Listing Standards and advised that trading in ISH’s common stock would cease immediately and that the common stock would be delisted.  The common stock of ISH is now traded under the ticker symbol “ISHC” on the OTCQX Best Market.

ARTICLE IV

EVENTS LEADING TO CHAPTER 11 FILING

International Shipholding faced significant challenges over the two (2) years prior to the Petition Date and had to make difficult decisions to continue to operate as a going concern.  As described herein, since 2014, International Shipholding suffered substantial losses and encountered significant challenges related to complying with its debt covenants and meeting minimum liquidity requirements to operate.

Specifically, the Debtors encountered financial difficulties arising from their recent prior involvement in the international dry bulk market.  In 2011 and 2012, the Debtors purchased or took delivery of four (4) international dry bulk vessels and acquired the remaining 50% interest in another vessel from a joint venture partner, believing that these purchases were made at or near the market’s cyclical low.  However, the spot price market continued to decline, leading to the Debtors losing equity in those vessels and to their cash dissipating along with it.  Although the Debtors ultimately sold their international dry bulk vessels, as of March 31, 2016, the Debtors still had to weather the financial consequences of their ill-timed expansion efforts in that sector.

Additionally, in late 2012, the Debtors acquired UOS for approximately $115 million to become the largest Jones Act dry bulk operator by capacity.  Subsequent to the UOS acquisition, which was primarily financed with a new bank term loan, draws on the Debtors’ line of credit, three (3) sale and leaseback transactions and available cash, the Debtors initiated a capital improvement plan for the acquired UOS assets which exceeded $40 million. Since the UOS acquisition, however, the overall volume of one-key commodity carried in the Debtors’ Jones Act business segment has been reduced by approximately forty percent (40%), and pricing for the carriage of such cargo has also been reduced significantly as a result of competitive pressures at the time of recent contract renewal negotiations.  As a result of the above lower volumes and pricing, the contribution of the UOS segment to the cash flows of the business have been significantly reduced since the time of the acquisition.

The occurrence of financial difficulties in these two (2) business segments, coupled with certain operational problems within their dry-bulk line, created liquidity and other financial issues.  In response to these challenges, since 2014, International Shipholding undertook a series of efforts to improve its financial position and liquidity, including, among other things, by:

(i)
soliciting and receiving from its lenders amendments to, or waivers from, various of its covenants to assure compliance therewith as of the end of the first, third, and fourth quarters of 2014, and the end of the first, second, third and fourth quarters of 2015;

(ii)
attempting to refinance all of its debt and operating leases by September 30, 2015, and thereafter seeking to raise funds by either selling debt securities or borrowing funds from financial institutions;

(iii)	requesting limited debt covenant waivers of as September 30, 2015 from all of its lenders and lessors in case its attempts to refinance were unsuccessful;

(iv)
beginning negotiations by early October 2015, with all of its lenders and lessors to receive additional limited waivers and begin to formulate a new strategy designed to improve its liquidity and financial position;

(v)	implementing the Strategic Plan starting in October 2015 and continuing to divest assets through the first quarter of 2016; and

(vi)	taking various other steps to improve its liquidity, including eliminating dividends, laying up vessels, and reducing costs.

Starting in late September 2015, International Shipholding’s lenders provided a series of additional default waivers, including waivers granted in connection with credit facility amendments entered into on or prior to November 16, 2015.  These amendments also effected a series of additional substantive amendments to each of International Shipholding’s credit facilities, including but not limited to accelerated repayment terms, increased interest rates, and required asset divestitures by specified milestone deadlines and at specified amounts.

In connection with International Shipholding’s efforts to improve its financial position and liquidity, the Board of Directors approved the Strategic Plan on October 21, 2015 to restructure International Shipholding by focusing on its three (3) core business segments—the Jones Act, PCTC, and Rail-Ferry business segments.  Throughout the first quarter of 2016, International Shipholding continued to execute its Strategic Plan with the sale of, among other things, two (2) handysize vessels, one (1) capesize vessel, and International Shipholding’s equity interests in fifteen (15) mini-bulkers, two (2) asphalt tankers, and two (2) chemical tankers.  All of the proceeds of these sales were furnished directly to International Shipholding’s lenders, resulting in approximately $38.0 million in non-cash activity that reduced International Shipholding’s consolidated indebtedness.  In April of 2016, International Shipholding also executed the sale of its New Orleans, Louisiana office building in exchange for relief of $6.2 million of amounts owed on the property.  While International Shipholding has made significant strides in accomplishing its Strategic Plan, in the months leading up to the Chapter 11 Cases, International Shipholding continued to divest its assets at values that were much lower than previously anticipated, and, as a result, International Shipholding continued to lack the necessary liquidity to operate at the required levels.

The divestitures International Shipholding made were limited to those identified under the Strategic Plan, as well as one Jones Act inactive barge and self-unloading coal carrier.  The proceeds from these transactions allowed International Shipholding to reduce its gross debt obligations, in addition to regularly-scheduled principal payments, by approximately $82.3 million (from $242.9 million at the end of 2014 to $117.1 million at the end of the first quarter of 2016).  Based on International Shipholding’s financial position and weak conditions in the shipping industry, however, it was impossible for International Shipholding to refinance all of its existing indebtedness in the near term, come into compliance with its existing facilities, or generate necessary liquidity.  As a result, on the Petition Date, each of the Debtors filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code in the Bankruptcy Court to address the Debtors’ debt obligations and evaluate restructuring options for the Debtors’ capital structure.

ARTICLE V

DESCRIPTION AND HISTORY OF CHAPTER 11 CASES

5.1	General Case Background.

On July 31, 2016 or August 1, 2016, each of the Debtors filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code.  On August 4, 2016, the Bankruptcy Court entered an order [ECF No. 43] authorizing the joint administration of the Chapter 11 Cases, for procedural purposes only, under Case No. 16-12220 (SMB).  The Honorable Stuart M. Bernstein is presiding over the Chapter 11 Cases.  The Debtors continue to operate their businesses and manage their properties as debtors and debtors in possession pursuant to Bankruptcy Code sections 1107 and 1108.

The following is a brief description of certain significant events that have occurred during the pendency of these Chapter 11 Cases.

5.2	Appointment of the Committee.

On September 1, 2016, the Office of the United States Trustee for Region 2 (the “U.S. Trustee”) appointed the statutory committee of unsecured creditors (the “Committee”) [ECF No. 125] pursuant to Bankruptcy Code section 1102(a)(1) to represent the interests of the Debtors’ unsecured creditors.  On September 22, 2016, the U.S. Trustee amended the Committee’s appointment [ECF No. 185].  No request for the appointment of a trustee or examiner has been made in these chapter 11 cases.

On October 12, 2016, the Committee filed applications seeking entry of orders authorizing the Committee to retain Pachulski Stang Ziehl & Jones LLP as counsel [ECF No. 226] and AMA Capital Partners, LLC as financial advisor [ECF No. 227].  On November 21, 2016, the Bankruptcy Court entered orders [ECF Nos. 375 and 374, respectively] approving the foregoing applications.

The current members of the Creditors’ Committee are:

(i)	Willard E. Bartel and David C. Peebles, Administrators for the Estate of Robert N. Cain

(ii)	Marine Engineers Beneficial Association

(iii)	Masters, Mates, and Pilots Benefit Plans

(iv)	Seafarers Benefits Plan

(v)	U.S. Ocean LLC

5.3	Retention of Professionals.

To assist them in carrying out their duties as debtors in possession, and to otherwise represent their interests in the Chapter 11 Cases, the Debtors filed applications seeking entry of orders authorizing the Debtors to retain:  (a) Prime Clerk as claims and noticing agent [ECF No. 6] and administrative agent [ECF No. 194]; (b) Akin Gump Strauss Hauer & Feld LLP as counsel [ECF No. 192]; (c) Blackhill Partners, LLC as financial advisor (“Blackhill”) [ECF No. 193]; (d) Postlethwaite & Netterville as accounting service provider [ECF No. 200]; and (e) Jones Walker LLP as special counsel [ECF No. 351].  The Bankruptcy Court entered orders approving each of the applications [ECF Nos. 39, 283, 284, 285, 291, and 434].

Additionally, on September 27, 2016, the Debtors filed a motion seeking entry of an order authorizing the employment and compensation of professionals utilized in the ordinary course of business [ECF No. 203].  On October 24, 2016, the Bankruptcy Court entered an order [ECF No. 286] approving this motion.

5.4	Employment Obligations.

The Debtors believe that they have a valuable asset in their workforce, and that the efforts of the Debtors’ employees are critical to successfully carry out the terms of the Plan.  On the Petition Date, the Debtors filed a motion for an order authorizing the Debtors to pay certain pre-petition employee wage and benefit obligations [ECF No. 10] (the “Wages Motion”).  In the Wages Motion, the Debtors requested, among other things, (a) to satisfy certain pre-petition claims of their employees, including, without limitation, unpaid employee compensation, unremitted withholdings (if any), unremitted payroll taxes (if any), and reimbursable expenses (if any), (b) to honor and continue all programs and policies related to the employee benefits in the ordinary course of the business, and (c) to pay outstanding director compensation in the ordinary course of the business.  On August 5, 2016, August 23, 2016, and September 8, 2016, the Bankruptcy Court entered orders granting interim approval of the Wages Motion [ECF Nos. 44, 120, and 161].

Prior to the applicable objection deadlines, the MM&P Benefits Plans and MEBA Benefits Plans [ECF No. 84], and the Seafarers International Union [ECF No. 89] objected to certain of the relief requested in the Wages Motion and in certain other first day motions.  These objectors asserted, among other things, that the Debtors proposed to use property of the estates to fund benefits programs for non-union personnel, but did not propose to pay the benefits of equally critical union personnel, although union employee benefit claims are entitled to the same priority under the Bankruptcy Code.  In addition, the International Organization of Masters, Mates and Pilots (the “MM&P”) and Marine Engineers Beneficial Association (the “MEBA”) initially objected to the Wages Motion and the Initial DIP Motion (as defined below) and expressly reserved their members’ purported rights under their collective bargaining agreement to strike if the Debtors failed to pay the benefits provided to the Debtors’ unionized personnel [ECF No. 88].  The Debtors negotiated with the Unions and Union Benefit Plans to consensually resolve the dispute regarding the Wages Motion and other first day motions.  Specifically, in addition to the approximately $696,747 of pre-petition wages paid to union members under the Wages Motion, the Debtors agreed to make, and have since made, post-petition payments aggregating $2.1 million to the Union Benefit Plans, which payments were applied against the priority claims arising pursuant to Bankruptcy Code section 507(a)(4) or (a)(5).  This amount represented an estimate of one month’s contributions to the Union Benefit Plans, and was financed through additional post-petition borrowing in the same amount, as discussed in greater detail below.  On September 28, 2016, the Debtors filed a supplement to the Wages Motion seeking Court approval of this agreed upon resolution and seeking final relief with respect to the Wages Motion (the “Supplemental Wages Motion”) [ECF No. 212].  On October 24, 2016, the Bankruptcy Court entered an order approving the resolution of the objections to the Wages Motion and granting final approval of the Wages Motion [ECF No. 289].

Starting before the Petition Date, the Debtors have been and continue to be actively engaging with the Unions, as well as the applicable Union Benefit Plans, to keep them informed of the restructuring process and discuss in good faith agreements between them.  Immediately following the Petition Date, the Debtors met with representatives of the Unions and the Union Benefit Plans, including meeting with SIU on August 3, 2016, MM&P and MEBA on August 4, 2016, and ARA on August 15, 2016.  On August 23, 2016, the Debtors met again with MM&P, MEBA, and SIU and the Union Benefit Plans after some raised questions regarding the restructuring process.  In addition, the Debtors have and continue to hold weekly status calls with MM&P, MEBA, and SIU and the Union Benefit Plans, including on the following dates in 2016: 8/30, 9/6, 9/13, 9/20, 9/27, 10/4, 10/11, 10/25, 11/1, 11/9, 11/15, 11/29, 12/6, 12/8, 12/9, and 12/13.

Further, the Debtors have responded quickly to requests for information from the Unions and Union Benefit Plans, including on August 29 and 30, 2016, having a call with SIU, MM&P, and MEBA about critical vendors and on September 1, 2016, having a call with MEBA to discuss a contract claim.  The Debtors also engaged in extensive communications with SIU, MM&P, MEBA, and the Union Benefit Plans to negotiate the settlement resolving certain objections filed by the Unions and Union Benefit Plans to the Wages Motion and other first day motions.  During this timeframe, the Debtors also kept in regular contact with the Unions and the Union Benefit Plans to discuss various issues and keep them apprised of their restructuring efforts.

Since filing the Restructuring Support Agreement with SEACOR, the Debtors continue to regularly meet and communicate with the Unions and the Union Benefit Plans:

•
On December 13, 2016, ARA, the ARA Benefit Plans, and the Debtors  executed an agreement pursuant to which the Debtors are making a payment in the total amount of $350,000 no later than ten (10) business days following the effective date of the Plan, and ARA and the ARA Benefit Plans agree to terminate their relationship with the Debtors before December 31, 2016, and waive all claims against the Debtors except for the the ARA Benefit Plans’ ability to pursue a general unsecured claim for withdrawal liability in an amount not to exceed $500,000.

•
On December 21, 2016, MM&P, the Debtors, and SEACOR agreed on new collective bargaining agreements that included eliminating the Debtors’ participation in the MM&P Pension Plan, modified certain sales and transfers provisions in MM&P’s collective bargaining agreements with the Debtors, and provided economic concessions on wages and benefits for the Debtors’ employees working on certain vessels who are represented by MM&P.

•	The Debtors and representatives of SEACOR have met with MEBA, and SIU and have presented each with a comprehensive full contract proposal. Negotiations continue in good faith.

•	Debtors have been engaging in ongoing negotiations with the Union Benefit Plans for SIU, MM&P, and MEBA and have provided each with a comprehensive proposal.

To date, the meetings have been productive, and the Debtors believe all parties are working in good faith to reach agreements that will allow for a successful restructuring.

5.5	Critical Trade Claims.

On the Petition Date, the Debtors filed a motion seeking entry of an order authorizing the Debtors to pay, in the ordinary course of business as such claims come due and subject to applicable caps, certain critical trade claims necessary to operate the Debtors’ businesses, which included domestic and international suppliers, professionals, and vendors who supply various goods and services to the Debtors used in the operation of their businesses, including vendors outside the United States and vendors who may be able to assert maritime liens on the Debtors’ vessels for work and other services they have provided [ECF No. 14] (the “Critical Trade Motion”).  On August 8, 2016, September 8, 2016, and September 16, 2016, the Bankruptcy Court entered orders granting interim and final approval of the Critical Trade Motion, respectively [ECF Nos. 55, 164, and 177] (collectively, the “Critical Trade Order”).  In the Critical Trade Order, the Bankruptcy Court authorized the Debtors to pay up to $10,424,279.85 in critical trade claims subject to the terms thereof.  As of the date of this Disclosure Statement, the Debtors have made payments totaling approximately $8.95 million on account of critical trade claims under the Critical Trade Order.

5.6	Lien Claims.

On the Petition Date, the Debtors filed a motion seeking entry of an order authorizing the Debtors to pay, in the ordinary course of business as such claims come due and subject to applicable caps, certain shipping and warehousing claims, miscellaneous lien claims, and claims potentially arising under Bankruptcy Code section 503(b)(9), including a large number of third-party contractors and vendors who can assert liens against the Debtors and their property (such as equipment and other assets) if the Debtors fail to pay for the goods delivered or services rendered by such parties [ECF No. 15] (the “Lienholder Motion”).  On August 5, 2016, September 8, 2016, and September 16, 2016, the Bankruptcy Court entered orders granting interim and final approval of the Lienholder Motion, respectively [ECF Nos. 45, 163, and 176] (the “Lienholder Order”).  As of the date of this Disclosure Statement, the Debtors have made payments totaling approximately $2.54 on account of lienholder claims under the Lienholder Order.

5.7	Cash Management System.

The Debtors believe disruption in the use of their Cash management system would have severely and immediately impeded their ability to continue operating to the detriment of the Debtors’ estates and all of their creditors.  Accordingly, on the Petition Date, the Debtors filed a motion seeking entry of an order authorizing the Debtors to continue, in the ordinary course of their business and consistent with historical practices, (a) using their pre-petition cash management system, bank accounts, and business forms, (b) performing intercompany transactions, including among Debtors and non-Debtor affiliates, (c) granting administrative expense priority to certain intercompany claims, and (d) waiving the Debtors’ compliance, or extending the time in which the Debtors must comply, with investment guidelines set forth in Bankruptcy Code section 345(b) [ECF No. 16] (the “Cash Management Motion”).  On August 4, 2016 and September 8, 2016, the Bankruptcy Court entered interim orders granting interim approval of the Cash Management Motion [ECF No. 41 and 162].  On September 19, 2016, the Bankruptcy Court entered a final order granting the relief requested in the Cash Management Motion [ECF No. 178].

5.8	Utilities.

On the Petition Date, the Debtors filed a motion for an order: (a) determining that the Debtors’ utility providers were provided with adequate assurance of payment by virtue of the adequate assurance proposed in the motion; (b) approving the adequate assurance procedures as proposed therein; (c) prohibiting the utility providers from altering, refusing, or discontinuing utility services; (d) determining that the Debtors were not required to provide any additional assurance beyond what is proposed in the motion [ECF No. 11] (the “Utilities Motion”).  The Bankruptcy Court entered a final order [ECF No. 121] approving the Utilities Motion on August 23, 2016.

5.9	Insurance Obligations.

On the Petition Date, the Debtors filed a motion seeking an order authorizing the Debtors to maintain their insurance programs on an uninterrupted basis in accordance with historical practices (including renewing or entering into new policies related to such programs), and pay certain insurance obligations related thereto, whether relating to the period prior to or after the Petition Date [ECF No. 12] (the “Insurance Motion”).  The Bankruptcy Court entered interim [ECF No. 6] and final [ECF No. 122] orders approving the Insurance Motion on August 10, 2016 and August 23, 2016, respectively.  The Debtors have obtained tail coverage under a directors’ and officers’ liability insurance policy for the current directors, officers, and managers for a period of six years.  The aggregate amount of the premium paid by ISH with respect to such tail coverage was approximately $755,381.

5.10	Tax Motion.

On the Petition Date, the Debtors filed a motion seeking entry of an order authorizing them to pay various pre-petition sales and use, property and other taxes, as well as certain licensing, permitting and regulatory fees, to certain federal, state, local, and foreign government authorities and agencies on a periodic basis, in each case, as and when such obligations become due [ECF No. 13] (the “Tax Motion”).  On August 10, 2016, August 23, 2016, September 8, 2016, and October 24, 2016, the Bankruptcy Court entered orders granting interim and final approval of the Tax Motion, respectively [ECF Nos. 65, 119, 160, and 290].

5.11	Schedules and Statements.

On August 1, 2016, the Debtors filed a motion requesting entry of an order extending the time by which the Debtors must file their Schedules of Assets and Liabilities and Statements of Financial Affairs (collectively, the “Schedules”) through and including the forty-fifth (45) day after the Petition Date [ECF No. 8], which the Bankruptcy Court granted on August 10, 2016 [ECF No. 68].  On September 27, 2016, the Debtors filed a second motion requesting a further extension of time to file their Schedules through and including October 12, 2016 [ECF No. 202], which the Bankruptcy Court granted on October 24, 2016 [ECF No. 287].  On October 12 and 13, 2016, each Debtor filed with the Bankruptcy Court its Schedules [ECF Nos. 230–265].  On November 11, 2016, certain Debtors filed amendments to their Schedules [ECF No. 327–342].  The Schedules are available electronically free of charge at https://cases.primeclerk.com/ish/.

5.12	Bar Dates.

On November 1, 2016, the Bankruptcy Court entered the Order Establishing Deadline for Filing Proofs of Claim and Approving the Form and Manner of Notice Thereof [ECF No. 302], establishing Bar Dates for filing proofs of Claim against the Debtors and approving the form and manner of notice of each Bar Date.  The Bankruptcy Court fixed the Bar Date to file proofs of claim for all creditors other than governmental units at 5:00 p.m. (prevailing Eastern Time) on December 16, 2016 and the Bar Date for governmental units at 5:00 p.m. (prevailing Eastern Time) on January 27, 2017.  As of the date of this Disclosure Statement, approximately 1,398 proofs of Claim have been filed in the aggregate amount of approximately $897.3 million, including approximately $89.3 million of Secured Claims, $8.8 million of priority Claims, and $799 million of General Unsecured Claims.30, 31  These numbers reflect the as-filed amounts, not the Debtors’ estimates of such liabilities, which may vary materially.

5.13	Debtor in Possession Financing and Use of Cash Collateral.

On the Petition Date, the Debtors filed a motion (the “DIP Motion”) seeking entry of an order authorizing (a) entry into a senior secured, superpriority, debtor-in-possession financing facility (the “DIP Facility”) in the amount of $16,000,000 (the “Initial DIP Financing”), (b) the use of the Debtors’ pre-petition secured lenders’ cash collateral, (c) adequate protection to the Debtors’ pre-petition secured lenders, and (d) certain related relief [ECF No. 17].  The proposed terms of the financing were as follows:

(i)
The Debtors would obtain the Initial DIP Financing from the lenders under the DIP Facility, DVB Bank SE and SEACOR (collectively, the “DIP Lenders”), in multiple draws to fund, among other things, ongoing working capital and general corporate requirements, the repayment of the ING Facility, and adequate protection payments, at an interest rate of 12% per annum with an outside maturity date of January 31, 2017, subject to certain customary waivers, admissions, and stipulations and the commitment to accomplish certain milestones, and with a corresponding authorization to use the Debtors’ pre-petition secured lenders’ cash collateral through January 31, 2017.

(ii)	The DIP Lenders agreed to use commercially reasonable efforts to seek recovery under the DIP Facility against the Debtors’ vessels the Bali Sea and the Banda Sea in the first instance.

30 These amounts are subject to modification as additional claims may be filed late and/or timely filed and processed after the applicable deadline.

31 The total amount of General Unsecured Claims in Class 7 reflects at least 812 proofs of claim that have been filed in these Chapter 11 Cases against Waterman, Central Gulf, and Sulphur Carriers Inc. on behalf of alleged asbestosis claimants.  The Debtors believe such Claims are not more than the Debtors’ historical reserves as discussed in 3.1(d) of this Disclosure Statement because, based on their preliminary review, the Debtors believe that the estates’ liability with respect to the majority of these alleged asbestosis claimants is instead approximately $0 as such claims have previously been dismissed or settled.

(iii)
All pre-petition secured parties would receive superpriority administrative claims and corresponding adequate protection liens to protect against diminution in value, if any, during the life of the Debtors’ chapter 11 cases, of their respective collateral, which administrative expense claims would be senior to all other superpriority claims and other administrative expense claims (with certain exceptions).

(iv)
The DIP Facility would provide funds for capital expenditures necessary to maintain the pre-petition secured lenders’ collateral, which preserves the pre-petition secured parties’ collateral and protects such collateral from the risk of loss in value.

(v)
The proceeds of the DIP Facility would provide Debtors the ability to operate, providing an opportunity to maximize value, including with respect to the pre-petition secured parties’ pre-petition collateral.

(vi)
The Debtors were to pay the pre-petition secured parties certain adequate protection payments during the pendency of the Chapter 11 Cases.  Specifically, the pre-petition secured parties were to receive periodic interest payments at the applicable non-default rates due and payable under the pre-petition debt facilities as well as reasonable and documented professional fees and expenses as allowed thereunder.

(vii)	The DIP Facility would require certain financial reporting, which will inure to the benefit of the pre-petition secured parties.

The Bankruptcy Court entered an interim order [ECF No. 42] granting the relief requested in the DIP Motion on an interim basis on August 4, 2016.  Following objections from certain interested parties [ECF Nos. 99, 104, and 136] and a reply from the Debtors [ECF No. 144], on September 21, 2016, the Bankruptcy Court entered a final order with respect to the DIP Motion [ECF No. 180] (the “Final DIP Order”).  The Final DIP Order is currently scheduled to terminate on January 31, 2017.  The Debtors anticipate consensually extending the Final DIP Order to allow sufficient time to confirm the Plan.

Pursuant to the agreement with the DIP Lenders, the Debtors were required to achieve case milestones, which milestones have been modified throughout the case, including the following plan milestones as further described in the Final DIP Order:32

32 The agreement with the DIP Lenders required the Debtors to comply either with certain Plan-related milestones, as described herein, or sale-related milestones as further described in the Final DIP Order.  The Debtors elected to comply with the Plan-related milestones.

Case Milestones
October 28, 2016[33]	File a motion to approve entry into a restructuring support agreement setting forth the terms of a plan of reorganization and a related disclosure statement
January 6, 2017[34]	Entry of an order approving the disclosure statement
February 16, 2017	Entry of a confirmation order
As soon as reasonably practicable but in no event later than 90 days after entry of the confirmation order (or May 17, 2017)	Occurrence of the plan effective date

On September 28, 2016, the Debtors filed a supplemental motion seeking to obtain additional post-petition financing in the amount of $2.1 million (the “Additional DIP Financing”) on the terms set forth in the Final DIP Order to fund the additional payments approved under the Supplemental Wages Motion described above.  On October 19, 2016, the Bankruptcy Court entered an order approving the Additional DIP Financing [ECF No. 278].

As of the date of this Disclosure Statement, the DIP Facility has been fully drawn.

5.14	Vessel Sales.

On September 21, 2016, the Debtors filed a motion to sell two (2) unnecessary and burdensome vessels:  the United States Tug “Coastal 303” (the “Coastal 303”), is a tug vessel that was used by the Debtors in their Jones Act business segment, and the United States Tug “Rosie Paris” (the “Rosie Paris”), a small tug vessel that the Debtors previously employed in their Jones Act business segment in lieu of chartering third-party tug services.  The Debtors marketed the vessels and entered into the sale agreements pre-petition, and on September 29, 2016, the Bankruptcy Court entered an order [ECF No. 216] approving the sale of the Coastal 303 and the Rosie Paris and the payment of the sale proceeds to the DIP Lenders as requested in the motion.

On December 30, 2016, the Debtors filed a motion to sell the Oslo Wave for $3.3 million [ECF No. 488].  The Oslo Wave is an ice-strengthened, multi-purpose cargo vessel with a gross tonnage of 12,993 that is registered in the Marshall Islands and owned by LCI Shipholdings, Inc.  The vessel’s features include two 57 ton MacGregor Hagglund cranes, combinable to 110 tons; the ability to transverse the St. Lawrence Seaway; strengthening for heavy cargo; the ability to carry containers and dangerous goods; and the addition of a sprinkler system enabling the transport of Class 4 cargo.  The Oslo Wave secures the Debtors’ obligations under the Capital One Facility.  The Bankruptcy Court will hear the Debtors’ motion for authority to sell the Oslo Wave on January 13, 2017.

33 The Final DIP Order originally provided for a deadline of October 21, 2016, to file a plan of reorganization and a related disclosure statement, however the DIP Lenders agreed to extend and modify the milestone as stated above.  Additionally, the DIP Agent agreed to extend to January 16, 2017, the milestone relating to either agreements with authorized union and retiree representatives regarding, respectively, collective bargaining agreements and retiree benefits or motions seeking  relief under Bankruptcy Code sections 1113 and 1114.

34 The Final DIP Order originally provided for deadlines different than those listed here for entry of the disclosure statement order, confirmation order, and date of the plan effective date, but these dates were amended by agreement, including in conjunction with the RSA (as defined below) and subsequent case developments.

5.15	Exclusivity.

On November 28, 2016, the Debtors filed a motion [ECF No. 394] (the “Exclusivity Motion”) to extend the exclusive periods during which only the Debtors may file a chapter 11 plan and to solicit acceptances thereof by an additional ninety-one (91) days from the expiration of these periods under section 1121(d) of the Bankruptcy Code.  On December 13, 2016, the Bankruptcy Court entered an order [ECF No. 427] approving the relief requested in the Exclusivity Motion and extended the period during which only the Debtors may file a chapter 11 plan and to solicit acceptances thereof to February 27, 2017, and April 28, 2017, respectively.

5.16	Restructuring Support Agreement.

On October 28, 2016, the Debtors filed a motion [ECF No. 298] (the “RSA Motion”) for authority to enter into a restructuring support agreement and its associated term sheet [ECF No. 356] (collectively and as amended, the “RSA”) between the Debtors and SEACOR.  The RSA provided the Debtors with a valid and enforceable path forward for the Plan as further described herein for the reorganization of three of their four business segments and complemented the Sale Process (as defined below) for the remaining business segment.  Among other requirements, the RSA, as amended, obliged the Debtors to (i) file the Plan, Disclosure Statement, and the Disclosure Statement Motion no later than November 14, 2016, (ii) obtain approval by the Bankruptcy Court of the Disclosure Statement and the Disclosure Statement Motion on or before January 6, 2017, (iii) obtain entry of the Confirmation Order on or before February 16, 2017, which Confirmation Order shall become a final order no later than fourteen (14) days from the date of entry, and (iv) use commercially reasonable efforts to consummate the Plan as soon as reasonably practicable after entry of the Confirmation Order and in no event later than ninety (90) days after entry of the Confirmation Order.

Certain parties objected or otherwise responded to the relief requested in the RSA Motion [ECF Nos. 315, 321, 323, 324, and 326], including Liberty Global Logistics LLC (“Liberty”), but the Debtors resolved all issues with the responding parties prior to the hearing on the RSA Motion on November 18, 2016.  On November 21, 2016, the Bankruptcy Court entered an order [ECF No. 376] (the “RSA Order”) approving the relief requested in the RSA Motion (as modified as stated on record at the November 18, 2016, hearing), authorizing the Debtors to enter into and comply with the terms and obligations of the RSA.

Following entry of the RSA Order, the Debtors engaged in good-faith discussions over several weeks with Liberty regarding Liberty’s in-bound proposed reorganization transactions. The Debtors provided timely responses and materials to all requests for information made by Liberty.  The Debtors received a proposal from Liberty to serve as a plan sponsor and discussed the proposal with Liberty and the Debtors’ primary creditor parties.  Following these discussions, the Board of Directors of ISH determined that the proposal was not higher or better than the terms of the Plan and communicated the same to Liberty.  On December 14, 2016, Liberty approached the Debtors with a second proposal, which the Debtors also determined does not provide a higher recovery or better terms for the Debtors than the Plan.

MEBA has asserted that employment-related terms in the RSA with SEACOR are inconsistent with the Debtors’ obligations under its collective bargaining agreements with those unions.  Specifically, MEBA takes the position that the Debtors may not transfer vessels covered by the collective bargaining agreements without the transferee’s (i.e., SEACOR’s) agreement to assume the terms of the Debtors’ collective bargaining agreements unless MEBA agrees otherwise, and the union has reserved the right to object to Plan confirmation on that basis [ECF No. 321].  As previously described, the Debtors and SEACOR have had discussions and continue to negotiate with MEBA regarding these matters and are working diligently to reach agreements.

5.17	Sale Process.

As described above, prior to the Petition Date the Debtors had completed various asset sales in connection with the Strategic Plan.  Since the filing of their chapter 11 cases, the Debtors engaged with their pre-petition lenders and the DIP Lenders and, as a result of this collaboration, and in consultation with their advisors, confirmed that the sale or transfer of all or substantially all of the Debtors’ remaining assets would preserve and maximize the value of their estates and, accordingly, is in the best interests of their estates and creditors.

The Debtors, through their financial advisors at Blackhill, had previously begun a marketing process in early July 2016, targeting various strategic and financial third parties either as sponsors of a reorganization or outright buyers.  Through this process, Blackhill contacted approximately sixty-eight (68) prospective buyers and received ten (10) indications of interest for either purchasing substantially all of the Debtors’ assets or for one of the Debtors’ individual business segments.  After concluding a comprehensive analysis of the alternatives available to the estates, the Debtors determined that the way to best preserve and maximize the value of their estates was a two-pronged approach: the Debtors would (1) execute a sale process for one of their four business segments, the Specialty Business Segment,35 and (2) propose the Plan, with SEACOR, to reorganize the remaining business segments.

The Debtors received two (2) proposals for the purchase of the Specialty Business Segment assets.  After providing diligence and negotiating terms with each interested party, the Debtors determined that the proposal received from J Line Corporation (the “Stalking Horse Purchaser”) represented the highest and best proposal to serve as a stalking horse bid.  The Debtors then went back to the other prospective purchaser to solicit a topping bid, but such prospective purchaser declined to increase its bid for purposes of serving as a stalking horse bid.  Thus, the Debtors determined that executing the purchase and sale agreement for the Specialty Business Segment with the Stalking Horse Purchaser (the “Stalking Horse Agreement”), subject to an auction process as described below, was the best option for maximizing value for the estates.

35 The assets and liabilities to be sold from the “Specialty Business Segment” and otherwise in connection with the Sale Process are described with specificity in sections 1.1 and 1.3 of the Asset Purchase Agreement, as approved by the Sale Order.

The Stalking Horse Purchaser is substantially owned by Erik L. Johnsen, the CEO of the Debtors and an insider of the Debtors.  Nevertheless, the negotiation of the Stalking Horse Agreement was conducted at arm’s-length, with the Debtors’ interests being represented by Blackhill and Manuel Estrada, the Debtors’ chief financial officer.  Mr. Johnsen was not privy to the Debtors’ consideration of the competing bids and Mr. Johnsen and his cousin, Niels M. Johnsen, recused themselves from voting on all matters related to the Sale Motion and the Plan.  As a result of the arm’s-length negotiation, the Stalking Horse Agreement represented a substantially higher purchase price for the assets than any other proposal received prior to the subsequent auction.  The Debtors also believed that the Stalking Horse Agreement represented lower execution risk than any other proposal.  Further, the process for soliciting overbids through an auction process as described below ensured that other parties had the opportunity to submit higher or better bids in order to maximize the recovery from the Specialty Business Segment assets.

In order to maximize the recovery from the Specialty Business Segment assets through a competitive marketing process, on October 28, 2016, the Debtors filed a motion seeking entry of an order authorizing the commencement of a marketing and sale process (the “Sale Process”) for substantially all or a portion of the assets in the Specialty Business Segment [ECF No. 300] (the “Sale Motion”).  The Sale Motion contemplated an auction for all or substantially all of the relevant assets, in which the proposed transaction with the Stalking Horse Purchaser would be subject to higher or better offers.  Any sale would also be subject to approval by the Bankruptcy Court.  The Sale Process (i) was open to all potential bidders, including third parties and holders in the Debtors’ capital structure; (ii) protected the best interests of the Debtors’ estates and creditors; and (iii) preserved the Debtors’ right to exercise their fiduciary duties should a value-maximizing alternative materialize.

On December 1, 2016, the Bankruptcy Court entered an order approving the bidding procedures proposed in the Sale Motion [ECF No. 367] (the “Bidding Procedures Order”).  Pursuant to the Bidding Procedures Order, the Bankruptcy Court authorized the Sale Process set forth in the Sale Motion, including the following sale timeline:

Sale Process Dates
December 8, 2016 at 5:00 p.m. (prevailing Eastern Time)	Bid Deadline
December 15, 2016 at 10:00 a.m. (prevailing Eastern Time)	Auction
December 19, 2016 at noon (prevailing Eastern Time)	Sale Objection Deadline
December 20, 2016 at 10:00 a.m. (prevailing Eastern Time)	Sale Hearing

On December 8, 2016, the Debtors received a bid from Hemisphere Logistics LLC (“HLL”).  After receiving certain clarifications, the Debtors determined in consultation with the Consultation Parties that the HLL bid was a Qualified Bid pursuant to the Bidding Procedures Order.  The auction therefore took place on December 15, 2016.  At the end of the auction, the Debtors determined in their reasonable business judgment and in consultation with the Consultation Parties that the Stalking Horse Purchaser’s bid, as modified at the auction and ultimately memorialized in the Asset Purchase Agreement by and among the Stalking Horse Purchaser and certain of the Debtors and their non-Debtor affiliates (the “Asset Purchase Agreement”), was the highest and best bid at the Auction for the Assets and the “Successful Bid.”  In addition to determining the Successful Bid, the Debtors designated HLL as the “Backup Bidder” in accordance with the terms of the Bidding Procedures Order and the final bid submitted by HLL in the Auction, a proposal to purchase the Specialty Business Assets for a total purchase price of $24 million on materially the same terms as the Stalking Horse Purchaser’s Successful Bid as the “Backup Bid.”

The Bankruptcy Court thereafter held a hearing on December 20, 2016, at which it affirmed the Stalking Horse Purchaser as the Successful Bidder and HLL as the Backup Bidder and indicated on the record that it would approve the Asset Purchase Agreement with the Successful Bidder.  On December 30, 2016, the Bankruptcy Court entered the Sale Order [ECF No. 487], approving the sale of the Specialty Business Segment to the Stalking Horse Purchaser pursuant to the terms of the Asset Purchase Agreement for the purchase price of $24.5 million.

5.18	Settlement with the Committee.

As further described in Article 9 of the Plan and Section 7.4(u) of this Disclosure Statement, the Committee and the Debtors reached a settlement with respect to Plan treatment of the Debtors’ general unsecured creditors.

First, General Unsecured Claims in Class 7(o) against LCI Shipholdings, Inc. will receive their pro rata share of $2.6 million of Cash, which Cash would otherwise be available for distribution to the holders of Claims in Class 7(o).  General Unsecured Claims in Classes 7(n) and 7(r) against Gulf South Shipping PTE LTD and Marco Shipping Company PTE LTD, respectively, will receive their pro rata share of the Remaining Cash on Hand on the applicable Debtor’s balance sheet.  The Debtors believe that General Unsecured Claims in Classes 7(n), 7(o), and 7(r) will be satisfied in full.

Second, the Debtors and the Committee agreed to the formation of the GUC Trust for the benefit of the holders of Allowed Class 7 General Unsecured Claims of the GUC Trust Debtors to be funded with $3.0 million of Cash and the GUC Trust Causes of Action.36  Subject to Section 6.2 of the Plan and the terms of the GUC Trust Agreement, the GUC Trustee will also be authorized to object to General Unsecured Claims, including those Claims that may result from the reclassification of any Claims asserted as Administrative Expense Claims, Priority Tax Claims, and/or Other Priority Claims.  The GUC Trust Agreement shall be filed as part of the Plan Supplement and the Debtors will seek approval of the GUC Trust and all related agreements and documents in connection with the Confirmation pursuant to Bankruptcy Rule 9019.

The Cash allocations to the holders of General Unsecured Claims described herein ensures that the holders of General Unsecured Claims in each Class would receive more than they would in a Chapter 7 liquidation as set forth in the Liquidation Analysis attached as Exhibit 2 to this Disclosure Statement.  The settlement assumes that no payments will be made to the holders of Intercompany Claims.

ARTICLE VI

REASONS FOR THE SOLICITATION; RECOMMENDATION

Chapter 11 of the Bankruptcy Code provides that unless the terms of Bankruptcy Code section 1129(b) are satisfied, for the Bankruptcy Court to confirm the Plan, the holders of Claims in each Class of Impaired Claims entitled to vote on the Plan must accept the Plan by the requisite majorities set forth in the Bankruptcy Code.  An Impaired Class of Claims shall have accepted the Plan if (a) the holders of at least two-thirds (2/3) in amount of the Claims in such Class actually voting on the Plan have voted to accept it, and (b) more than one-half (1/2) in number of the holders of Claims in such Class actually voting on the Plan have voted to accept it (such votes, the “Requisite Acceptances”).

In view of the significant benefits to be attained by the Debtors and their creditors if the Plan is consummated, the Debtors and the Committee recommend that all holders of Claims entitled to vote to accept the Plan do so.  The Debtors reached this decision after considering available alternatives to the Plan and their likely effect on the Debtors’ creditors and other stakeholders.  These alternatives included liquidation of the Debtors under chapter 7 of the Bankruptcy Code or a dismissal of the Chapter 11 Cases.  The Debtors determined, after consulting with their legal and financial advisors, that the Plan, if consummated, will maximize the value of their estates for all stakeholders, as compared to any other strategy or a liquidation under chapter 7.  For all of these reasons, the Debtors and the Committee support the Plan and urge the holders of Claims entitled to vote on the Plan to accept and support it.

36 The GUC Trust Causes of Action will exclude the Avoidance Actions identified by SEACOR and the Debtors or the Reorganized Debtors, as applicable, as Released Avoidance Actions, subject to consultation with the Committee.  Released Avoidance Actions are intended to include Avoidance Actions against those parties who may otherwise be potential targets of an Avoidance Action, but with whom the Reorganized Debtors in good faith intend to do business post-emergence.  As set forth in Section 1.1.68 of the Plan, the GUC Trust shall not commence any Avoidance Action that has been identified as a Released Avoidance Action until one (1) year after the date that the applicable party is identified as being the subject of a Released Avoidance Action, provided, however, that (i) if SEACOR or the Reorganized Debtors, as the case may be, have not actually done business with a party identified as being the subject of a Released Avoidance Action prior to the expiration of such one-year period then such action loses the designation of Released Avoidance Action and the GUC Trust may commence an Avoidance Action against such party and (ii) if SEACOR or the Reorganized Debtors, as the case may be, have actually done business with a party identified as being the subject of a Released Avoidance Action prior to the expiration of such one-year period then such action against such party shall be released forever by the GUC Trust.

ARTICLE VII

THE PLAN

THE FOLLOWING IS A SUMMARY OF SOME OF THE SIGNIFICANT ELEMENTS OF THE PLAN.  THIS DISCLOSURE STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION SET FORTH IN THE PLAN AND THE EXHIBITS AND SCHEDULES THERETO.

7.1	Overview of Chapter 11.

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code.  Under chapter 11, a debtor is authorized to restructure or liquidate its business for the benefit of itself, its creditors, and its equity interest holders.  In addition to permitting the rehabilitation or liquidation of a debtor, another goal of chapter 11 is to promote equality of treatment for similarly situated creditors and similarly situated equity interest holders with respect to the distribution of a debtor’s assets.

The commencement of a chapter 11 case creates an estate that comprises all of the legal and equitable interests of the debtor as of the bankruptcy filing date.  The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a “debtor in possession.”

The consummation of a chapter 11 plan is the principal objective of a chapter 11 case.  A chapter 11 plan sets forth the means for satisfying claims against and interests in a debtor.  Confirmation of a chapter 11 plan by a bankruptcy court makes that plan binding upon the debtor, any issuer of securities under the plan, any person acquiring property under the plan and any creditor or equity interest holder of the debtor.  Subject to certain limited exceptions, the order approving confirmation of a plan discharges or releases a debtor from any debt that arose prior to the date of confirmation of the plan and, if applicable, substitutes them for the obligations specified under the confirmed plan.

In general, a chapter 11 plan of reorganization:  (a) divides claims and equity interests into separate classes, (b) specifies the property, if any, that each class is to receive under the plan, (c) details the means for implementing the reorganization of the debtor, and (d) contains other provisions necessary to the reorganization of the debtor that are required or permitted by the Bankruptcy Code.

Pursuant to Bankruptcy Code section 1125, acceptance or rejection of a chapter 11 plan may not be solicited after the commencement of a chapter 11 case until such time as the court has approved the disclosure statement as containing adequate information.  Under Bankruptcy Code section 1125(a), “adequate information” is information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment regarding the chapter 11 plan.  To satisfy the applicable disclosure requirements, the Debtors submit this Disclosure Statement to holders of Claims that are Impaired and not deemed to have rejected the Plan.

7.2	Purpose of the Plan.

The Debtors are proposing the Plan over the alternative of converting the Debtors’ bankruptcy cases to chapter 7 of the Bankruptcy Code because the Debtors believe that (i) the Plan provides for a greater recovery to creditors than a chapter 7 liquidation, and (ii) the Plan avoids unnecessary costs to the Debtors’ estates which would accrue should the Debtors’ bankruptcy case be converted to chapter 7 of the Bankruptcy Code.  In addition, prior to and following the Petition Date, the Debtors and their professionals have canvassed and conducted a thorough survey of the current market with respect to the Debtors’ assets.  Specifically, the Debtors have targeted various strategic and financial third parties either as sponsors of a reorganization or outright buyers.  Following this extensive process, and subject to any continuing discussions described in Section 5.16 herein regarding competing restructuring proposals received from third parties, the Debtors have determined that the proposed transactions contained and described in the Plan provide the maximum distributable value for the Debtors’ creditors.

7.3	Acceptance or Rejection of the Plan; Effect of Rejection by One or More Classes of Claims or Interests.

(a)	Classes Entitled To Vote.

Classes 3, 4, 5, 6, and 7 are Impaired and are entitled to vote to accept or reject the Plan.  By operation of law, Classes 1 and 2 are Unimpaired and are deemed to have accepted the Plan and, therefore, are not entitled to vote.  By operation of law, Classes 8, 9, 10, and 11 are deemed to have rejected the Plan and are not entitled to vote.

(b)	Tabulation of Votes on a Non-Consolidated Basis.

All votes on the Plan shall be tabulated on a non-consolidated basis by Class and by Debtor for the purpose of determining whether the Plan satisfies Bankruptcy Code sections 1129(a)(8) and (10).

(c)	Acceptance by Impaired Classes.

An Impaired Class of Claims shall have accepted the Plan if, not counting the vote of any holder designated under Bankruptcy Code section 1126(e), (a) the holders of at least two-thirds (2/3) in dollar amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (b) the holders of more than one-half (1/2) in number of the Allowed Claims actually voting in such Class have voted to accept the Plan.

(d)	Elimination of Vacant Classes.

To the extent applicable, any Class that does not contain any Allowed Claims, Allowed Interests, or Claims or Interests temporarily allowed for voting purposes under Bankruptcy Rule 3018 as of the date of commencement of the Confirmation Hearing, for all Debtors or for any particular Debtor, shall be deemed to have been eliminated from the Plan for all Debtors or for such particular Debtor, as applicable, for purposes of voting to accept or reject the Plan and for determining whether such Class has accepted or rejected the Plan pursuant to Bankruptcy Code section 1129(a)(8).

(e)	Confirmation Pursuant to Bankruptcy Code Section 1129(b) or “Cramdown.”

Because certain Classes are deemed to have rejected the Plan, the Debtors will request confirmation of the Plan under Bankruptcy Code section 1129(b) with respect to such Classes.  Subject to Sections 13.2 and 13.3 of the Plan, the Debtors reserve the right, with SEACOR’s consent, (i) to alter, amend, modify, revoke, or withdraw the Plan or any Plan Document to satisfy the requirements of Bankruptcy Code section 1129(b), if necessary and (ii) to request confirmation of the Plan, as it may be modified, supplemented, or amended from time to time, with respect to any Class that affirmatively votes to reject the Plan.

7.4	Means for Implementation.

(a)	New Senior Debt Facility.

On the Effective Date, the Reorganized Debtors shall enter into the New Senior Debt Agreement and such New Senior Debt Facility documents as SEACOR may reasonably require, subject to such modifications as the Reorganized Debtors may deem to be reasonably necessary to consummate the New Senior Debt Facility.  The Confirmation Order shall authorize the Reorganized Debtors to execute and deliver the New Senior Debt Facility documents and perform their obligations thereunder, including, without limitation, the payment or reimbursement of any fees, expenses, losses, damages or indemnities.  The Reorganized Debtors may use the proceeds of the New Senior Debt Facility for any purpose permitted thereunder, including the funding of the Debtors’ obligations under the Plan and satisfaction of ongoing working capital needs.

Upon the date the New Senior Debt Agreement becomes effective, the New Senior Debt Facility documents shall constitute the legal, valid, and binding obligations of the Reorganized Debtors, enforceable in accordance with their respective terms.  The Debtors and the Reorganized Debtors, as applicable, and the other persons granting any Liens and security interests to secure the Reorganized Debtors’ obligations under the New Senior Debt Facility documents are authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary or desirable to establish and further evidence perfection of such Liens and security interests under the provisions of any applicable federal, state, provincial, or other law (whether domestic or foreign) (it being understood that perfection shall occur automatically by virtue of the occurrence of the Effective Date, and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

(b)	New Money Capital Infusion and Issuance of New Equity Interests.

(i)	New Money Capital Infusion.

On the Effective Date, SEACOR shall fund the New Money Capital Infusion in the amount of $10.5 million in immediately available funds.  For the avoidance of doubt, to the extent that any portion of the DIP Principal Claim is repaid by the Debtors before the Effective Date, SEACOR shall increase the New Money Capital Infusion by an equivalent amount.

(ii)	Issuance of New Equity Interests.

On the Effective Date and without any further corporate action, Reorganized ISH shall issue the New Equity Interests and (a) deliver the New Money Equity Interests to SEACOR on account of the New Money Capital Infusion and (b) deliver the DIP Equity Interest to SEACOR (as provided for in Section 2.2) in satisfaction of the DIP Principal Claims.

The New Equity Interests shall be authorized under the New Certificate of Incorporation of Reorganized ISH, fully paid and non-assessable.

(c)	Cancellation of Securities and Agreements.

On the Effective Date, except as otherwise specifically provided for in the Plan, (a) the obligations of the Debtors under the Pre-petition Facilities and the DIP Facility and any certificate, share, note, bond, indenture, purchase right, option, warrant or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any Claim or Interest (except such certificates, notes, or other instruments or documents evidencing indebtedness or obligations of the Debtors that are specifically reinstated pursuant to the Plan), shall be cancelled as to the Debtors, and the Reorganized Debtors shall not have any continuing obligations thereunder and (b) the obligations of the Debtors pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors (except such agreements, certificates, notes, or other instruments evidencing indebtedness or obligations of the Debtors that are specifically reinstated or assumed pursuant to the Plan) shall be released and discharged.  On and after the Effective Date, all duties and responsibilities of the agents and Pre-petition Secured Parties under the Pre-petition Documents shall be discharged except to the extent required in order to effectuate the Plan.

Notwithstanding the foregoing, the Regions Facility shall continue in effect until distribution to holders of Allowed Class 3 Claims under the Plan are completed, solely for the purposes of, as applicable: (a) allowing holders of Allowed Class 3 Claims to receive distributions under the Plan; and (b) allowing and preserving the rights of the agent under the Regions Facility including, to (i) make distributions in satisfaction of Allowed Class 3 Claims and (ii) appear in these Chapter 11 Cases.  For the avoidance of doubt, neither the Debtors nor the Reorganized Debtors shall owe any amounts to Regions or the lenders under the Regions Facility or have any obligations in respect of the same except as provided for under section 3.3.3 of the Plan.

(d)	Vessel Dispositions.

The Debtors are pursuing separate vessel sales for certain vessels serving as collateral for pre-petition secured lenders and will apply the proceeds of such asset sales to the applicable lender’s secured Claim.  First, the Oslo Wave is owned by Debtor LCI Shipholdings, Inc. and is an international flagged, multi-purpose ice strengthened vessel.  It also serves as the primary collateral for the Capital One Facility.  The Debtors are pursuing the sale of the vessel to a non-insider third party for a purchase price less than the amounts outstanding under the Capital One Facility, which is based upon Oslo Bulk’s current bareboat charter with ISH and which the Debtors believe is a fair and reasonable price for the vessel.  Second, the Green Dale is also owned by Debtor LCI Shipholdings, Inc. and serves as the sole collateral for the Citizens Facility.  The Debtors are in discussions with Citizens regarding the liquidation of this vessel.  The Debtors anticipate filing motions to approve sale procedures and/or sales of the Oslo Wave and the Green Dale prior to the Confirmation Hearing.

(e)	PCTC Transaction.

With regard to the disposition of the U.S. flagged PCTC Vessels37 and the modified charters to NYK associated with such PCTC Vessels, the Debtors are currently negotiating a transaction that will provide substantial additional value to the Debtors’ estates.  To the extent the Debtors reach an agreement regarding this transaction prior to January 13, 2017, the Debtors will publicly disclose information regarding the transaction by filing a notice with sufficient detail of the transaction and its positive impact on the Debtors’ estates and recoveries under the Plan.  However, to the extent the Debtors are unable to reach an agreement regarding such transaction prior to January 13, 2017, the Debtors will file prior to January 20, 2017, updated projections and Plan treatment for affected Classes, which may implicate the risk factor identified in Section 10.1(g) of this Disclosure Statement.  Any notice or updated projections and Plan treatment, as applicable, provided pursuant to this paragraph shall be posted to the Case Website maintained by Prime Clerk prior to January 20, 2017, and served upon all parties entitled to receive notice of the Plan Supplement, allowing all holders of Claims entitled to vote on the Plan to make an informed judgment regarding whether they should vote to accept or reject the Plan.

(f)	Private Company.

On the Effective Date, Reorganized ISH shall be a private, non-reporting company, and the New Equity Interests shall not be registered or listed on any national securities exchange.

(g)	Section 1145 Exemption.

Pursuant to Bankruptcy Code section 1145, the offering, issuance, and distribution of the New Equity Interests contemplated by the Plan shall be exempt from, among other things, the registration requirements of Securities Act section 5 and any other applicable law requiring registration before the offering, issuance, distribution, or sale of securities.  Accordingly, the New Equity Interests contemplated by the Plan will be freely tradable in the United States of America by the recipients thereof subject to (a) the provisions of Bankruptcy Code section 1145(b)(1) relating to the definition of an underwriter in Securities Act section 2(a)(11); (b) compliance with applicable securities laws and any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of the New Equity Interests; and (c) applicable regulatory approval.

37 Two of the Debtors’ PCTC Vessels are owned by Central Gulf Lines, Inc.  One PCTC Vessel, the “Green Bay”, serves as collateral for the DVB Facility.  One PCTC Vessel, the “Green Ridge”, serves as collateral for the Regions Facility.

(h)	Sources of Consideration for Plan Distributions.

The Reorganized Debtors shall use Cash on hand and the assignment of certain Causes of Action to fund distributions to certain holders of Allowed Claims in accordance with Article 3 of the Plan.  The Debtors anticipate that Cash on hand will include Remaining Cash on Hand from the business, Sale Proceeds, New Money Capital Infusion, funds available under the New Senior Debt Facility, and Cash generated by the sale or liquidation of other assets.

(i)	Corporate Existence.

Except as otherwise provided herein, in the New Corporate Governance Documents, or elsewhere in the Plan Supplement, each Reorganized Debtor shall exist after the Effective Date as a separate corporate entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each such Reorganized Debtor is incorporated or formed.  The New Corporate Governance Documents shall be substantially in the form contained in the Plan Supplement.

(j)	New Certificates of Incorporation and New By-laws.

On or immediately before the Effective Date, each of the Reorganized Debtors will file their respective New Certificates of Incorporation with the applicable Secretaries of State or other applicable authorities in their respective states of incorporation in accordance with the corporate laws of the respective states of incorporation.  Pursuant to Bankruptcy Code section 1123(a)(6), the New Certificates of Incorporation with respect to each Reorganized Debtor that is a corporation will prohibit the issuance of nonvoting equity securities.  After the Effective Date, each of the Reorganized Debtors may amend and restate their respective New Certificates of Incorporation and New By-laws and other constituent documents as permitted by the laws of their respective states of incorporation, their respective New Certificates of Incorporation and New By-laws.

(k)	Reorganized Debtors’ Boards of Directors.

As of the Effective Date, the terms of the current members of the board of directors of each of the Debtors shall expire.  The New Board of Reorganized ISH, which shall consist of at least 3 members, shall be selected by SEACOR.  The identity and affiliations of the members of the New Board of Reorganized ISH and, if any such individual is an “insider” under the Bankruptcy Code, the nature of any compensation to be paid to such individual will be disclosed in the Plan Supplement.  To the extent allowable by applicable law, the members of the initial New Board of Reorganized ISH shall also serve as members of the other New Boards.

(l)	Reorganized Debtors’ Officers.

As of the Effective Date, the term of the current officers of each of the Debtors shall expire.  The initial Chief Executive Officer of Reorganized ISH shall be selected by SEACOR.  The other officers of each of the Reorganized Debtors shall be determined by the New Boards of each of the Reorganized Debtors.  Such officers shall serve in accordance with applicable nonbankruptcy law.  The identity and affiliations of the officers of the Reorganized Debtors and, if any such individual is an “insider” under the Bankruptcy Code, the nature of any compensation to be paid to such individual shall be disclosed in the Plan Supplement.

(m)	Vesting of Assets in the Reorganized Debtors.

Except as otherwise provided in the Plan, the Plan Supplement, or any agreement, instrument, or other document incorporated therein, to the extent not transferred to the GUC Trust, on the Effective Date, any and all property of each Estate and all Causes of Action belonging to the Debtors (except those released pursuant to the releases set forth in Article 11 of the Plan and Released Avoidance Actions) shall vest in each applicable Reorganized Debtor free and clear of all Liens, Claims, Interests, charges, or other encumbrances (except for Liens, if any, granted to secure the New Senior Debt Facility).  On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

(n)	Corporate Action.

Upon the Effective Date, all actions contemplated by the Plan shall be deemed authorized and approved in all respects, including (1) selection of the directors and officers of the Reorganized Debtors, (2) the distribution of the New Equity Interests as provided herein, (3) the execution and entry into the New Senior Debt Agreement and (4) all other actions contemplated by the Plan (whether to occur before, on, or after the Effective Date).  All matters provided for in the Plan involving the corporate structure of the Debtors or the Reorganized Debtors and any corporate action required by the Debtors or the Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, directors, or officers of the Debtors or the Reorganized Debtors.

On or (as applicable) before the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and directed to issue, execute, and deliver the agreements, documents, securities, certificates of incorporation, operating agreements, and instruments contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan) in the names of and on behalf of the Reorganized Debtors, including the New Equity Interests, the New Senior Debt Agreement and any and all agreements, documents, securities, and instruments relating to the foregoing.  The authorizations and approvals contemplated by this Section shall be effective notwithstanding any requirements under nonbankruptcy law.

(o)	Effectuating Documents; Further Transactions.

On and after the Effective Date, the Reorganized Debtors, and their managers, officers and members of the New Boards are authorized to and may issue, execute, deliver, file or record such contracts, securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the New Senior Debt Agreement, the terms and conditions of the Plan, and the New Equity Interests without the need for any approvals, authorization, or consents except for those expressly required pursuant to the Plan.

(p)	General Settlement of Claims and Interests.

Subject to Article 7 of the Plan, all distributions made to holders of Allowed Claims and Interests in any Class are intended to be and shall be final and indefeasible.

(q)	Section 1146 Exemption from Certain Taxes and Fees.

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfer from a Debtor to a Reorganized Debtor or to any entity pursuant to, in contemplation of, or in connection with this Plan or pursuant to: (1) the issuance, distribution, transfer, or exchange of any debt, securities, or other interest in the Debtors or the Reorganized Debtors; (2) the creation, modification, consolidation, or recording of any mortgage, deed of trust or other security interest, or the securing of additional indebtedness by such or other means; (3) the making, assignment, or recording of any lease or sublease; or (4) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, this Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to this Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles, or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, sales or use tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

(r)	D&O Liability Insurance Policies and Indemnification Provisions.

Notwithstanding anything herein to the contrary, as of the Effective Date, the D&O Liability Insurance Policies and Indemnification  Provisions  belonging  or  owed  to  directors, officers, and employees of the Debtors (or the estates of any of the foregoing) who served or were employed by the Debtors as of or after the Petition Date, excluding claims resulting from gross negligence, willful misconduct, breach of fiduciary duty or intentional tort, shall be deemed to be, and shall be treated as though they are, Executory Contracts and, unless otherwise provided herein or in the Schedule of Assumed Contracts and Leases, the Debtors shall reject such D&O Liability Insurance Policies and Indemnification Provisions pursuant to Bankruptcy Code section 365(a).   Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the Debtors’ foregoing rejection of each such D&O Liability Insurance Policy and Indemnification Provision. Notwithstanding the foregoing, the Run-Off Period Endorsement with respect to ISH’s D&O Liability Insurance Policy from Continental Casualty Company and the related coverage through Great American Insurance Company and ACE American Insurance Company shall be assumed and the Confirmation Order shall constitute the Bankruptcy Court’s approval of such assumption.

In addition, on the Effective Date, the New Board, in its sole discretion, may adopt the New Corporate Governance Documents that contain provisions that (i) eliminate the personal liability of the Debtors’ and the Reorganized Debtors’ then-present and future directors and officers for post-emergence monetary damages resulting from breaches of their fiduciary duties to the fullest extent permitted by applicable law in the state in which the subject Reorganized Debtor is organized and (ii) require such Reorganized Debtor, subject to appropriate procedures, to indemnify the Debtors’ and the Reorganized Debtors’ directors, officers and other key employees (as such key employees are identified by the New Board) serving on or after the Effective Date for all claims and actions to the fullest extent permitted by applicable law in the state in which the subject Reorganized Debtor is organized.

Notwithstanding anything to the contrary, as of the Effective Date, all Indemnification Provisions belonging or owed to directors, officers and employees of the Debtors who served or were employed by the Debtors prior to, but not after, the Petition Date shall be deemed to be, and shall be treated as though they are, Executory Contracts that are rejected pursuant to Bankruptcy Code section 365 under the Plan.

(s)	Preservation of Rights and Causes of Action.

In accordance with Bankruptcy Code section 1123(b), and except where such Causes of Action have been expressly transferred or released (including, for the avoidance of doubt, pursuant to the releases provided by Section 11.5.1 of the Plan and the Released Avoidance Actions), the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date.  No Person may rely on the absence of a specific reference in the Plan, the Disclosure Statement, the Plan Supplement or the Causes of Action retained by the Debtors to any Cause of Action against them as any indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action against them.

(t)	Management Incentive Plan.

The board of directors of Reorganized ISH may, in its sole discretion, adopt a Management Incentive Plan following the Effective Date.  The board of directors of Reorganized ISH shall, in its sole discretion, determine any allocations with respect to awards under the Management Incentive Plan.  Any New Equity Interests allocated to the Management Incentive Plan shall dilute all other New Equity Interests to be issued pursuant to this Plan.

(u)	Comprehensive Settlement of Claims and Controversies.

Pursuant to Bankruptcy Code section 1123 and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good-faith compromise and settlement of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a holder of a Claim or Interest may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and holders of Claims and Interests and is fair, equitable, and reasonable. In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors or the GUC Trust, as the case may be, may compromise and settle Claims against, and Interests in, the Debtors and their Estates and Causes of Action against other entities.

Specifically, as described in Section 5.18 of this Disclosure Statement, the Debtors and the Committee have reached a compromise and settlement of all claims and controversies formally and informally asserted by the Committee, including, without limitation, with respect to the value available for distribution on account of the Allowed General Unsecured Claims against the GUC Trust Debtors and the allocation of such value among the GUC Trust Debtors’ estates.  Specifically, the Regions Facility asserts a lien against substantially all of the assets of the GUC Trust Debtors.  As the parties considered the repayment of the Regions Facility and the resulting contribution claims among the GUC Trust Debtors’ estates, together with the asserted control group liabilities, it became clear that the parties could not agree as to whether certain of the GUC Trust Debtors’ estates would have any assets available for distribution on account of the General Unsecured Claims against them.  Given this uncertainty, and recognizing the limited funds available for distribution to the holders of the General Unsecured Claims, the parties attempted to craft an equitable resolution of this dispute to avoid costly litigation.  The settlement reached between the Debtors and the Committee provides for the allocation of $3 million to the GUC Trust to be shared by the GUC Trust Debtors’ estates, on a pro rata basis, calculated as follows:  (Allowed General Unsecured Claims of the applicable GUC Trust Debtor / aggregate Allowed General Unsecured Claims of the GUC Trust Debtors) x $3.0 million.  The parties believe that such an allocation of value among these estates creates the most fair and equitable result.  This settlement is to be approved under Bankruptcy Rule 9019 through the entry of the Confirmation Order.

7.5	Treatment of Executory Contracts and Unexpired Leases.

(a)	General Treatment.

Effective as of the Effective Date, all Executory Contracts and Unexpired Leases are hereby assumed, except for an Executory Contract or Unexpired Lease that (i) has previously been assumed or rejected pursuant to a Final Order of the Bankruptcy Court, (ii) is specifically designated as an Executory Contract or Unexpired Lease to be rejected on the Schedule of Rejected Contracts and Leases or is otherwise expressly rejected pursuant to the Plan, (iii) is the subject of a separate (a) assumption motion filed by the Debtors (with the consent of SEACOR) or (b) rejection motion filed by the Debtors (with the consent of SEACOR) under section 365 of the Bankruptcy Code prior to the Confirmation Date, or (iv) is the subject of a pending objection regarding a Cure Dispute.

(b)	Determination of Cure Disputes.

(i)          The Debtors shall file, as part of the Plan Supplement, the Schedule of Assumed Contracts and Leases and shall serve, not less than twenty (20) days prior to the commencement of the Confirmation Hearing, a notice on parties to Executory Contracts and Unexpired Leases to be assumed reflecting the Debtors’ intention to assume the contract or lease in connection with the Plan and, where applicable, setting forth the proposed Cure Amount (if any).  The proposed Cure Amount for any Executory Contract or Unexpired Lease not listed on the schedule shall be $0.00.

(ii)          To the extent that a Cure Dispute is asserted in an objection filed not less than ten (10) days prior to the commencement of the Confirmation Hearing, and properly served on the Debtors, such Cure Dispute shall be scheduled for a hearing by the Bankruptcy Court. Following resolution of a Cure Dispute by Final Order of the Bankruptcy Court, the applicable Executory Contract or Unexpired Lease shall be deemed assumed effective as of the Effective Date, provided that the Debtors, with the consent of SEACOR, reserve the right to reject any Executory Contract or Unexpired Lease following entry of a Final Order of the Bankruptcy Court resolving the applicable Cure Dispute by filing a notice indicating such rejection within three (3) Business Days of the entry of such Final Order.

(iii)         To the extent that an objection is not timely filed and properly served on the Debtors with respect to a Cure Dispute, then the counterparty to the applicable Executory Contract or Unexpired Lease shall be deemed to have assented to (a) the Cure amount proposed by the Debtors and (b) the assumption of such contract or lease, notwithstanding any provision thereof that (i) prohibits, restricts or conditions the transfer or assignment of such contract or lease, or (ii) terminates or permits the termination of a contract as a result of any direct or indirect transfer or assignment of the rights of the Debtor under such contract or a change in the ownership or control as contemplated by the Plan, and shall forever be barred and enjoined from asserting such objection against the Debtors or terminated or modifying such contract on account of transactions contemplated by the Plan.

(c)	Payments Related to Assumption of Contracts and Leases.

(i)          Subject to resolution of any Cure Dispute, any monetary amounts by which any Executory Contract and Unexpired Lease to be assumed hereunder is in default shall be satisfied pursuant to Bankruptcy Code section 365(b)(1), by payment of the default amount in cash on the Effective Date or on such other terms as the parties to such Executory Contract or Unexpired Lease may agree.

(ii)          Assumption and assignment of any Executory Contract or Unexpired Lease pursuant to the Plan, or otherwise, shall result in the full release and satisfaction of any Claims or defaults, subject to satisfaction of the Cure, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any Executory Contract or Unexpired Lease at any time before the effective date of assumption and/or assignment. Any proofs of claim filed with respect to an Executory Contract or Unexpired Lease that has been assumed shall be deemed disallowed and expunged, without further notice to or action, order or approval of the Bankruptcy Court or any other entity.

(d)	Rejection.

(i)           All Claims arising from the rejection of Executory Contracts or Unexpired Leases must be filed with the Claims Agent according to the procedures established for the filing of proofs of claim or before the later of (i) the applicable Bar Date and (ii) thirty (30) days after the entry of the order approving the rejection of such Executory Contract or Unexpired Lease.  All Claims arising from the rejection of Executory Contracts or Unexpired Leases that are evidenced by a timely filed proof of claim will be treated as General Unsecured Claims.  Upon receipt of the Plan Distribution provided in Section 7.4 of the Plan, all such Claims shall be satisfied, settled, and released as of the Effective Date, and shall not be enforceable against the Debtors, the Estates, the Reorganized Debtors, or their respective properties or interests in property.

(ii)          Any Person that is required to file a proof of claim arising from the rejection of an Executory Contract or Unexpired Lease that fails to timely do so shall be forever barred, estopped and enjoined from asserting such Claim, and such Claim shall not be enforceable, against the Debtors, the Estates, the Reorganized Debtors, or their respective properties or interests in property, unless otherwise ordered by the Bankruptcy Court or as otherwise provided herein.

(e)	Compensation and Benefits.

(i)           All broad-based employee benefit plans, policies and programs of the Debtors applicable to their respective employees, retirees, and non-employee directors, including, without limitation, all savings plans, retirement plans, healthcare plans, disability plans, and life and accidental death and dismemberment insurance plans, are deemed to be Executory Contracts and shall be treated in accordance with Article 8 of the Plan.

(ii)          Notwithstanding anything in Article 8 of the Plan to the contrary, all employment agreements and all severance, retention, incentive bonus, change in control bonus, and all other incentive compensation plans, policies and agreements of the Debtors applicable to their respective employees, retirees and non-employee directors are deemed to be Executory Contracts and shall be automatically rejected in accordance with the provisions of Bankruptcy Code section 365 and 1123 as of the Effective Date, unless any such Executory Contract is listed on the Schedule of Assumed Contracts and Leases.

7.6	GUC Trust.

(a)	Generally.

On the Effective Date, the GUC Trust shall be established and become effective for the benefit of GUC Trust Beneficiaries.  The powers, authority, responsibilities, and duties of the GUC Trust and the GUC Trustee are set forth in and shall be governed by the Plan and the GUC Trust Agreement.  The GUC Trust Agreement shall contain provisions customary to trust agreements utilized in comparable circumstances, including, without limitation, any and all provisions necessary to ensure the continued treatment of the GUC Trust as a grantor trust and the GUC Trust Beneficiaries as the grantors and owners thereof for federal income tax purposes.  The Debtors shall transfer, without recourse, to the GUC Trust all of their right, title, and interest in the GUC Trust Assets.  Upon the transfer by the Debtors of the GUC Trust Assets to the GUC Trust, the Debtors will have no reversionary or further interest in or with respect to the GUC Trust Assets or the GUC Trust.

(b)	Purposes and Establishment of the GUC Trust.

(i)          On the Effective Date, the GUC Trust shall be established pursuant to the GUC Trust Agreement for the purposes of liquidating and administering the GUC Trust Assets, including to prosecute GUC Trust Causes of Action and to file, settle, compromise, withdraw, or litigate to judgment any GUC Trust Cause of Action as permitted under the Plan and the GUC Trust Agreement.  The GUC Trust is intended to qualify as a liquidating trust pursuant to Treasury Regulation section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or any other business, except to the extent reasonably necessary to, and consistent with, the purpose of the GUC Trust.  The GUC Trust shall not be deemed a successor-in-interest of the Debtors for any purpose other than as specifically set forth herein or in the GUC Trust Agreement.

(ii)          On the Effective Date or as soon as practicable thereafter, the GUC Trustee and the Debtors, shall execute the GUC Trust Agreement and shall take all other steps necessary to establish the GUC Trust pursuant to the GUC Trust Agreement and consistent with the Plan.

(c)	GUC Trust Assets.

(i)          On the Effective Date, and in accordance with Bankruptcy Code sections 1123 and 1141, all of the Debtors’ rights, title and interest in all of the GUC Trust Assets shall automatically vest in the GUC Trust for the benefit of the GUC Trust Beneficiaries, free and clear of all Claims and Interests.  Upon the transfer of the GUC Trust Assets, the Debtors shall have no interest in or with respect to the GUC Trust Assets or the GUC Trust.  Notwithstanding the foregoing, for purposes of Bankruptcy Code section 553, the transfer of the GUC Trust Assets to the GUC Trust shall not affect the mutuality of obligations which otherwise may have existed prior to the transfer of the GUC Trust Assets to the GUC Trust.  Such transfer shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use, or other similar tax, pursuant to Bankruptcy Code section 1146(a).

(ii)          The Debtors, the GUC Trustee, the GUC Trust Beneficiaries, and any party under the control of such parties will execute any documents or other instruments, if any, and shall take all other steps as necessary to cause title to the GUC Trust Assets to be transferred to the GUC Trust.

(d)	Valuation of Assets.

(i)          The value of the cash portion of the GUC Trust Assets shall be $3,000,000.00.  The value of the GUC Trust Causes of Action is unknown.  As soon as reasonably practicable after the establishment of the GUC Trust, the GUC Trustee shall determine the value of the non-cash assets transferred to the GUC Trust, and the GUC Trustee shall apprise, in writing, the Reorganized Debtors of such valuation and, upon five (5) days written request of the Reorganized Debtors, provide the Reorganized Debtors with reasonable documentation (the “Valuation Documentation”) supporting such valuation.  The Reorganized Debtors shall have the earlier of (i) twenty-five (25) days following receipt of the GUC Trustee’s notice of valuation or (ii) twenty (20) days following receipt of the Valuation Documentation, to provide the GUC Trustee with any written objections to such valuation (the “Valuation Objection Period”).  If the Reorganized Debtors do not object to such valuation before the expiration of the Valuation Objection Period, the GUC Trustee’s valuation shall be binding on the GUC Trustee, the GUC Trustee Beneficiaries, and the Reorganized Debtors.  If the Reorganized Debtors timely object to such valuation, the GUC Trustee and the Reorganized Debtors shall work in good faith to resolve any dispute.  If the GUC Trustee and the Reorganized Debtors are not able to resolve such dispute, the Reorganized Debtors may file a motion with the Bankruptcy Court seeking the entry of an Order resolving such dispute; provided, however, any such motion shall be filed not later than fifteen (15) days after the expiration of the Valuation Objection Period.   In connection with any such judicial proceeding, it shall be the Reorganized Debtors’ burden to demonstrate that the GUC Trustee’s valuation is unreasonable.   Except as set forth below, the valuation agreed to by the parties or determined by the Bankruptcy Court shall be used consistently by all parties (including the Debtors or the Reorganized Debtors, as applicable, the GUC Trustee, and the GUC Trust Beneficiaries) for all federal income tax purposes.   To the extent the GUC Trustee makes any material modifications to the valuation to take into account future transfers of assets to the GUC Trust, the foregoing procedures shall apply to such revised valuation.  The Valuation Documentation shall be deemed confidential information and neither the Reorganized Debtors nor SEACOR nor any of their employees, representative and professionals shall provide any of the information in the Valuation Documentation to any potential target of an Avoidance Action or the employees, representatives and professionals of such potential target of an Avoidance Action, without the prior written consent of the GUC Trust. The time periods set forth in this paragraph may be extended only upon written agreement of the Reorganized Debtors and the GUC Trustee.

(ii)          In connection with the preparation of the valuation contemplated by the Plan and the GUC Trust Agreement, the GUC Trust shall be entitled to retain such professionals and advisors as the GUC Trustee shall determine to be appropriate or necessary, and the GUC Trustee shall take such other actions in connection therewith as it determines to be appropriate or necessary. The GUC Trust shall bear all of the reasonable costs and expenses incurred in connection with determining such value, including the fees and expenses of any professionals retained in connection therewith.

(e)	Appointment of the GUC Trustee.

On the Effective Date and in compliance with the provisions of the Plan and the GUC Trust Agreement, the Committee shall appoint a person or firm as GUC Trustee.  The salient terms of the GUC Trustee’s employment, including the GUC Trustee’s duties and compensation, to the extent not set forth in the Plan, and to the extent known on or prior to the Confirmation Hearing, shall be set forth in the GUC Trust Agreement or the Confirmation Order.

(f)	Duties and Powers of the GUC Trustee.

The duties and powers of the GUC Trustee shall include all powers necessary to implement the Plan with respect to all Debtors and distribute the GUC Trust Assets, including, without limitation, the duties and powers listed herein.  The GUC Trustee will administer the GUC Trust in accordance with the GUC Trust Agreement.  The GUC Trustee shall, in an expeditious but orderly manner make timely Plan Distributions, prosecute any GUC Trust Causes of Action, and not unduly prolong the duration of the GUC Trust.

(g)	Funding of the GUC Trust.

The GUC Trust will be funded from the GUC Trust Assets.  All costs and expenses, including, but not limited to the cost and expenses related to the GUC Trustee, objecting to General Unsecured Claims, and pursuing the GUC Trust Causes of Action, will be paid solely from such GUC Trust Assets.

(h)	Tax Withholdings by GUC Trustee.

The GUC Trustee may withhold and pay to the appropriate taxing authority all amounts required to be withheld pursuant to the Tax Code or any provision of any foreign, state or local tax law with respect to any payment or distribution to the GUC Trust Beneficiaries.  All such amounts withheld and paid to the appropriate taxing authority shall be treated as amounts distributed to such GUC Trust Beneficiaries for all purposes of the GUC Trust Agreement.  The GUC Trustee shall be authorized to collect such tax information from the GUC Trust Beneficiaries as it, in its sole discretion, deems necessary to effectuate the Plan, the Confirmation Order and the GUC Trust Agreement.  In order to receive distributions under the Plan, all GUC Trust Beneficiaries will need to identify themselves to the GUC Trustee and provide tax information and the specifics of their holdings, to the extent the GUC Trustee deems appropriate.  This identification requirement may, in certain cases, extend to holders who hold their securities in street name.  The GUC Trustee may refuse to make a distribution to any GUC Trust Beneficiary that fails to furnish such information in a timely fashion, until such information is delivered; provided, however, that, upon the delivery of such information by a GUC Trust Beneficiary, the GUC Trustee shall make such distribution to which the GUC Trust Beneficiary is entitled, without interest; and, provided, further, that, if the GUC Trustee fails to withhold in respect of amounts received or distributable with respect to any such holder and the GUC Trustee is later held liable for the amount of such withholding, such holder shall reimburse the GUC Trustee for such liability.

(i)	Dissolution.

The GUC Trust shall be dissolved at such time as (i) all of the GUC Trust Assets have been distributed pursuant to the Plan and the GUC Trust Agreement, (ii) the GUC Trustee determines that the administration of any remaining GUC Trust Assets is not likely to yield sufficient additional proceeds to justify further pursuit, or (iii) all distributions required to be made by the GUC Trustee under the Plan and the GUC Trust Agreement have been made; provided, however, that in no event shall the GUC Trust be dissolved later than five (5) years from the Effective Date unless the Bankruptcy Court determines that a fixed period extension (not to exceed two (2) years, including any prior extensions) is necessary to facilitate or complete the recovery and liquidation of the GUC Trust Assets.  If at any time the GUC Trustee determines, in reliance upon such professionals as the GUC Trustee may retain, that the expense of continued administration of the GUC Trust is likely to exceed the value of the remaining GUC Trust Assets, the GUC Trustee may apply to the Bankruptcy Court for authority to (i) reserve any amount necessary to dissolve the GUC Trust, (ii) donate any balance to a charitable organization (A) described in section 501(c)(3) of the Tax Code, (B) exempt from U.S. federal income tax under section 501(a) of the Tax Code, (C) not a “private foundation” as defined in section 509(a) of the Tax Code, and (D) that is unrelated to the Debtors, the GUC Trust, and any insider of the GUC Trustee, and (iii) dissolve the GUC Trust.

7.7	Binding Effect.

Except as otherwise provided in Bankruptcy Code section 1141(d)(3) and subject to the occurrence of the Effective Date, on and after the Confirmation Date, the provisions of the Plan shall bind any holder of a Claim against, or Interest in, the Debtors and inure to the benefit of and be binding on such holder’s respective successors and assigns, whether or not the Claim or Interest of such holder is impaired under the Plan and whether or not such holder has accepted the Plan.

7.8	Discharge of Claims Against and Interests in the Debtors.

Upon the Effective Date and in consideration of the Plan Distributions, except as otherwise provided herein or in the Confirmation Order, each Person that is a holder (as well as any trustees and agents on behalf of such Person) of a Claim or Interest shall be deemed to have forever waived, released, and discharged the Debtors, to the fullest extent permitted by Bankruptcy Code section 1141, of and from any and all Claims, Interests, rights, and liabilities that arose prior to the Effective Date. Except as otherwise provided herein, upon the Effective Date, all such holders of Claims and Interests shall be forever precluded and enjoined, pursuant to Bankruptcy Code sections 105, 524, 1141, from prosecuting or asserting any such discharged Claim against or terminated Interest in any Debtor or any Reorganized Debtor.

7.9	Term of Pre-Confirmation Injunctions or Stays.

Unless otherwise provided herein, all injunctions or stays arising prior to the Confirmation Date in accordance with Bankruptcy Code sections 105 or 362, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

7.10	Injunction.

Except as otherwise provided in the Plan or the Confirmation Order, as of the Confirmation Date, but subject to the occurrence of the Effective Date, all Persons who have held, hold or may hold Claims against or Interests in the Debtors are, with respect to any such Claims or Interests, permanently enjoined after the Confirmation Date from: (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Debtors, the Reorganized Debtors, the Estates or any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons or any property of any such transferee or successor; (ii) enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order against the Debtors, the Reorganized Debtors, or the Estates or any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons, or any property of any such transferee or successor; (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Debtors, the Reorganized Debtors, or the Estates or any of their property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons; (iv) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan to the fullest extent permitted by applicable law; and (v) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained herein shall preclude such Persons from exercising their rights, or obtaining benefits, pursuant to and consistent with the terms of the Plan.

7.11	Debtor Release.

For good and valuable consideration, and except as otherwise provided in the Plan or the Confirmation Order, as of the Confirmation Date, each of the Debtors, in their individual capacities and as debtor in possession, and the Reorganized Debtors shall be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action and liabilities (other than their respective rights to enforce the Plan and the contracts, instruments, releases, indentures and other agreements or documents executed and/or delivered in connection therewith) against any of the Released Parties, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Confirmation Date in any way relating to the Debtors, the Reorganized Debtors, the Released Parties, the Chapter 11 Cases, or the Plan or the Disclosure Statement, that could have been asserted by or on behalf of any Debtor or its Estate or any Reorganized Debtor, whether directly, indirectly, derivatively or in any representative or any other capacity, other than claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action and liabilities arising out of or relating to any act or omission of a Released Party that constitutes gross negligence, fraud, willful misconduct, bad faith, or breach of fiduciary duty (if any).

7.12          Third-Party Release.

(a)
Except as otherwise provided in the Plan or the Confirmation Order, on the Confirmation Date, to the fullest extent authorized by non-bankruptcy law, as such law may be extended or interpreted subsequent to the Confirmation Date, each of the Released Parties and each holder of a Claim or Interest, in each case to the extent that any such Released Party or holder of a Claim or Interest “opts into” the releases provided in Section 11.5.2 of the Plan in a timely submitted Ballot or other Bankruptcy Court-approved mechanism, in consideration for the obligations of the Debtors and Reorganized Debtors under the Plan, the New Money Capital Infusion, and other contracts, instruments, releases, agreements or documents executed and delivered in connection with the Plan, is deemed to forever release, waive and discharge all claims, demands, debts, rights, Causes of Action or liabilities (other than the right to enforce the obligations of any party under the Plan and the contracts, instruments, releases, agreements and documents delivered under or in connection with the Plan) against any of the Released Parties, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place on or prior to the Confirmation Date in any way relating to the Debtors, the Reorganized Debtors, the Chapter 11 Cases, the New Money Capital Infusion, the Plan, or the Disclosure Statement.

(b)
Notwithstanding anything to the contrary contained in the Plan: (i) except to the extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Confirmation Date, the releases provided for in Section 11.5 of the Plan shall not release any non-Debtor entity from any liability arising under (x) the Internal Revenue Code or any state, city or municipal tax code, or (y) any criminal laws of the United States or any state, city or municipality; and (ii) the releases set forth in Section 11.5 shall not release any (x) any claims against any Person to the extent such Person asserts a crossclaim, counterclaim and/or claim for setoff which seeks affirmative relief against a Debtor or any of its officers, directors, or representatives and (y) claims against any Person arising from or relating to such Person’s gross negligence, fraud, willful misconduct, bad faith, or breach of fiduciary duty (if any), each as determined by a Final Order of the Bankruptcy Court.  Nothing herein shall abrogate the applicability of attorney disciplinary rules.

(c)
As to the United States of America, its agencies, departments, or agents, nothing in the Plan or Confirmation Order shall limit or expand the scope of discharge, release or injunction to which the Debtors or Reorganized Debtors are entitled under the Bankruptcy Code, if any.  The discharge, release and injunction provisions contained in the Plan and Confirmation Order are not intended and shall not be construed to bar the United States from, subsequent to the Confirmation Order, pursuing any police or regulatory action.

(d)
Accordingly, notwithstanding anything contained in the Plan or Confirmation Order to the contrary, nothing in the Plan or Confirmation Order shall discharge, release, impair or otherwise preclude: (1) any liability to the United States that is not a “claim” within the meaning of Bankruptcy Code section 101(5); (2) any Claim of the United States arising on or after the Confirmation Date; (3) any valid right of setoff or recoupment of the United States against any of the Debtors; or (4) any liability of the Debtors or Reorganized Debtors under environmental law to any Governmental Unit (as defined by Bankruptcy Code section 101(27)) as the owner or operator of property that such entity owns or operates after the Confirmation Date.  Nor shall anything in the Plan or Confirmation Order:  (i) enjoin or otherwise bar the United States or any Governmental Unit from asserting or enforcing, outside the Bankruptcy Court, any liability described in the preceding sentence; or (ii) divest any court, commission, or tribunal of jurisdiction to determine whether any liabilities asserted by the United States or any Governmental Unit are discharged or otherwise barred by the Plan, Confirmation Order, or the Bankruptcy Code.

(e)
Moreover, nothing in the Plan or Confirmation Order shall release or exculpate any non-Debtor, including any Released Parties, from any liability to the United States, including but not limited to any liabilities arising under the Internal Revenue Code, the environmental laws, or the criminal laws against the Released Parties, nor shall anything in the Plan or Confirmation Order enjoin the United States from bringing any claim, suit, action or other proceeding against the Released Parties for any liability whatsoever; provided, however, that the foregoing sentence shall not limit the scope of discharge granted to the Debtors under Bankruptcy Code sections 524 and 1141.

(f)
Nothing contained in the Plan or Confirmation Order shall be deemed to determine the tax liability of any person or entity, including but not limited to the Debtors and the Reorganized Debtors, nor shall the Plan or Confirmation Order be deemed to have determined the federal tax treatment of any item, distribution, or entity, including the federal tax consequences of this Plan, nor shall anything in the Plan or Confirmation Order be deemed to have conferred jurisdiction upon the Bankruptcy Court to make determinations as to federal tax liability and federal tax treatment except as provided under 11 U.S.C. § 505

7.13	Exculpation and Limitation of Liability.

To the extent permissible under applicable law including, without limitation, Bankruptcy Code section 1125(e), none of the Released Parties shall have or incur any liability to any holder of any Claim or Interest or any other Person for any act or omission in connection with, or arising out of the Debtors’ restructuring, including without limitation, the negotiation, implementation and execution of the Plan, the Chapter 11 Cases, the Disclosure Statement, the solicitation of votes for and the pursuit of confirmation of the Plan, the consummation of the Plan, the New Money Capital Infusion, the New Senior Debt Facility, or the administration of the Plan or the property to be distributed under the Plan, including, without limitation, all documents ancillary thereto, all decisions, actions, inactions and alleged negligence or misconduct relating thereto and all activities leading to the promulgation and confirmation of the Plan except for gross negligence, fraud, willful misconduct, bad faith, or breach of fiduciary duty (if any), each as determined by a Final Order of the Bankruptcy Court.

7.14	Injunction Related to Releases and Exculpation.

The Confirmation Order shall permanently enjoin the commencement or prosecution by any Person or entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action or liabilities released pursuant to the Plan, including but not limited to the claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action or liabilities released in Sections 11.5 and 11.6 of the Plan.

7.15	Retention of Causes of Action/Reservation of Rights.

Subject to Section 11.5 of the Plan and except as expressly set forth herein, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights, claims or Causes of Action, rights of setoff, or other legal or equitable defenses that the Debtors had immediately prior to the Effective Date on behalf of the Estates or of themselves in accordance with any provision of the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized Debtors or the GUC Trustee, as applicable, shall have, retain, reserve, and be entitled to assert all such claims, Causes of Action, rights of setoff, or other legal or equitable defenses as fully as if the Reorganization Cases had not been commenced may be asserted after the Confirmation Date to the same extent as if the Chapter 11 Cases had not been commenced; provided, however, that neither the Reorganized Debtors nor the GUC Trustee shall be entitled to assert the Released Avoidance Actions;38 further, provided, that in no event shall the designation of an action as a Released Avoidance Action release a party for claims arising from such party’s gross negligence, fraud, willful misconduct, or bad faith.

38 See Section 5.18 of this Disclosure Statement, n. 35, supra, and Section 1.1.68 of the Plan for a description of the terms relating to Released Avoidance Actions.

7.16	Indemnification Obligations.

Notwithstanding anything to the contrary contained in the Plan, subject to the occurrence of the Effective Date, the obligations to indemnify, defend, reimburse, exculpate, advance fees and expenses to, or limit the liability of directors or officers who were directors or officers of any of the Debtors at any time after the Petition Date, against any Causes of Action, remain unaffected thereby after and are not discharged.  On and after the Effective Date, none of the Reorganized Debtors shall terminate or otherwise reduce the coverage under any directors’ and officers’ insurance policies in effect on the Petition Date, and all directors and officers of the Debtors at any time shall be entitled to the full benefits of any such policy for the full term of such policy, regardless of whether such directors and/or officers remain in such positions after the Effective Date.

7.17	Certain Indemnification Obligations.

Notwithstanding anything else in the Plan or the Confirmation Order to the contrary, any contractual or common law obligation of any of the Debtors arising post-petition to defend, indemnify and hold Westchester Fire Insurance Company (“Westchester”) harmless shall remain in full force and effect and such obligations shall be administrative expense claim(s) by Westchester under the Plan without the need for filing further proofs of claim; provided, however, that nothing shall prohibit the Debtors or any successor in interest from contesting any claim asserted by Westchester. Any liens and/or claims of Westchester on collateral pursuant to such agreements and/or related agreements, including, but not limited to, any prepetition or post-petition letters of credit, shall not be released pursuant to the Plan. Further, to the extent that Westchester pays any claim of a third-party and subrogates to such claim, such claim shall not be disallowed pursuant to any provision of the Plan or the Confirmation Order, or reduced on account of said payment by Westchester.   Furthermore,  any  and all amounts due or to become due Westchester pursuant to the terms and conditions of any indemnity agreement and/or otherwise due and owing in connection with Westchester’s issuance of bonds and/or as otherwise set forth in its proofs of claims: (i) shall be due and payable by the Reorganized Debtors in accordance with the terms of any and all indemnity agreement(s) in favor of Westchester and/or applicable common law rights of indemnification and/or exoneration, without the need or requirement for Westchester to file additional claims (subject to the Debtors’ and their successors’ rights to contest any such claim(s)); and (ii) shall not have been discharged or released by the Plan or the Confirmation Order.  Furthermore, any third party releases provided for in the Plan or Confirmation Order shall not apply to any claim(s) or potential claim(s) of Westchester against said third parties, and none of the Released Parties as defined in the Plan shall be deemed to be released by Westchester as a result of said Plan or Confirmation Order, and all such obligations of said third parties shall survive confirmation of the Plan or Confirmation Order.

7.18	Certain State Tax Provisions

Notwithstanding anything else to the contrary in the Plan, these provisions will govern the treatment of the claims of the Texas Comptroller of Public Accounts (the “Texas Comptroller”): (1) nothing provided in the Plan or the Confirmation Order shall affect or impair any statutory or common law setoff rights of the Texas Comptroller in accordance with 11 U.S.C. § 553; (2) nothing provided in the Plan or the Confirmation Order shall affect or impair any rights of the Texas Comptroller under applicable non-bankruptcy law to pursue any non-debtor third parties for tax debts or claims; (3) nothing provided in the Plan or the Confirmation Order shall be construed to preclude the payment of interest on the Texas Comptroller’s administrative expense or priority tax claims, provided that nothing shall prohibit the Debtors or any successor in interest from contesting any claim asserted by the Texas Comptroller, including without limitation, the validity, amount, classification and/or priority of the claim and whether payment of interest is appropriate; (4) to the extent that interest is payable with respect to any administrative expense or priority tax claim of the Texas Comptroller, the interest rate shall be 4.5% per annum; and (5) to the extent that the Debtors fail to treat the claims of the Texas Comptroller pursuant to the terms of the Plan, then the Texas Comptroller may (a) enforce the entire amount of its claim; (b) exercise any and all rights and remedies that it may have under applicable state law; and/or (c) seek such relief as may be appropriate in the Bankruptcy Court.

ARTICLE VIII

CONFIRMATION OF THE PLAN OF REORGANIZATION

8.1	Confirmation Hearing.

Bankruptcy Code section 1128(a) requires the bankruptcy court, after appropriate notice, to hold a hearing on confirmation of a chapter 11 plan.  The Confirmation Hearing with respect to the Plan is scheduled to commence on February 16, 2017 at 10:00 a.m. (prevailing Eastern Time).  The hearing may be adjourned or continued from time to time by the Debtors or the Bankruptcy Court without further notice except for an announcement of the adjourned or continued date made at the Confirmation Hearing (or an appropriate filing with the Bankruptcy Court) or any subsequent adjourned or continued Confirmation Hearing.

Bankruptcy Code section 1128(b) provides that any party in interest may object to confirmation of a chapter 11 plan of reorganization.  Any objection to confirmation of the Plan must be in writing, must conform to the Bankruptcy Rules, must set forth the name of the objector, the nature and amount of Claims or Interests held or asserted by the objector against the particular Debtor or Debtors, the basis for the objection and the specific grounds therefor, and must be filed with the Clerk of the Bankruptcy Court electronically using the Bankruptcy Court’s Case Management/Electronic Case File (“CM/ECF”) System at https://ecf.nysb.uscourts.gov (a CM/ECF password will be required),39 or by mailing a hard copy of such objection to the Clerk of the Bankruptcy Court, United States Bankruptcy Court of the Southern District of New York, One Bowling Green, New York, NY 10004-1408, together with proof of service, and served upon: (1) the Debtors, International Shipholding Corporation, 601 Poydras Street, Pan American Building, Suite 1850, New Orleans, Louisiana 70130, Attn: Manny Estrada, CFO (estradmg@intship.com); (2) counsel for the Debtors, Akin Gump Strauss Hauer & Feld LLP, 1333 New Hampshire Avenue N.W., Washington, D.C. 20036, Attn: J. Robertson Clarke, Esq. (rclarke@akingump.com); (3) investment banker for the Debtors, Blackhill Partners, LLC, 2651 North Harwood Street, Suite 120, Dallas, Texas 75201, Attn: Matt Denny (dennym@bhpllc.com); (4) counsel for the Committee, Pachulski Stang Ziehl & Jones LLP, 780 Third Avenue, 34th Floor, New York, New York 10017, Attn: Robert J. Feinstein, Esq. (rfeinstein@pszjlaw.com) and Bradford J. Sandler, Esq. (bsandler@pszjlaw.com); (5) counsel for the DIP Agent, Milbank, Tweed, Hadley & McCloy LLP, 28 Liberty Street, New York, New York 10005, Attn: Evan R. Fleck, Esq. (EFleck@milbank.com) and Nelly Almeida, Esq. (NAlmeida@milbank.com); (6) counsel for DVB Bank SE, Seward & Kissel LLP, One Battery Park Plaza, New York, New York 10004, Attn: John R. Ashmead, Esq. (ashmead@sewkis.com) and Robert J. Gayda, Esq. (gayda@sewkis.com); (7) counsel for Regions Bank, Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017, Attn: Steven M. Fuhrman, Esq. (sfuhrman@stblaw.com) and Moore & Van Allen PLLC, 100 North Tryon Street, Suite 4700, Charlotte, North Carolina 28202, Attn: David S. Walls, Esq. (davidwalls@mvalaw.com); (8) counsel for Capital One, National Association, McGlinchey Stafford, 112 West 34th Street, Suite 1515, New York, New York 10120, Attn: Deborah A. Reperowitz, Esq. (dreperowitz@mcglinchey.com) and McGlinchey Stafford, 301 Main Street, Suite 1400, Baton Rouge, Louisiana 70801, Attn: E. Stewart Spielman, Esq. (sspielman@mcglinchey.com); and (9) counsel for Citizens Asset Finance, Inc., Vedder Price, 1633 Broadway, 47th Floor, New York, New York 10019, Attn: Michael J. Edelman, Esq. (mjedelman@vedderprice.com) and Vedder Price, 222 North LaSalle Street, Chicago, Illinois 60601, Attn: Douglas J. Lipke, Esq. (dlipke@vedderprice.com).  Bankruptcy Rule 9014 governs objections to confirmation of the Plan.  UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED, IT MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

39 A CM/ECF password may be obtained via the Bankruptcy Court’s CM/ECF website at https://ecf.nysb.uscourts.gov.

8.2	Confirmation.

At the Confirmation Hearing, the Bankruptcy Court will determine whether the requirements of Bankruptcy Code section 1129(a) have been satisfied with respect to the Plan.

(a)	Confirmation Requirements.

Confirmation of a chapter 11 plan under Bankruptcy Code section 1129(a) requires, among other things, that:

•	the plan complies with the applicable provisions of the Bankruptcy Code;

•	the proponent of the plan has complied with the applicable provisions of the Bankruptcy Code;

•	the plan has been proposed in good faith and not by any means forbidden by law;

•
any plan payment made or to be made by the proponent under the plan for services or for costs and expenses in, or in connection with, the chapter 11 case, or in connection with the plan and incident to the case, has been approved by, or is subject to the approval of, the Bankruptcy Court as reasonable;

•
the proponent has disclosed the identity and affiliations of any individual proposed to serve, after confirmation of the plan, as a director, officer, or voting trustee of the debtor, an affiliate of the debtor participating in the plan with the debtor, or a successor to the debtor under the plan.  The appointment to, or continuance in, such office by such individual must be consistent with the interests of creditors and equity security holders and with public policy and the proponent must have disclosed the identity of any insider that the reorganized debtor will employ or retain, and the nature of any compensation for such insider;

•
with respect to each impaired class of claims or interests, either each holder of a claim or interest of such class has accepted the plan, or will receive or retain under the plan, on account of such claim or interest, property of a value, as of the effective date of the plan, that is not less than the amount that such holder would receive or retain if the debtor were liquidated on such date under chapter 7 of the Bankruptcy Code;

•	subject to the “cramdown” provisions of Bankruptcy Code section 1129(b), each class of claims or interests has either accepted the plan or is not impaired under the plan;

•
except to the extent that the holder of a particular claim has agreed to a different treatment of such claim, the plan provides that allowed administrative expenses and priority claims will be paid in full on the effective date (except that holders of priority tax claims may receive deferred Cash payments of a value, as of the effective date of the plan, equal to the allowed amounts of such claims and that holders of priority tax claims may receive on account of such claims deferred Cash payments, over a period not exceeding 5 years after the date of assessment of such claims, of a value, as of the effective date, equal to the allowed amount of such claims);

•
if a class of claims is impaired, at least one (1) impaired class of claims has accepted the plan, determined without including any acceptance of the plan by any insider holding a claim in such class; and

•
confirmation of the plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the debtor or any successor to the debtor under the plan, unless such liquidation or reorganization is proposed in the plan.

The Debtors believe that:

•	the Plan satisfies all of the above statutory requirements;

•	the Debtors have complied or will have complied with all of the requirements of chapter 11 of the Bankruptcy Code; and

•	the Plan has been proposed in good faith.

Set forth below is a summary of certain relevant statutory confirmation requirements.

(i)	Acceptance and Cramdown.

Claims in Classes 3, 4, 5, 6, and 7 are Impaired under the Plan and are entitled to vote to accept or reject the Plan.  Classes 1 and 2 are Unimpaired and, therefore, are conclusively presumed to have voted to accept the Plan pursuant to Bankruptcy Code section 1126(f).  Classes 8, 9, 10, and 11 are Impaired and not receiving any property under the Plan, and thus are deemed to have rejected the Plan.

Because certain Classes are deemed to have rejected the Plan and certain other Classes may vote to reject the Plan, the Debtors will request confirmation of the Plan under Bankruptcy Code section 1129(b).  Specifically, to obtain such confirmation, it must be demonstrated to the Bankruptcy Court that the Plan “does not discriminate unfairly” and is “fair and equitable” with respect to each dissenting Impaired Class, as discussed below.

The Debtors reserve the right, in consultation with SEACOR, to alter, amend, modify, revoke or withdraw the Plan, any exhibit, or schedule thereto or any Plan Document to satisfy the requirements of Bankruptcy Code section 1129(b), if necessary.  The Debtors believe that the Plan satisfies these “cramdown” requirements of Bankruptcy Code section 1129(b).  There can be no assurance, however, that the Bankruptcy Court will determine that the Plan meets the requirements of Bankruptcy Code section 1129(b).

(ii)	Unfair Discrimination and Fair and Equitable Test.

To obtain nonconsensual confirmation of the Plan, it must be demonstrated to the Bankruptcy Court that the Plan “does not discriminate unfairly” and is “fair and equitable” with respect to each Impaired, non-accepting Class.  The Bankruptcy Code provides a non-exclusive definition of the phrase “fair and equitable” for, respectively, secured creditors, unsecured creditors and holders of equity interests.  In general, Bankruptcy Code section 1129(b) permits confirmation notwithstanding non-acceptance by an impaired class if that class and all junior classes are treated in accordance with the “absolute priority” rule, which requires that the dissenting class be paid in full before a junior class may receive anything under the plan.

A chapter 11 plan does not “discriminate unfairly” with respect to a non-accepting class if the value of the Plan distributions to the non-accepting class is equal to, or otherwise fair when compared to, the value of the distributions to other classes whose members’ legal rights are the same as those of the members of the non-accepting class.

The Debtors believe the Plan is fair and equitable and will not discriminate unfairly against any non-accepting Class.

(iii)	Feasibility.

The Bankruptcy Code permits a plan to be confirmed only if confirmation is not likely to be followed by liquidation or the need for further financial reorganization of the Debtors or any successor to the Debtors, unless such liquidation or reorganization is proposed in the Plan.

For purposes of determining whether the Plan meets this requirement, the Debtors have analyzed their ability to meet their obligations under the Plan.  The Plan provides for the following: (i) the sale of the Debtors’ Specialty Business Segment; (ii) the disposition of the Debtors’ U.S. flagged PCTC Vessels and/or modified charters associated with such PCTC Vessels as agreed upon with SEACOR and NYK, (iii) entry into the New Senior Debt Agreement for $25 million of committed financing from SEACOR for the funding of obligations under the Plan and satisfaction of the Debtors’ ongoing working capital needs; (iv) the receipt of the New Money Capital Infusion in the amount of $10.5 million in immediately available funds from SEACOR; and (v) the sale or liquidation of other assets.  The Debtors will distribute Cash generated by all of the foregoing as well as the New Equity Interests to their creditors in accordance with the priority scheme of the Bankruptcy Code and the terms of the Plan.  As discussed in further detail in Article IX of this Disclosure Statement, as part of their feasibility analysis, the Debtors have prepared projections which, together with the assumptions on which they are based, are attached hereto as Exhibit 3 (the “Financial Projections”).  Based on such Financial Projections, the Debtors believe that they will be able to make all payments required under the Plan.  Therefore, confirmation of the Plan is not likely to be followed by liquidation or the need for further reorganization and the Debtors believe that their reorganization pursuant to the Plan will meet the feasibility requirements of the Bankruptcy Code.

(b)	Best Interests Test.

To be confirmed, a plan also has to comply with the “best interests” test, which requires that the Bankruptcy Court must find either:

•	that all members of each impaired class have accepted the plan; or

•
that each holder of an allowed claim or interest in each impaired class of claims or interests will receive or retain under the plan on account of such claim or interest property of a value, as of the effective date of the plan, that is not less than the amount such holder would receive or retain if the debtor were liquidated under chapter 7 of the Bankruptcy Code on such date.

To determine what the holders of Claims and Interests in each Impaired Class would receive if the Debtors were liquidated under chapter 7 on the Effective Date, the Bankruptcy Court must determine the dollar amount of all property that would be available for distribution to holders of Allowed Claims and Interests in a liquidation under chapter 7 of the Bankruptcy Code.

Such property would consist of (i) the Cash proceeds from the disposition of the Debtors’ assets, and (ii) any other Cash held by the Debtors.  The foregoing  amount would be:  (i) first, reduced by the amount of the DIP Claims and other Allowed Secured Claims; (ii) second, reduced by the costs and expenses of liquidation under chapter 7 (including the fees payable to a chapter 7 trustee and the fees payable to professionals that such trustee might engage) and such additional administrative claims that might result from the conversion; and (iii) third, reduced by the amount of the Allowed Administrative Expense Claims, Fee Claims, U.S. Trustee Fees, Allowed Priority Tax Claims, and Allowed Priority Non-Tax Claims.  Any remaining Cash, if any, would be allocated to creditors and equityholders in strict order of priority contained in Bankruptcy Code section 726.  Additional unsecured claims would arise by reason of the rejection of unexpired leases and executory contracts.

To determine if the Plan is in the best interests of each Impaired Class, the present value of the distributions available in a liquidation of the Debtors’ assets and properties, after subtracting the amounts discussed above, must be compared with the value of the property offered to each such Class under the Plan.

The Debtors, with the assistance of their advisors, have prepared a liquidation analysis that summarizes the Debtors’ best estimate of recoveries by holders of Allowed Claims in the event of liquidation as of December 31, 2016, which is attached hereto as Exhibit 2 (the “Liquidation Analysis”).  The Liquidation Analysis provides: (a) a summary of the liquidation values of the Debtors’ assets, assuming a chapter 7 liquidation in which a trustee appointed by the Bankruptcy Court would liquidate the assets of the Debtors’ estates, and (b) the expected recoveries of the Debtors’ creditors under the Plan.

The Liquidation Analysis contains a number of estimates and assumptions that, although developed and considered reasonable by the Debtors’ management, are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the Debtors and their management.  The Liquidation Analysis also is based on assumptions with regard to liquidation decisions that are subject to change and significant economic and competitive uncertainties and contingencies beyond the control of the Debtors and their management.  Accordingly, the values reflected might not be realized.  The chapter 7 liquidation period is assumed to last eighteen (18) months following the appointment of a chapter 7 trustee, allowing for, among other things, the discontinuation and wind-down of operations, the sale of the operations as going concerns or as individual assets, the collection of receivables and the finalization of tax affairs.  All holders of Claims that are entitled to vote to accept or reject the Plan are urged to examine carefully all of the assumptions on which the Liquidation Analysis is based in connection with their evaluation of the Plan.

Based on the Liquidation Analysis, the Debtors have determined that confirmation of the Plan will provide each holder of an Allowed Claim with a recovery that is not less than such holder would have received in the liquidation of the Debtors under chapter 7 of the Bankruptcy Code.

8.3	Standards Applicable to Releases.

Article 11 of the Plan provides for releases for certain claims against non-Debtors in consideration of services provided to the Debtors and the contributions made by the Released Parties to the Debtors’ chapter 11 cases.  The Released Parties are, collectively, in each case solely in their capacity as such (a) each Debtor; (b) each Debtor’s current officers and directors; (c) the Committee and each Committee member, (d) the DIP Agent and each DIP Lender, (e) each Pre-petition Secured Party, (f) SEACOR, as a Restructuring Support Party and as provider of the New Money Capital Infusion and the New Senior Debt Facility, and (g) with respect to each entity in sections (a) through (f), each of their respective predecessors, successors, and assigns, current shareholders, affiliates, subsidiaries, principals, employees, agents, officers, directors, managers, trustees, partners, members, professionals, representatives, advisors, attorneys, financial advisors, accountants, investment bankers, and consultants; provided, however, that such attorneys and professional advisors shall only include those that provided services related to these Chapter 11 Cases; further provided, however, that the Debtors are not releasing Claims against counsel for the Debtors in these Chapter 11 Cases, but that the Reorganized Debtors (as successor to the Debtors) shall release counsel for the Debtors in these Chapter 11 Cases as a Released Party.

As set forth in the Plan, the releases are given by each of the Released Parties and each holder of a Claim or Interest, in each case to the extent that any such Released Party or holder of a Claim or Interest “opts into” the releases provided in Section 11.5.2 of the Plan in a timely submitted Ballot or other Bankruptcy Court-approved mechanism, to the fullest extent permissible under applicable law.

The claims released by the Debtors are limited to those claims or causes of action that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Confirmation Date in any way relating to the Debtors, the Reorganized Debtors, the Released Parties, the Chapter 11 Cases, or the Plan or the Disclosure Statement, that could have been asserted by or on behalf of any Debtor or its Estate or any Reorganized Debtor, whether directly, indirectly, derivatively or in any representative or any other capacity, other than claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action and liabilities arising out of or relating to any act or omission of a Released Party that constitutes gross negligence, fraud, willful misconduct, bad faith, or breach of fiduciary duty (if any).

The claims subject to the exculpation provisions in the Plan are limited to any act or omission in connection with, or arising out of the Debtors’ restructuring, including without limitation, the negotiation, implementation and execution of the Plan, the Chapter 11 Cases, the Disclosure Statement, the solicitation of votes for and the pursuit of confirmation of the Plan, the consummation of the Plan, the New Money Capital Infusion, the New Senior Debt Facility, or the administration of the Plan or the property to be distributed under the Plan, including, without limitation, all documents ancillary thereto, all decisions, actions, inactions and alleged negligence or misconduct relating thereto and all activities leading to the promulgation and confirmation of the Plan except for gross negligence, fraud, willful misconduct, bad faith, or breach of fiduciary duty (if any), each as determined by a Final Order of the Bankruptcy Court.

The claims released by each of the Released Parties and each holder of a Claim or Interest, in each case to the extent that any such Released Party or holder of a Claim or Interest “opts into” the releases provided by the Plan are limited to those claims or causes of action that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place on or prior to the Confirmation Date in any way relating to the Debtors, the Reorganized Debtors, the Chapter 11 Cases, the New Money Capital Infusion, the Plan, or the Disclosure Statement.

The Debtors believe that the releases set forth in the Plan are appropriate because, among other things, the releases are narrowly tailored to the Debtors’ restructuring proceedings, require any holder of a Claim or Interest to “opt into” such releases, and each of the Released Parties has provided value to the Debtors and aided in the chapter 11 process.  The Debtors believe that each of the Released Parties has played an integral role in these chapter 11 cases and has expended significant time and resources in assisting the Debtors’ reorganization efforts.

The Third-Party Releases contemplated in the Plan are consistent with the requirements of the Second Circuit and are an integral part of the Plan.  Courts typically allow releases of third party claims against non-debtors where (i) there is the express or inferred consent of the party giving the release or (ii) other circumstances in the case justify giving the release.  Deutsche Bank AG, London Branch v. Metromedia Fiber Network, Inc. (In re Metromedia Fiber Network, Inc.), 416 F.3d 136, 141 (2d Cir. 2005).  The Second Circuit has stated that “‘a court may enjoin a creditor from suing a third party, provided the injunction plays an important part in the debtor’s reorganization plan.’”  JP Morgan Chase Bank, N.A. v. Charter Commc’ns Operating LLC (In re Charter Commc’ns), 419 B.R. 221, 258 (Bankr. S.D.N.Y. 2009) (quoting In re Drexel Burnham Lambert Grp., Inc., 960 F.2d 285, 293 (2d Cir. 1992)); Metromedia, 416 F.3d at 141; In re Adelphia Commc’ns Corp., 368 B.R. 140, 266 (Bankr. S.D.N.Y. 2007) (same), aff’d, 544 F.3d 420 (2d Cir. 2008); In re Oneida Ltd., 351 B.R. 79, 94 (Bankr. S.D.N.Y. 2006) (same). In applying the principles set forth in Metromedia, the Bankruptcy Court for the Southern District of New York has consistently found that the use of narrowly tailored language which limits the scope of proposed third-party releases ameliorates otherwise deficient provisions of a chapter 11 plan. See, e.g. In re Chemtura Corp., 439 B.R. 561, 610 (Bankr. S.D.N.Y. 2010); In re Motors Liquidation Co., 447 B.R. 198, 219-21 (Bankr. S.D.N.Y. 2011).

In the Second Circuit, it is well-settled that “[n]on-debtor releases may . . . be tolerated if the affected creditors consent,” provided that adequate disclosure is provided to creditors voting on the Plan. Metromedia, 416 F.3d at 142; accord Adelphia Commc’ns, 368 B.R. at 266, 268 n.307 (noting that “[i]n the Second Circuit, it has long been the law that third party releases are permissible under at least some circumstances” and specifically approving of consensual third-party releases by creditors where such releases were prominently disclosed) (citing Metromedia, 416 F.3d at 142). Courts have held that consent is present when a party votes to accept a plan. See Adelphia Commc’ns, 368 B.R. at 268 (upholding releases with respect to those who voted in favor of plan).

Moreover, in the Second Circuit, third-party releases are appropriate if the court finds that there are “unusual circumstances” that render the release terms “important” to the success of the plan. Metromedia, 416 F.3d at 143; see also In re Charter Commc’ns, 419 B.R. at 258. The factors identified in Metromedia include the following: “(i) the estate received substantial consideration; (ii) the enjoined claims were ‘channeled’ to a settlement fund rather than extinguished; (iii) the enjoined claims would indirectly impact the debtor’s reorganization ‘by way of indemnity or contribution’; and (iv) the plan otherwise provided for the full payment of the enjoined claims.” Metromedia, 416 B.R. at 142 (citations omitted).  Despite the Bankruptcy Court’s enumeration of indicative factors, the Second Circuit noted that no single factor was necessarily determinative, but that courts should consider the totality of the circumstances to determine whether the releases are important to the success of the plan.  Id. at 142-43.

The Debtors and the other Released Parties have devoted significant time and energy to arrive at a consensual plan.  The Released Parties include SEACOR whose economic contributions, cooperation, and efforts (in a number of capacities) have been essential to developing the transactions reflected in the Plan.

In light of the substantial contributions made by the Released Parties and the consensual nature of the Third-Party Releases, the Debtors submit that the proposed Third-Party Releases are appropriate under the circumstances of these Chapter 11 Cases.  Furthermore, the Debtors are not aware of any cognizable claims of any material value against any of the Released Parties that the Debtors or their estates would be releasing in connection with the Plan.

8.4	Classification of Claims and Interests.

The Debtors believe that the Plan complies with the classification requirements of the Bankruptcy Code, which require that a chapter 11 plan place each claim and interest into a class with other claims or interests that are “substantially similar.”

8.5	Consummation.

The Plan will be consummated on the Effective Date.  The Effective Date shall be the first Business Day on which all of the conditions set forth in Section 10.2 of the Plan have been satisfied or waived and no stay of the Confirmation Order is in effect.

The Plan is to be implemented pursuant to its terms, consistent with the provisions of the Bankruptcy Code.

8.6	Exemption from Certain Transfer Taxes.

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfer from a Debtor to a Reorganized Debtor or to any entity pursuant to, in contemplation of, or in connection with the Plan or pursuant to: (1) the issuance, distribution, transfer, or exchange of any debt, securities, or other interest in the Debtors or the Reorganized Debtors; (2) the creation, modification, consolidation, or recording of any mortgage, deed of trust or other security interest, or the securing of additional indebtedness by such or other means; (3) the making, assignment, or recording of any lease or sublease; or (4) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles, or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, sales or use tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

8.7	Dissolution of Creditors’ Committee.

The Committee shall be automatically dissolved on the Effective Date and, on the Effective Date, each member of the Committee (including each officer, director, employee, agent, consultant, or representative thereof) and each Professional Person retained by the Committee shall be released and discharged from all further authority, duties, responsibilities, and obligations relating to the Debtors and the Chapter 11 Cases; provided, however, that the foregoing shall not apply to any matters concerning any Fee Claims held or asserted by any Professional Persons retained by the Committee.

8.8	Modification of Plan.

The Debtors reserve the right, in consultation with SEACOR, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend, modify, or supplement the Plan before the entry of the Confirmation Order.  In addition, after the Confirmation Date, so long as such action does not materially and adversely affect the treatment of holders of Allowed Claims pursuant to the Plan, the Debtors or the Reorganized Debtors, as applicable, may, upon order of the Bankruptcy Court, amend or modify the Plan in accordance with Bankruptcy Code section 1127(b) to remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.  Subject to the foregoing, a holder of a Claim that had accepted the Plan shall be deemed to have accepted the Plan as amended, modified, or supplemented.

8.9	Revocation or Withdrawal of the Plan.

The Debtors reserve the right, in consultation with SEACOR, to revoke or withdraw the Plan in total or with respect to any particular Debtors prior to the Confirmation Date and to file subsequent chapter 11 plans.  If the Debtors revoke or withdraw the Plan in accordance with the preceding sentence prior to the Confirmation Date as to any or all of the Debtors, or if confirmation or the Effective Date does not occur with respect to one or more of the Debtors, then, with respect to such Debtors:  (a) the Plan shall be null and void in all respects; (b) Restructuring Support Agreement, including with respect to the New Money Capital Infusion; (c) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Interest or Class of Claims or Interests), assumption or rejection of executory contracts or leases affected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void; and (d) nothing contained in the Plan shall (i) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtor(s) or any other Person, (ii) prejudice in any manner the rights of such Debtors or any other Person, or (iii) constitute an admission of any sort by the Debtors or any other Person.

8.10	Allocation of Plan Distributions Between Principal and Interest.

To the extent that any Allowed Claim entitled to a distribution under the Plan consists of indebtedness and other amounts (such as accrued but unpaid interest thereon), such distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to such other amounts.

8.11	Retention of Jurisdiction.

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain the maximum legally permissible jurisdiction over all matters arising out of, and related to the Chapter 11 Cases or the Plan pursuant to, and for purposes of, Bankruptcy Code sections 105(a) and 1142, including, without limitation, jurisdiction to:

(a)
allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Disputed Claim, including, without limitation, the resolution of any request for payment of any Administrative Expense Claim, the resolution of any and all objections to the allowance or priority of any Claim and the resolution of any and all issues related to the release of Liens upon payment of a secured Claim;

(b)
grant or deny any applications for allowance of compensation or reimbursement of fees and expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

(c)
resolve any matters related to: (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease and to adjudicate and, if necessary, liquidate any Claims arising therefrom; (b) any potential contractual obligation under any assumed Executory Contract or Unexpired Lease; and (c) any dispute regarding whether a contract or lease is or was an Executory Contract or Unexpired Lease, as applicable;

(d)	ensure that distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

(e)
adjudicate, decide, or resolve any motions, adversary proceedings, Causes of Action, contested or litigated matters and any other matters and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

(f)
enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan, the Confirmation Order, and all other orders, contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan or Disclosure Statement;

(g)
resolve any cases, Claims, controversies, suits, disputes, or causes of action that may arise in connection with the occurrence of the Effective Date, confirmation, interpretation, implementation or enforcement of the Plan or the extent of any Person’s obligations incurred in connection with or released under the Plan;

(h)
issue and enforce releases and injunctions provided by the Plan and the Confirmation Order, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Person with the Effective Date or the consummation, implementation or enforcement of the Plan, except as otherwise provided in the Plan;

(i)	resolve any matters relating to the GUC Trust or the GUC Trust Agreement;

(j)
resolve any cases, controversies, suits, or disputes with respect to the releases, exculpations, and other provisions contained in Article 11 of the Plan and enter such orders as may be necessary or appropriate to implement or enforce all such releases, exculpations, and other provisions;

(k)	recover all assets of the Debtors and property of the Debtors’ Estates wherever located;

(l)	hear and determine matters concerning state, local, and federal taxes in accordance with Bankruptcy Code sections 346, 505, and 1146;

(m)	consider any modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

(n)	enter and implement such orders or take such other actions as may be necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

(o)
resolve any other matters that may arise in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan or the Disclosure Statement;

(p)	adjudicate any and all disputes arising from or relating to Plan Distributions;

(q)	determine requests for the payment of Claims entitled to priority pursuant to Bankruptcy Code section 507, including requests by Professional Persons for payment of accrued professional compensation;

(r)	enforce all orders previously entered by the Bankruptcy Court;

(s)	hear any other matter not inconsistent with the Bankruptcy Code or related statutory provisions setting forth the jurisdiction of the Bankruptcy Court; and

(t)	enter a final decree closing the Chapter 11 Cases.

ARTICLE IX

ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

If the Plan is not consummated, the Debtors’ capital structure will remain over-leveraged and, given the difficult shipping market, the Debtors will be unable to satisfy in full their debt obligations.  Accordingly, if the Plan is not confirmed and consummated, the alternatives include:

9.1	Liquidation Under Chapter 7 of the Bankruptcy Code.

The Debtors could be liquidated under chapter 7 of the Bankruptcy Code.  A discussion of the effect a chapter 7 liquidation would have on the recoveries of the holders of Allowed Claims is set forth in Article VIII of this Disclosure Statement.  The Debtors believe that liquidation would result in lower aggregate distributions being made to creditors than those provided for in the Plan, as demonstrated by the Liquidation Analysis attached as Exhibit 2 to this Disclosure Statement.

In the context of a reorganization under chapter 11 of the Bankruptcy Code with limited liquidation of certain estate assets, such limited liquidation allows the Debtors to reorganize most of their assets, occurs in an orderly fashion over a more extended period of time than in a liquidation under chapter 7, and a trustee need not be appointed.  Accordingly, the recovery to the Debtors’ estates and their creditors from the liquidated assets is greater than in a chapter 7 liquidation.  A chapter 11 reorganization with the limited liquidation of certain estate assets is therefore preferable to a chapter 7 liquidation.

9.2	Alternative Plan(s).

The Debtors have evaluated alternatives to the Plan, including alternative structures and terms of the Plan.  Prior to the filing of these Chapter 11 Cases, in early July 2016, the Debtors began a marketing process targeting various strategic and financial counterparties as plan of reorganization sponsors or outright buyers of all or some of the business segments.  During this process, the Debtors, through their financial advisors, Blackhill, managed a comprehensive marketing process, pursuant to which they contacted sixty-eight (68) prospective sponsors or buyers, receiving a total of ten (10) indications of interest.  During this process, the Debtors established a data room, met with bidders to respond to questions, and facilitated on-site visits.  Since the Petition Date, the Debtors have been actively engaged with their pre-petition lenders, the DIP Lenders, their Unions, and the Committee to determine the appropriate exit strategy for these cases.  After concluding a comprehensive analysis of the alternatives available to the Debtors’ estates, and after carefully reviewing the bids received both individually and in the aggregate, the Debtors have determined, in consultation with their advisors and creditor constituencies, that the value of their estates will be maximized by a sale of the Specialty Business Segment and a reorganization of the other segments in accordance with the terms of the Plan.  The Plan is designed to implement a comprehensive balance sheet restructuring that will solve the Debtors’ liquidity issues by significantly reducing the Debtors’ funded indebtedness while providing the Debtors with sufficient working capital to operate on a go-forward basis.  The Plan provides the Debtors with a clear exit strategy from bankruptcy for their Jones Act business segment, their PCTC business segment, and their Rail Ferry business segment.  The Plan will sufficiently de-lever the Debtors’ capital structure to allow the reorganized Debtors to operate effectively and strengthen their competitive position in the shipping industry.  The Debtors believe that the transactions contemplated by the Plan will position the company to be a profitable, successful enterprise going forward.

The Debtors do not believe that any feasible alternative plan structures exist, and that the only alternatives to the Plan are (i) the conversion of the Chapter 11 Cases to chapter 7 and liquidation of the Debtors pursuant to chapter 7 and (ii) a structured dismissal of the Chapter 11 Cases.  The Debtors do not believe that either of these alternatives is preferable to the Plan, and that the Plan, as described herein, enables holders of Claims to realize the greatest possible value under the circumstances.  The Debtors have negotiated the settlement with the Committee in order to facilitate prompt conclusion of these Chapter 11 Cases, and the distribution to the holders of the General Unsecured Claims provided under the Plan is in excess of what would be available for them under a liquidation under Chapter 7.

9.3	Dismissal of the Chapter 11 Cases.

Dismissal of the Chapter 11 Cases would have the effect of restoring (or attempting to restore) all parties to the status quo ante.  Upon dismissal of the Chapter 11 Cases, the Debtors would lose the protection of the Bankruptcy Code, thereby requiring, at the very least, an extensive and time consuming process of negotiations with their creditors, possibly resulting in costly and protracted litigation in various jurisdictions.  Moreover, holders of Secured Claims may be permitted to foreclose upon the assets that are subject to their Liens, which is a substantial majority of the Debtors’ assets.  Dismissal may also permit certain unpaid unsecured creditors to obtain and enforce judgments against the Debtors.  Accordingly, the Debtors believe that dismissal of the Chapter 11 Cases is not a viable alternative to the Plan.

THE DEBTORS BELIEVE THAT CONFIRMATION OF THE PLAN IS PREFERABLE TO ANY ALTERNATIVE BECAUSE THE PLAN MAXIMIZES THE AMOUNT OF DISTRIBUTIONS TO ALL HOLDERS OF CLAIMS AND ANY ALTERNATIVE TO CONFIRMATION OF THE PLAN WILL RESULT IN SUBSTANTIAL DELAYS IN THE DISTRIBUTION OF ANY RECOVERIES.  THEREFORE, THE DEBTORS RECOMMEND THAT ALL HOLDERS OF IMPAIRED CLAIMS ENTITLED TO VOTE ON THE PLAN VOTE TO ACCEPT THE PLAN.

ARTICLE X

CERTAIN RISK FACTORS TO BE CONSIDERED

Important Risks to Be Considered

Holders of Claims should read and consider carefully the following risk factors and the other information in this Disclosure Statement, the Plan, the Plan Supplement, and the other documents delivered or incorporated by reference in this Disclosure Statement and the Plan, before voting to accept or reject the Plan.

These risk factors should not, however, be regarded as constituting the only risks involved in connection with the Plan and its implementation.

10.1	Certain Bankruptcy Considerations.

(a)	General.

Although the Plan is designed to implement the reorganization of the Debtors and provide distributions to creditors in an expeditious and efficient manner, it is impossible to predict with certainty the amount of time that the Debtors may spend in bankruptcy or to assure parties in interest that the Plan will be confirmed.

If the Debtors are unable to obtain confirmation of the Plan on a timely basis because of a challenge to confirmation of the Plan or a failure to satisfy the conditions to consummation of the Plan, they may be forced to operate in bankruptcy for an extended period while they try to develop a different chapter 11 plan that can be confirmed.  Such a scenario could result in a material deterioration in the Debtors’ businesses and in the value of their assets and likely would diminish recoveries under any subsequent chapter 11 plan.  Further, in such event, the Debtors may not have sufficient Cash to fund their operations in bankruptcy.

(b)	Failure to Receive Requisite Acceptances.

Claims in Classes 3, 4, 5, 6, and 7 are the only Claims entitled to vote to accept or reject the Plan.  Although the Debtors believe they will receive the requisite acceptances to confirm the Plan, the Debtors cannot provide assurances that such requisite acceptances will be received for at least one (1) of these Classes.  If the requisite acceptances are not received for at least one (1) of these Classes, the Debtors will not be able to seek confirmation of the Plan under Bankruptcy Code section 1129(b) because at least one (1) Impaired Class will not have voted in favor of the Plan as required by Bankruptcy Code section 1129(a)(10).  In such a circumstance, the Debtors may seek to obtain acceptances of an alternative chapter 11 plan that may not have sufficient support from the necessary creditors, or may be required to liquidate these estates under chapter 7 of the Bankruptcy Code.  There can be no assurance that the terms of any alternative plan would be similar to, or as favorable to the Debtors’ creditors as, those proposed in the Plan.

(c)	Failure to Secure Confirmation of the Plan.

Even if the requisite acceptances are received, the Debtors cannot provide assurances that the Bankruptcy Court will confirm the Plan.  A party in interest might challenge the balloting procedures and/or the voting results as not being in compliance with the Bankruptcy Code or the Bankruptcy Rules.  Even if the Bankruptcy Court determined that the balloting procedures and results were appropriate, the Bankruptcy Court could still decline to confirm the Plan if it found that any of the statutory requirements for confirmation had not been met.  Bankruptcy Code section 1129 sets forth the requirements for confirmation and requires, among other things, a finding by the Bankruptcy Court that the value of distributions to non-accepting holders of claims and interests within a particular class under the Plan will not be less than the value of distributions such holders would receive if the debtor were liquidated under chapter 7 of the Bankruptcy Code.  While the Debtors cannot provide assurances that the Bankruptcy Court will conclude that these requirements have been met, the Debtors believe that any non-accepting holders within each Class under the Plan will receive distributions at least as great as would be received following a liquidation under chapter 7 of the Bankruptcy Code when taking into consideration all administrative claims and the costs and uncertainty associated with any such chapter 7 case.

If the Plan is not confirmed, the Plan will need to be revised and it is unclear whether a chapter 11 reorganization or liquidation of the Debtors’ assets could be implemented and what distribution the holders of Allowed Claims ultimately would receive.  If an alternative could not be agreed to, it is possible that the Debtors would have to liquidate their remaining assets in chapter 7, in which case it is likely that the holders of Allowed Claims would receive substantially less favorable treatment than they would receive under the Plan.  There can be no assurance that the terms of any such alternative would be similar to or as favorable to the Debtors’ creditors as those proposed in the Plan.

(d)	Failure to Consummate the Plan.

Section X of the Plan contains various conditions to consummation of the Plan, including the Confirmation Order having become final and non-appealable, the Debtors having entered into the Plan Documents, and all conditions precedent to effectiveness of such Plan Documents having been satisfied or waived in accordance with the terms thereof.  As of the date of this Disclosure Statement, there can be no assurance that these or the other conditions to consummation will be satisfied or waived.  Accordingly, even if the Plan is confirmed by the Bankruptcy Court, there can be no assurance that the Plan will be consummated.

(e)	Reductions to Estimated Creditor Recoveries.

The Allowed amount of Claims in any Class, including, without limitation, the claims asserted against certain Debtors on account of alleged asbestosis claimants described in section 3.1(d) of this Disclosure Statement, could be greater than projected, which in turn, could cause the amount of distributions to creditors in such Class to be reduced substantially.  The amount of cash realized from the liquidation of the Debtors’ remaining assets could be less than anticipated, which could cause the amount of distributions to creditors to be reduced substantially.

(f)	Objection to the Amount or Classification of Claims.

The Debtors, the Reorganized Debtors, and the GUC Trustee, as applicable, reserve the right to object to the amount or classification of any Claim.  Accordingly, the estimates set forth in this Disclosure Statement cannot be relied on by any creditor whose Claim is subject to an objection.  Any such Claim holder may not receive its share of the estimated distributions described in this Disclosure Statement.

(g)	Failure to Consummate PCTC Transaction.

The transaction described in Section 7.4(e) of this Disclosure Statement with respect to the disposition of the PCTC Vessels is still under negotiation with the applicable counterparties.  The Debtors may be unable to reach an agreement regarding this transaction that can be consummated on or about the Effective Date, or the terms currently being discussed may materially change.  Failure to reach an agreement or a material modification of the terms being discussed could change the treatment of Regions Bank, which may require the Debtors to re-solicit Regions Bank and extend Region Bank’s period to object to confirmation of the Plan, and/or cause the amount of distributions to creditors of each Debtor’s estate whose assets secure the Regions Facility and to the holders of the DVB Facility Claims40 under the Plan to be reduced substantially.

40 See Sections 3.2(a)(i) and (iv).

(h)	Reduction of GUC Trust Assets.

The funding of the Cash portion of the GUC Trust Assets by the Debtors pursuant to the terms of the Plan is conditioned on sufficient Retained Net Operating Funds and Remaining Cash on Hand after taking into account distributions to holders of Allowed Administrative Expense Claims and Allowed Other Priority Claims.  Such Allowed Administrative Claims and Allowed Other Priority Claims could be higher than anticipated, which may, in turn, prevent the effectiveness of the Plan.

10.2	Certain Securities Considerations.

Bankruptcy Code section 1145(a)(1) exempts the offer and sale of certain securities issued in connection with a chapter 11 plan from registration under the Securities Act and state securities laws if three (3) principal requirements are satisfied: (1) the securities must be offered and sold under a plan and must be securities of the debtor, an affiliate participating in a joint plan with the debtor or a successor to the debtor under the plan; (2) the recipients of the securities must hold a pre-petition or administrative expense claim against, or an interest in, the debtor or such affiliate; and (3) the securities must be issued in exchange for the recipient’s claim or interest, or principally in such exchange and partly for cash or property.  The Debtors believe that the New Equity Interests satisfy the requirements of Bankruptcy Code section 1145(a)(1) and, therefore, such interests are exempt from registration under the Securities Act and applicable state securities laws.

ARTICLE XI

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

11.1	Introduction.

The following is a summary of certain U.S. federal income tax consequences of the Plan to the Debtors and certain Holders of Claims.  This summary is based on the Internal Revenue Code of 1986, as amended (the “Tax Code”), Treasury regulations promulgated thereunder, and administrative and judicial interpretations and practice, all as in effect on the date of this Disclosure Statement and all of which are subject to change, with possible retroactive effect.  Due to the lack of definitive judicial and administrative authority in a number of areas, substantial uncertainty may exist with respect to some of the tax consequences described below.  No opinion of counsel has been obtained, and we do not intend to seek a ruling from the Internal Revenue Service (the “IRS”) as to any of the tax consequences of the Plan discussed below.  Events occurring after the date of this Disclosure Statement, including changes in law and changes in administrative positions, could affect the U.S. federal income tax consequences of the Plan.  No representations are being made regarding the particular tax consequences of the confirmation and consummation of the Plan to the Debtors or any Holder of a Claim.  There can be no assurance that the IRS will not challenge one or more of the tax consequences of the Plan described below.

This summary does not apply to Holders of Claims that are otherwise subject to special treatment under U.S. federal income tax law (including, for example, banks, governmental authorities or agencies, financial institutions, insurance companies, entities classified as partnerships for U.S. federal income tax purposes, tax-exempt organizations, brokers and dealers in securities, regulated investment companies, real estate investment trusts, small business investment companies, employees, persons who receive their Claims pursuant to the exercise of an employee stock option or otherwise as compensation, persons holding Claims that are a hedge against, or that are hedged against, currency risk or that are part of a straddle, constructive sale, or conversion transaction and regulated investment companies).  The following discussion assumes that Holders of Claims hold such Claims as “capital assets” within the meaning of Tax Code section 1221.  This summary does not purport to cover all aspects of U.S. federal income taxation that may apply to the Debtors and Holders of Claims based upon their particular circumstances.  Further, this summary does not address Holders that hold multiple Claims.  Additionally, this summary does not discuss any tax consequences that may arise under any laws other than U.S. federal income tax law, including under state, local, estate, gift, non-U.S. or any other applicable tax law.

For purposes of this summary, a “U.S. Holder” means a Holder of a Claim that is, for U.S. federal income tax purposes: (i) an individual that is a citizen or resident of the United States; (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust, if (a) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust, or (b) it has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.  A “Non-U.S. Holder” means a Holder of a Claim that is not a U.S. Holder and is, for U.S. federal income tax purposes, an individual, corporation (or other entity treated as a corporation for U.S. federal income tax purposes), estate or trust.

If an entity classified as a partnership for U.S. federal income tax purposes holds a Claim, the U.S. federal income tax treatment of a partner (or other owner) of the entity generally will depend on the status of the partner (or other owner) and the activities of the entity.  Such partner (or other owner) should consult its tax advisor as to the tax consequences of the Plan.

The U.S. federal income tax consequences of the Plan are complex.  The following summary is for informational purposes only and is not a substitute for careful tax planning and advice based on the individual circumstances pertaining to a Holder of a Claim or Interest.  All Holders of Claims and Interests are urged to consult their own tax advisors as to the consequences of the restructuring described in the Plan under federal, state, local, non-U.S. and any other applicable tax laws.

The U.S. federal income tax consequences of the Plan are complex.  The following summary is for informational purposes only and is not a substitute for tax planning and advice based on the individual circumstances pertaining to a Holder of a Claim.  All Holders of Claims are urged to consult their own tax advisors as to the consequences of the restructuring described in the Plan under federal, state, local, non-U.S. and any other applicable tax laws.

11.2	U.S. Federal Income Tax Consequences Under the Plan of Reorganization.

International Shipholding Corporation and its U.S. corporate subsidiaries (the “ISH Consolidated Group”) reported consolidated estimated net operating loss (“NOL”) carryforwards as of December 31, 2015, of approximately $35,331,376.00 million.  Furthermore, the ISH Consolidated Group expects to report additional estimated NOL carryforwards as of December 31, 2016, in the approximate amount of $35,000,000.   However, the ISH Consolidated Group’s NOLs are subject to audit and possible challenge by the IRS.  Accordingly, the amount of the ISH Consolidated Group’s NOLs ultimately may vary from the amounts set forth above.

(a)	Cancellation of Indebtedness Income.

Generally, a corporation will recognize cancellation of debt (“COD”) income upon satisfaction of its outstanding indebtedness for total consideration less than the amount of such indebtedness.  The amount of COD income, in general, is the excess of (a) the adjusted issue price of the indebtedness satisfied, over (b) the sum of (x) the amount of cash paid, and (y) the issue price of any new indebtedness of the taxpayer issued and (z) the fair market value of any other new consideration (including stock of the debtor) given in satisfaction of such indebtedness at the time of the exchange.

A corporation will not, however, be required to include any amount of COD income in gross income if the corporation is insolvent (but only to the extent of the insolvency), or a debtor under the jurisdiction of a court in a case under chapter 11 of the Bankruptcy Code and the discharge of debt occurs pursuant to that proceeding (the “Section 108(a) Exceptions”).  Under Tax Code section 108(b), a debtor that excludes COD income from gross income under the Section 108(a) Exceptions generally must reduce certain tax attributes by the amount of the excluded COD income.  In general, tax attributes are reduced in the following order: (a) NOLs and NOL carryforwards, (b) general business and minimum tax credit carryforwards, (c) capital loss carryforwards, (d) basis of the debtor’s assets, and (e) foreign tax credit carryforwards.  A debtor’s tax basis in its assets generally may not be reduced below the amount of liabilities remaining immediately after the discharge of indebtedness.  NOLs for the taxable year of the discharge and NOL carryovers to such year generally are the first attributes subject to reduction.  However, a debtor may elect under Tax Code section 108(b)(5) (the “Section 108(b)(5) Election”) to reduce its basis in its depreciable property first.  If a debtor makes a Section 108(b)(5) Election, the limitation on reducing the debtor’s basis in its assets below the amount of its remaining liabilities does not apply.

COD income is determined on a company-by-company basis.  If a debtor with excluded COD income is a member of a consolidated group, Treasury regulations address the application of the rules for the reduction of tax attributes (the “Consolidated Attribute Reduction Rules”).  If the debtor is a member of a consolidated group and is required to reduce its basis in the stock of another group member, a “look-through rule” generally requires a corresponding reduction in the tax attributes of the lower-tier member.  If the amount of a debtor’s excluded COD income exceeds the amount of attribute reduction resulting from the application of the foregoing rules, certain other tax attributes of the consolidated group may also be subject to reduction.  Finally, if the attribute reduction is less than the amount of COD income recognized by a member and there is an excess loss account (an “ELA”) (i.e., negative basis in stock) in the stock of the member that recognizes such COD income, the ISH Consolidated Group will recognize taxable income to the extent of the lesser of such ELA or the amount of the COD income that was not offset by tax attribute reduction.

The Debtors’ sale, transfer, or other disposition of its assets pursuant to the Plan (the “Restructuring Transactions”) will constitute a taxable disposition of such assets, and the Debtors will recognize gain or loss based on the difference between the fair market value and the tax basis of the assets sold, transferred, or disposed.  The Debtors expect that they will recognize gain on the Restructuring Transactions, possibly in excess of the ISH Consolidated Group’s NOL.

Furthermore, we also expect to realize COD income as a result of the Plan.  Pursuant to the Section 108(a) Exceptions, we do not expect to include any COD income in gross income.  Instead, we will be required to reduce our tax attributes in accordance with the Consolidated Attribute Reduction Rules after determining the taxable income (or loss) of the ISH Consolidated Group for the taxable year of discharge.  Basis reduction applies to assets owned by a Debtor at the beginning of the tax year following the discharge.

Under the Consolidated Attribute Reduction Rules, our excluded COD income will be applied to reduce NOLs, if any, and other tax attributes, including our tax basis in our assets.  We currently anticipate that the application of Consolidated Attribute Reduction Rules (unless a Section 108(b)(5) Election is made) may result in the elimination of the ISH Consolidated Group’s consolidated NOLs and possibly in a reduction of the basis in their assets.

The extent to which other tax attributes remain following the application of the Consolidated Attribute Reduction Rules will depend upon a number of factors, including the amount of COD income that is actually incurred and whether we make the Section 108(b)(5) Election.

(b)	Limitation on NOLs and Other Tax Attributes.

Under Tax Code section 382, if a “loss corporation” (generally, a corporation with NOLs and/or built-in losses) undergoes an “ownership change,” the amount of its pre-change losses (including certain losses or deductions which are “built-in,” i.e., economically accrued but unrecognized as of the date of the ownership change) that may be utilized to offset future taxable income generally are subject to an annual limitation.  Similar rules apply to a corporation’s capital loss carryforwards and tax credits.

Our issuance of New Equity Interests pursuant to the Plan is expected to result in an ownership change for purposes of Tax Code section 382.  Accordingly, any pre-change NOLs may be subject to an annual limitation on use following the Effective Date.  This limitation applies in addition to, and not in lieu of, any other limitation that may already or in the future be in effect and the attribute reduction that may result from COD.

(c)	Alternative Minimum Tax.

In general, a federal alternative minimum tax (“AMT”) is imposed on a corporation’s alternative minimum taxable income (“AMTI”) each year at a 20% rate to the extent that such tax exceeds the corporation’s regular federal income tax for such year.  AMTI is generally equal to regular taxable income with certain adjustments.  For purposes of computing AMTI, certain tax deductions and other beneficial allowances are modified or eliminated.  In particular, even though a corporation may otherwise be able to offset all of its taxable income for regular tax purposes by available NOLs, only 90% of a corporation’s AMTI generally may be offset by its AMT NOLs.

In addition, if a corporation (or a consolidated group) undergoes an ownership change within the meaning of Tax Code section 382 and has a net unrealized built-in loss at the time of such change, the corporation’s (or the consolidated group’s) aggregate basis in its assets would be reduced for certain AMT purposes to reflect the fair market value of such assets as of the date of the ownership change.

Any AMT that a corporation pays generally will be allowed as a nonrefundable credit against its regular federal income tax liability in future years when the corporation is not subject to the AMT.  Any unused credit may be carried forward indefinitely.

11.3	Federal Income Tax Consequences to Holders of Claims.

The U.S. federal income tax consequences to holders of Allowed Claims arising from the distributions pursuant to the Plan may vary, depending upon, among other things: (a) the manner in which a holder acquired an Allowed Claim; (b) the type of consideration received by the holder of an Allowed Claim in exchange for the interest it holds; (c) the nature of the indebtedness owed to it; (d) whether the holder previously claimed a bad debt or worthless securities deduction in respect of the Allowed Claim; (e) whether the holder of the Allowed Claim is a citizen or a resident of the U.S. for tax purposes; (f) whether the holder of the Allowed Claim reports income on the accrual or cash basis method of accounting; and (g) whether the holder receives distributions in more than one (1) taxable year. In addition, where gain or loss is recognized by a holder, the character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the holder, whether the Allowed Claim constitutes a capital asset in the hands of the holder and how long it has been held or is treated as having been held, and whether the Allowed Claim was acquired at a market discount.

In general, the receipt of Cash and/or GUC Trust Interests in exchange for an Allowed Claim (other than DIP Claims) should result in the recognition of gain or loss in an amount equal to the difference between (i) the sum of the amount of any Cash and the fair market value of any GUC Trust Interests received (other than any Cash or GUC Trust Interests attributable to accrued but unpaid interest) and (ii) the holder’s tax basis in its Allowed Claim (other than any Claim for accrued but unpaid interest).

A U.S. Holder of DIP Claims should recognize gain or loss equal to the excess of (i) the fair market value of the New Equity Interests received in satisfaction of such DIP Claims over (ii) such U.S. Holder’s adjusted tax basis in its DIP Claims surrendered in the exchange. The New Money Capital Infusion should be treated as a contribution to capital in respect of the New Equity Interests.

If a Claim in the holder’s hands is a capital asset, the gain or loss realized by that holder in connection with such Claim will generally be characterized as a capital gain or loss. Such gain or loss will constitute long-term capital gain or loss if the holder held such Claim for longer than one (1) year or short-term capital gain or loss if the holder held such Claim for one (1) year or less. If the holder realizes a capital loss, the holder’s deduction of the loss may be subject to limitation.

Holders of Claims who were not previously required to include any accrued but unpaid interest in their gross income on a Claim may be treated as receiving taxable interest income taxable at tax rates for ordinary income to the extent any consideration they receive under the Plan is allocable to such interest.  Holders of Claims previously required to include in their gross income any accrued but unpaid interest on a claim may be entitled to recognize a deductible loss to the extent such interest is not satisfied under the Plan.  Under the Plan, to the extent that any Allowed Claim entitled to a distribution is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, for federal income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent the distribution exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.  However, there is no assurance that such allocation will be respected by the IRS for U.S. federal income tax purposes.

A holder of an Allowed Claim who receives, in respect of its Claim, an amount that is less than its tax basis in such claim or equity interest may be entitled to a bad debt deduction under section 166(a) of the Tax Code or a loss under section 165(a) of the Tax Code.  The rules governing the character, timing, and amount of these deductions depend upon the facts and circumstances of the holder, the obligor, and the instrument with respect to which a deduction is claimed. Accordingly, holders are urged to consult their tax advisors with respect to their ability to take such a deduction if either: (1) the holder is a corporation; or (2) the Claim constituted (a) a debt created or acquired (as the case may be) in connection with a trade or business of the holder or (b) a debt the loss from the worthlessness of which is incurred in the holder’s trade or business. A holder that has previously recognized a loss or deduction in respect of its claim or equity interest may be required to include in its gross income (as ordinary income) any amounts received under the Plan to the extent such amounts exceed the holder’s adjusted basis in such Claim.

Whether the holder of Claims will recognize a loss, a deduction for worthless securities or any other tax treatment will depend upon facts and circumstances that are specific to the nature of the holder and its Claims. Accordingly, holders of Claims should consult their own tax advisors.

A holder of a Claim constituting any installment obligation for tax purposes may be required to currently recognize any gain remaining with respect to such obligation if, pursuant to the Plan, the obligation is considered to be satisfied at other than its face value, distributed, transmitted, sold or otherwise disposed of within the meaning of section 453B of the Tax Code.

If a holder of an Allowed Claim purchased the Claim at a discount, the difference may constitute “market discount” for U.S. federal income tax purposes. Any gain recognized by a holder of a debt obligation with market discount should be treated as ordinary interest income to the extent of any market discount accrued on the Claim by the holder on or prior to the date of the exchange.

11.4	Information Reporting and Back-Up Withholding.

The Debtors will withhold all amounts required by law to be withheld from payments under the Plan. The Debtors will comply with all applicable reporting requirements of the Tax Code. In general, information reporting requirements may apply to distributions or payments made to a holder of a Claim under the Plan. In addition, backup withholding of taxes will generally apply to payments in respect of an Allowed Claim under the Plan unless, in the case of a U.S. holder, such U.S. Holder provides a properly executed IRS Form W-9 and, in the case of Non-U.S. Holder, such Non-U.S. Holder provides a properly executed applicable IRS Form W-8BEN or W-8BEN-E (or otherwise establishes such Non-U.S. holder’s eligibility for an exemption).

Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a holder’s U.S. federal income tax liability, and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing an appropriate claim for refund with the IRS (generally, a federal income tax return).

In addition, from an information reporting perspective, the Treasury Regulations generally require disclosure by a taxpayer on its U.S. federal income tax return of certain types of transactions in which the taxpayer participated, including, among other types of transactions, certain transactions that result in the taxpayer’s claiming a loss in excess of specified thresholds. Holders are urged to consult their tax advisors regarding these regulations and whether the transactions contemplated by the Plan would be subject to these regulations and require disclosure on the holders’ tax returns.

11.5	Consequences of Ownership and Disposition of the New Equity Interests.

Cash distributions made by Reorganized ISH in respect of New Equity Interests will constitute a taxable dividend, when such distribution is actually or constructively received, to the extent such distribution is paid out of the current or accumulated earnings and profits of Reorganized ISH (as determined under U.S. federal income tax principles).  To the extent the amount of any distribution received by a U.S. Holder in respect of New Equity Interests exceeds the current or accumulated earnings and profits of Reorganized ISH, the distribution (1) will be treated as a non-taxable return of the U.S. Holder’s adjusted tax basis in that New Equity Interests and (2) thereafter will be treated as capital gain.

Sales or other taxable dispositions by U.S. Holders of New Equity Interests generally will give rise to gain or loss equal to the difference between the amount realized on the disposition and the U.S. Holder’s tax basis in such New Equity Interests.  In general, gain or loss recognized on the sale or exchange of New Equity Interests will be capital gain or loss and, if the U.S. Holder’s holding period for such New Equity Interests exceeds one year, will be long-term capital gain or loss.  Certain U.S. Holders, including individuals, are eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains realized.  The deduction of capital losses against ordinary income is subject to limitations under the Tax Code.

11.6	Consequences of the GUC Trust.

Pursuant to the Plan of Reorganization, certain of the Debtors’ assets will be transferred directly or indirectly to GUC Trust Beneficiaries.  For federal income tax purposes, any such assets transferred to the GUC Trust (other than such assets transferred to the Disputed Claims reserve) will be treated by the Debtors and by the GUC Trust Beneficiaries as having been distributed to the GUC Trust Beneficiaries, with such GUC Trust Beneficiaries then transferring the assets to the GUC Trust in exchange for beneficial interests in the GUC Trust.  The Debtors will not retain a beneficial interest in the GUC Trust; instead, the beneficial interest in the GUC Trust will be held by the GUC Trust Beneficiaries.  It is intended that the GUC Trust be treated, for U.S. federal income tax purposes, as a liquidating trust and as a grantor trust, with the GUC Trust Beneficiaries receiving GUC Trust Interests being treated as the grantors and deemed owners of the GUC Trust Assets (other than the portion of the GUC Trust Assets held in the Disputed Claims reserve).

The GUC Trust will be organized for the primary purpose of liquidating the assets transferred to it with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the GUC Trust.  Thus, the GUC Trust is intended to be classified for federal income tax purposes as a “liquidating trust” within the meaning of Treasury Regulations section 301.7701- 4(d), except for the portion of the GUC Trust Assets held in the Disputed Claims reserve.  The provisions of the GUC Trust Agreement and the Plan are intended to satisfy the guidelines for classification as a liquidating trust that are set forth in Revenue Procedure 94-45, 1994-2 C.B. 684.  Under the Plan, all parties are required to treat the GUC Trust as a liquidating trust, subject to contrary definitive guidance from the IRS.

No request for a ruling from the IRS will be sought on the classification of the GUC Trust. Accordingly, there can be no assurance that the IRS would not take a contrary position to the classification of the GUC Trust.  If the IRS were to challenge successfully the classification of the GUC Trust as a grantor trust, the federal income tax consequences to the GUC Trust and the GUC Trust Beneficiaries could vary from those discussed in the Plan (including the potential for an entity-level tax).  For example, the IRS may characterize some or all of the GUC Trust as a grantor trust for the benefit of the Debtors or as otherwise owned by and taxable to the Debtors. Alternatively, the IRS could characterize the GUC Trust as a so-called “complex trust” subject to a separate entity-level tax on its earnings, except to the extent that such earnings are distributed during the taxable year.

Consistent with the intended treatment, GUC Trust Beneficiaries will be treated for federal income tax purposes as the grantors and owners of their share of the assets held by the GUC Trust.  No tax should be imposed on the GUC Trust on earnings generated by the assets held by the GUC Trust (except for the portion held in the Disputed Claims reserve).  Instead, each GUC Trust Beneficiary holding a beneficial interest in the GUC Trust must report on its federal income tax return its allocable share of income, gain, loss, deduction and credit recognized or incurred by the GUC Trust.  None of the Debtors’ NOLs carryforwards will be available to reduce any income or gain of the GUC Trust.  Moreover, upon the sale or other disposition (or deemed disposition) of any GUC Trust Asset, each GUC Trust Beneficiary holding a beneficial interest in the GUC Trust must report on its federal income tax return its share of any gain or loss measured by the difference between (1) its share of the amount of cash and/or the fair market value of any property received by the GUC Trust in exchange for the GUC Trust Asset so sold or otherwise disposed of and (2) such GUC Trust Beneficiary’s adjusted tax basis in its share of the GUC Trust Asset.  The character of any such gain or loss to the GUC Trust Beneficiary will be determined as if such GUC Trust Beneficiary itself had directly sold or otherwise disposed of the GUC Trust Asset. The character of items of income, gain, loss, deduction and credit to any GUC Trust Beneficiary holding a beneficial interest in the GUC Trust, and the ability of the GUC Trust Beneficiary to benefit from any deductions or losses, may depend on the particular circumstances or status of the GUC Trust Beneficiary.

Given the treatment of the GUC Trust as a grantor trust, each GUC Trust Beneficiary holding a beneficial interest in the GUC Trust has an obligation to report its share of the GUC Trust’s tax items (including gain on the sale or other disposition of a GUC Trust Asset) which is not dependent on the distribution of any cash or other GUC Trust Assets by the GUC Trust.  Accordingly, a GUC Trust Beneficiary holding a beneficial interest in the GUC Trust may incur a tax liability as a result of owning a share of the GUC Trust Assets, regardless of whether the GUC Trust distributes cash or other assets.  Due to the requirement that the GUC Trust maintain certain reserves, the GUC Trust’s ability to make current Cash distributions may be limited or precluded.  In addition, due to possible differences in the timing of income on, and the receipt of cash from the GUC Trust Assets, a GUC Trust Beneficiary holding a beneficial interest in the GUC Trust may be required to report and pay tax on a greater amount of income for a taxable year than the amount of cash received by the GUC Trust Beneficiary during the year.

The GUC Trust will file annual information tax returns with the IRS as a grantor trust pursuant to Treasury Regulations section 1.671-4(a) that will include information concerning certain items relating to the holding or disposition (or deemed disposition) of the GUC Trust Assets (e.g., income, gain, loss, deduction and credit).  Each GUC Trust Beneficiary holding a beneficial interest in the GUC Trust will receive a copy of the information returns and must report on its federal income tax return its share of all such items.  The information provided by the GUC Trust will pertain to GUC Trust Beneficiaries who received their interests in the GUC Trust in connection with the Plan.

Subject to contrary definitive guidance from the IRS or a court of competent jurisdiction (including the receipt by the GUC Trustee of an IRS private letter ruling if the GUC Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the GUC Trustee), the GUC Trustee may (A) elect to treat any Disputed Claims reserve as a “disputed ownership fund” governed by Treasury Regulation section 1.468B-9 and (B) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes.

Accordingly, any Disputed Claims reserve may be subject to tax annually on a separate entity basis on any net income earned with respect to the GUC Trust Assets in such reserves, and all distributions from such reserves (which distributions will be net of the related expenses of the reserve) will be treated as received by holders in respect of their Claims as if distributed by the Debtors. All parties (including, without limitation, the Debtors, the GUC Trustee and the GUC Trust Beneficiaries) will be required to report for tax purposes consistently with the foregoing.

11.7	U.S. Federal Income Tax Consequences for Non-U.S. Holders.

The rules governing U.S. federal income taxation of a Non-U.S. Holder are complex.  The following discussion includes only certain U.S. federal income tax consequences of the Plan to Non-U.S. Holders.  The discussion does not include any non-U.S. tax considerations.  Non-U.S. Holders should consult with their own tax advisors to determine the effect of U.S. federal, state, and local tax laws, as well as any other applicable non-U.S. tax laws and/or treaties, with regard to their participation in the transactions contemplated by the Plan and their ownership of Claims.

Whether a Non-U.S. Holder realizes gain or loss on the sale, exchange or other disposition and the amount of such gain or loss is determined in the same manner as set forth above in connection with U.S. Holders.

(a)	Gain Recognition.

Any gain realized by a Non-U.S. Holder on the exchange of its Claim, or the sale or other taxable disposition of New Equity Interests, generally will not be subject to U.S. federal income taxation unless (a) the Non-U.S. Holder is an individual who was present in the U.S. for 183 days or more during the taxable year in which the Effective Date occurs and certain other conditions are met or (b) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States (and if an income tax treaty applies, such gain is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States).

If the first exception applies, to the extent that any gain is taxable, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty) on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the exchange.  If the second exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to any gain realized on the exchange if such gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the U.S. in the same manner as a U.S. Holder.  In order to claim an exemption from withholding tax, such Non-U.S. Holder will be required to provide a properly executed IRS Form W-8ECI (or such successor form as the IRS designates).  In addition, if such Non-U.S. Holder is a corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

(b)	Interest.

Payments to a Non-U.S. Holder that are attributable to accrued but untaxed interest generally will not be subject to U.S. federal income tax or withholding, provided that the withholding agent has received or receives, prior to payment, appropriate documentation (generally, IRS Form W-8BEN or W-8BEN-E) establishing that the Non-U.S. Holder is not a U.S. person.  Interest income, however, may be subject to U.S. withholding if:

(i)
(the Non-U.S. Holder actually or constructively owns 10% or more of the total combined voting power of all classes of the stock of Reorganized Stallion entitled to vote (taking into account the conversion feature of the New Second Lien Convertible Term Loans);

(ii)	the Non-U.S. Holder is a “controlled foreign corporation” that is a “related person” with respect to Reorganized Stallion (each, within the meaning of the Tax Code); or

(iii)	the Non-U.S. Holder is a bank receiving interest described in Tax Code section 881(c)(3)(A).

A Non-U.S. Holder that does not qualify for the portfolio interest exemption from withholding tax with respect to accrued but untaxed interest that is not effectively connected income generally will be subject to withholding of U.S. federal income tax at a 30% rate (or at a reduced rate or exemption from tax under an applicable income tax treaty) on payments that are attributable to such interest or accrued but untaxed interest.  For purposes of providing a properly executed IRS Form W-8BEN or W-8BEN-E, special procedures are provided under applicable Treasury regulations for payments through qualified foreign intermediaries or certain financial institutions that hold customers’ securities in the ordinary course of their trade or business.

If such interest is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, provided the Non-U.S. Holder provides a properly executed IRS Form W-8ECI (or successor form) to the withholding agent, the Non-U.S. Holder (x) generally will not be subject to withholding tax, but (y) will be subject to U.S. federal income tax in the same manner as a U.S. Holder (unless an applicable income tax treaty provides otherwise.  In addition, if such Non-U.S. Holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax with respect to such Non-U.S. Holder’s effectively connected earnings and profits that are attributable to the accrued but untaxed interest at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty)).

(c)	Dividends on New Equity Interests.

Any distributions made with respect to New Equity Interests will constitute dividends for U.S. federal income tax purposes to the extent of Reorganized ISH’s current or accumulated earnings and profits as determined under U.S. federal income tax principles.  Except as described below, dividends paid with respect to New Equity Interests held by a Non-U.S. Holder that are not effectively connected with a Non-U.S. Holder’s conduct of a U.S. trade or business (or if an income tax treaty applies, are not attributable to a permanent establishment maintained by such Non-U.S. Holder in the U.S.) will be subject to U.S. federal withholding tax at a rate of 30% (or lower treaty rate or exemption from tax, if applicable).  A Non-U.S. Holder generally will be required to satisfy certain IRS certification requirements in order to claim a reduction of or exemption from withholding under a tax treaty by filing IRS Form W-8BEN or W-8BEN-E (or a successor form) upon which the Non-U.S. Holder certifies, under penalties of perjury, its status as a non-U.S. person and its entitlement to the lower treaty rate or exemption from tax with respect to such payments.  Dividends paid with respect to New Equity Interests held by a Non-U.S. Holder that are effectively connected with a Non-U.S. Holder’s conduct of a U.S. trade or business (and if an income tax treaty applies, are attributable to a permanent establishment maintained by such Non-U.S. Holder in the U.S.) generally will be subject to U.S. federal income tax in the same manner as a U.S. Holder, and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such Non-U.S. Holder’s effectively connected earnings and profits that are attributable to the dividends at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty).

(d)	Income from GUC Trust.

The treatment of the income flowing through from the GUC Trust to a non-U.S. holder depends on the underlying income.  Interest or dividends flowing through to a non-U.S. holder is subject to the same treatment as if held directly.  The treatment of litigation proceeds from GUC Trust Claims is uncertain and gains on such actions may be subject to withholding.

(e)	FATCA.

Under the Foreign Account Tax Compliance Act (“FATCA”), foreign financial institutions and certain other foreign entities must report certain information with respect to their U.S. account holders and investors or be subject to withholding on the receipt of “withholdable payments.”  For this purpose, “withholdable payments” are generally U.S.-source payments of fixed or determinable, annual or periodical income (including dividends and interest), and also include gross proceeds from the sale of any property of a type which can produce U.S. source interest or dividends (which would include dividends and interest).  FATCA withholding will apply even if the applicable payment would not otherwise be subject to U.S. federal nonresident withholding tax.

FATCA withholding rules apply to U.S.-source payments on obligations issued after July 1, 2014, and to payments of gross proceeds from the sale or other disposition of property of a type that can produce U.S.-source interest or dividends that occurs after December 31, 2016.  Although administrative guidance and Treasury regulations have been issued, the exact scope of these rules remains unclear and potentially subject to material changes.

Each Non-U.S. Holder should consult its own tax advisor regarding the possible impact of these rules on such Non-U.S. Holder’s ownership of New Equity Interests.

NO STATEMENT IN THIS DISCLOSURE STATEMENT SHOULD BE CONSTRUED AS LEGAL OR TAX ADVICE.  THE DEBTORS AND THEIR PROFESSIONALS DO NOT ASSUME ANY RESPONSIBILITY OR LIABILITY FOR THE TAX CONSEQUENCES THE HOLDER OF A CLAIM OR INTEREST MAY INCUR AS A RESULT OF THE TREATMENT AFFORDED ITS CLAIM OR INTEREST UNDER THE PLAN AND DO NOT REPRESENT WHETHER THERE COULD BE ADDITIONAL TAX EXPOSURE TO THEMSELVES OR THEIR NON-DEBTOR AFFILIATES AS A RESULT OF THE PLAN.

ARTICLE XII

PROCEDURES FOR DISTRIBUTIONS UNDER THE PLAN

12.1	Satisfaction of Claims.

Unless otherwise provided in the Plan, any Plan Distributions and deliveries to be made on account of Allowed Claims hereunder shall be in complete satisfaction, settlement, and release of such Allowed Claims.  Holders of Allowed Claims may assert such Claims against each Debtor obligated with respect to such Claims; provided, however, that in no case shall the aggregate value of all property received or retained under the Plan (or from third parties) by a holder of an Allowed Claim exceed 100% of such holder’s Allowed Claim plus any post-petition interest on such Claim, to the extent such interest is permitted by Section 7.5 of the Plan.

12.2	Distributions on Account of Claims Allowed as of the Effective Date.

Except as otherwise provided in the Plan or by Final Order, the Reorganized Debtors shall make initial distributions under the Plan on account of Claims that are Allowed as of the Effective Date on the Initial Distribution Date.

12.3	Distributions on Account of Claims Allowed After the Effective Date.

(a)          Except as otherwise provided in the Plan or by Final Order, Plan Distributions on account of a Disputed Claim that becomes an Allowed Claim after the Effective Date shall be made by the Distributing Agent on the Distribution Date that is at least thirty (30) days after the Disputed Claim becomes an Allowed Claim.

(b)          Notwithstanding any other provision herein, no partial payments and no partial Plan Distributions shall be made with respect to a Disputed Claim until all disputes in connection with such Disputed Claim have been resolved by settlement or Final Order.  Furthermore, without a separate order of the Bankruptcy Court, no Plan Distributions shall be made to a claimant from whom property is recoverable under section 542, 543, 550, or 553 until such claimant has paid the amount or returned the property for which it is liable.

12.4	Delivery of Plan Distributions.

(a)	Distribution Record Date.

As of the close of business on the Distribution Record Date, the Claims Register shall be closed and there shall be no further changes in the record holders of any Claims or Interests. The Debtors and the Disbursing Agent shall have no obligation to recognize any transfer of Claims occurring after the close of business on the Distribution Record Date and shall instead be entitled to recognize and deal for all purposes under the Plan with only those holders of records as of the close of business on the Distribution Record Date.  Additionally, with respect to payment of any cure amounts or any cure disputes in connection with the assumption and assignment of the Debtors’ executory contracts and unexpired leases, neither the Debtors nor the Disbursing Agent shall have any obligation to recognize or deal with any party other than the non-Debtor party to the applicable executory contract or unexpired lease, even if such non-Debtor party has sold, assigned, or otherwise transferred its Claim for a Cure Amount.

(b)	Address for Plan Distributions.

Plan Distributions to holders of Allowed Claims shall be made by the Disbursing Agent at (a) the addresses of such holders on the books and records of the Debtors or their agent; or (b) the addresses in any written notice of address change delivered to the Debtors or the applicable Disbursing Agent, including any addresses on any filed proofs of Claim or transfers of Claim filed with the Bankruptcy Court.

(c)	Distributions on Account of Claims Administered by an Agent; Delivery of Plan Distributions to Agent.

In the case of holders of Claims whose Claims are governed by an agreement and administered by an agent, the agent shall be deemed to be the holder of such Claims for purposes of Plan Distributions to be made hereunder.  The Disbursing Agent shall make all distributions on account of such Claims to the applicable agents.  Each agent shall, at its option, hold or direct such Plan Distributions for the holders of such Allowed Claims in accordance with the Plan; provided, however, that each agent shall retain all rights under its respective agreement in connection with delivery of such Plan Distributions; provided, further, that the Debtors’ obligations to make Plan Distributions pursuant to the Plan shall be deemed satisfied upon delivery of Plan Distributions to each agent.  The agents shall not be required to give any bond, surety, or other security for the performance of their duties with respect to such distributions.

(d)	Setoffs.

In the event that the value of a Debtor’s claim, right, or Cause of Action against a particular claimant is undisputed, resolved by settlement, or has been adjudicated by Final Order of any court, the applicable Reorganized Debtor may set off such undisputed, resolved, or adjudicated amount against any Plan Distributions that would otherwise become due to such claimant.  Neither the failure to effectuate such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any claims, rights, or Causes of Action that the Debtors or the Reorganized Debtors may possess against such claimant.

(e)	De Minimis and Fractional Plan Distributions.

Notwithstanding anything herein to the contrary, the Reorganized Debtors or Disbursing Agent shall not be required to make on account of any Allowed Claim (a) partial Plan Distributions or payments of fractions of dollars or (b) any Plan Distribution if the amount to be distributed is less than $25.00.  Any funds so withheld and not distributed shall be held in reserve and distributed in subsequent distributions.

(f)	Undeliverable Plan Distributions.

If any Plan Distribution to any holder is returned as undeliverable, no further distributions to such holder shall be made unless and until the Reorganized Debtors have been notified of the then-current address of such holder, at which time such Plan Distribution shall be made as soon as reasonably practicable thereafter without interest, dividends, or accruals of any kind; provided, however, that such distributions shall be deemed unclaimed property under Bankruptcy Code section 347(b) and forfeited at the expiration of the later of six (6) months from (i) the Effective Date and (ii) the first Distribution Date after such holder’s Claim first becomes an Allowed Claim.  After such date, all “unclaimed property” or interests in property shall revert to the Reorganized Debtors (notwithstanding any otherwise applicable federal or state escheat, abandoned, or unclaimed property laws to the contrary) for redistribution in accordance with the terms of the Plan, and the Claim of any holder to such property or interest in property shall be forever barred, estopped, and enjoined from asserting any Claim against any of the Debtors, the Estates, or the Reorganized Debtors.  Nothing contained herein shall require the Reorganized Debtors to attempt to locate any holder of an Allowed Claim.

(g)	Failure to Present Checks.

Any check issued by the Reorganized Debtors or the Disbursing Agent on account of an Allowed Claim shall be null and void if not negotiated within 120 days after the issuance of such check.  Requests for reissuance of any check shall be made directly to the Disbursing Agent by the holder of the relevant Allowed Claim with respect to which such check originally was issued.  If any holder of an Allowed Claim holding an un-negotiated check does not request reissuance of that check within six (6) months after the date the check was mailed or otherwise delivered to the holder, that Allowed Claim shall be released and the holder thereof shall be forever barred, estopped, and enjoined from asserting any Claim against any of the Debtors or Reorganized Debtors.  In such cases, any Cash held for payment on account of such Claims shall be property of the Reorganized Debtors, free of any Claims of such holder with respect thereto, and shall be redistributed to the other holders of Allowed Claims in accordance with the Plan.

12.5	No Post-Petition Interest on Claims.

Other than as specifically provided in the Plan, the Confirmation Order, the Cash Collateral Order, or other order of the Bankruptcy Court, or required by applicable bankruptcy or non-bankruptcy law, post-petition interest shall not accrue or be paid on any pre-petition Claim, and no holder of a pre-petition Claim shall be entitled to interest accruing on such Claim on or after the Petition Date.

12.6	Withholding and Reporting Requirements.

In connection with the Plan, the Reorganized Debtors shall comply with all withholding and reporting requirements imposed by federal, state, local and foreign taxing authorities and all distributions hereunder shall be subject to such withholding and reporting requirements.  The Reorganized Debtors shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.  Notwithstanding the foregoing, each Holder of an Allowed Claim that is to receive a distribution hereunder shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any government unit, including income, withholding and other tax obligations, on account of such distribution.  The Reorganized Debtors have the right, but not the obligation, not to make a distribution until such Holder has made arrangements satisfactory to the Reorganized Debtors for payment of any such tax obligations.  The Reorganized Debtors may require, as a condition to the receipt of a distribution, that the Holder of an Allowed Claim provide the information and/or forms required pursuant to Section 9.8, as applicable to each Holder.  If such Holder fails to comply with such request within six (6) months, such distribution shall be deemed an unclaimed distribution, shall revert to the Reorganized Debtors, as applicable, and such Holder shall be forever barred from asserting any such Allowed Claim against the Debtors or their Assets, the Reorganized Debtors or their Assets, or other Assets transferred pursuant to the Plan.

ARTICLE XIII

PROCEDURES FOR RESOLVING CLAIMS

13.1	Allowance of Claims.

After the Effective Date, the Reorganized Debtors shall have and retain any and all rights and defenses, including rights of setoff that the Debtors had with respect to any Claim.  Except as expressly provided in the Plan or in any order entered in the Debtors’ Chapter 11 Cases before the Effective Date (including, without limitation, the Confirmation Order), no Claim shall become an Allowed Claim unless and until such Claim is deemed an Allowed Claim under the Plan or the Bankruptcy Code or a Final Order has been entered allowing such Claim, including, without limitation, the Confirmation Order.

13.2	Objections to Claims.

The Debtors or the Reorganized Debtors, as applicable, shall have the exclusive authority to file, settle, compromise, withdraw or litigate to judgment any objections to Claims as permitted under the Plan; provided, however, that the GUC Trustee and the Debtors or the Reorganized Debtors, as applicable, shall have the joint authority to file, settle, compromise, withdraw or litigate to judgment any objection to General Unsecured Claims in accordance with the terms of the GUC Trust Agreement; provided further, however, that the Debtors or the Reorganized Debtors, as applicable, shall provide notice prior to seeking the reclassification of any Claim to a General Unsecured Claim and the GUC Trust shall have standing to object to such reclassification.  Any objections to Claims (other than Administrative Expense Claims) shall be served and filed on or before the later of (a) the date that is 180 days after the Effective Date and (b) such other date as may be fixed by the Bankruptcy Court; provided, however, that the applicable deadline may be extended by presentment of an order to the Bankruptcy Court by the Reorganized Debtors or the GUC Trustee, without the need for a hearing.  Any Claims filed after the Bar Date or Administrative Bar Date, as applicable, shall be deemed disallowed and expunged in their entirety without further order of the Bankruptcy Court or any action being required on the part of the Debtors or the Reorganized Debtors, unless the Person seeking to file such untimely Claim has received the Bankruptcy Court’s authorization to do so.

13.3	Estimation of Claims.

(a)          The Debtors or the Reorganized Debtors, as applicable, may request that the Bankruptcy Court estimate any Claim, pursuant to Bankruptcy Code section 502(c), regardless of whether any Person has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time (including during the pendency of any appeal with respect to the allowance or disallowance of such Claims).

(b)          In the event that the Bankruptcy Court estimates any disputed, contingent, or unliquidated Claim, that estimated amount shall constitute either the amount of such Allowed Claim or a maximum limitation on the amount of such Allowed Claim.  If the estimated amount constitutes a maximum limitation on such Allowed Claim, the Debtors or the Reorganized Debtors, as applicable, may elect to pursue any supplemental proceedings to object to any ultimate Plan Distribution on account of such Claim.  Notwithstanding Bankruptcy Code section 502(j), in no event shall any holder of a Claim that has been estimated pursuant to Bankruptcy Code section 502(c) or otherwise be entitled to seek reconsideration of such estimation unless such holder has filed a motion requesting the right to seek such reconsideration on or before fourteen (14) days after the date on which such Claim is estimated.  All of the Claims objection, estimation, settlement, and resolution procedures set forth in the Plan are cumulative and not exclusive of one another.  Claims may be estimated and subsequently compromised, settled, resolved, or withdrawn by any mechanism approved by the Bankruptcy Court.

13.4	Claims Paid or Payable by Third Parties.

To the extent the holder of a Claim receives payment on account of such Claim from a party that is not a Debtor or Reorganized Debtor, the Reorganized Debtors shall reduce the Claim (in full or to the extent of payment by the third party), and such Claim shall be disallowed to the extent of payment from such third party without an objection to such Claim having to be filed and without further notice to, action, order or approval of the Bankruptcy Court.  Further, to the extent a holder of a Claim receives a Plan Distribution on account of such Claim and receives payment from a party that is not a Debtor or Reorganized Debtor on account of such Claim, such holder shall, within fourteen (14) days of receipt thereof, repay or return the distribution to the Reorganized Debtors, to the extent the holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such Plan Distribution.  The failure of such holder to timely repay or return such Plan Distribution shall result in such holder owing the Reorganized Debtors annualized interest at the federal judgment rate on such amount owed for each Business Day after the fourteen-day (14-day) grace period specified above until such amount is repaid.

13.5	Insured Claims.

(a)          Holders of Claims that are covered by the Debtors’ insurance policies shall seek payment of such Claims from applicable insurance policies, provided that the Debtors or Reorganized Debtors, as applicable, shall have no obligation to pay any amounts in respect of pre-petition deductibles. No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full a Claim (if and to the extent adjudicated by a court of competent jurisdiction or settled in accordance with the applicable insurer’s reasonable business judgment in consultation with the Reorganized Debtors), then, immediately upon such insurers’ agreement, the Reorganized Debtors may direct the Voting and Claims Agent to expunge such Claim from the Claims Register to the extent of any agreed-upon satisfaction without a Claims objection having to be filed and without any further notice to or action, order or approval of the Bankruptcy Court.

(b)          Notwithstanding anything to the contrary in the Disclosure Statement, the Plan, the Plan Documents, the Plan Supplement, the Confirmation Order, any other document related to any of the foregoing or any other order of the Bankruptcy Court (including, without limitation, any other provision that purports to be preemptory or supervening or that grants an injunction or release, including, but not limited to, the injunctions set forth in Article 11 of the Plan): (i) on the Effective Date, all insurance policies issued at any time to the Debtors, their affiliates, or predecessors of any of the foregoing and all agreements related thereto shall be rejected as of the Effective Date unless specifically assumed, provided, however, that the Run-Off Period Endorsement with respect to ISH’s D&O Liability Insurance Policy from Continental Casualty Company and the related coverage through Great American Insurance Company and ACE American Insurance Company shall be assumed and the Confirmation Order shall constitute the Bankruptcy Court’s approval of such assumption; (ii) nothing in the Disclosure Statement, the Plan, the Plan Documents, the Plan Supplement or the Confirmation Order alters, modifies or otherwise amends the terms and conditions of (or the coverage provided by) such insurance policies; (iii) nothing in the Disclosure Statement, the Plan, the Plan Documents, Plan Supplement, the Confirmation Order, any Pre-petition or administrative claim bar date order (or notice) or claim objection order alters or modifies the duty, if any, that the insurers or third party administrators have to pay claims covered by the insurance policies and their right to seek payment or reimbursement from the Debtors or draw on any collateral or security therefor; and (iv) the automatic stay of Bankruptcy Code section 362(a) and the injunctions set forth in Section 11.4 of the Plan, if and to the extent applicable, shall be deemed lifted without further order of the Bankruptcy Court, solely to permit:  (A) claimants with valid claims covered by any of the insurance policies to proceed with their claims; (B) insurers and/or third party administrators to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of the Bankruptcy Court, (1) all insured claims, and (2) all costs in relation to each of the foregoing; (C) the insurers and/or third party administrators to draw against any or all of any collateral or security provided by or on behalf of the Debtors at any time and to hold the proceeds thereof as security for the obligations of the Debtors to the applicable insurers and/or third party administrators and/or apply such proceeds to the obligations of the Debtors under the applicable insurance policies, in such order as the applicable insurers and/or third party administrators may determine, but solely in accordance with the terms of such Insurance Contracts; and (D) the insurers and/or third party administrators to (1) cancel any policies under the insurance policies, and (2) take other actions relating thereto, to the extent permissible under applicable non-bankruptcy law, each in accordance with the terms of the Insurance Contracts.  For the avoidance of doubt, no holder of an insured claim that did not file a proof of claim prior to the applicable Bar Date (unless otherwise subject to an exception in the order governing Bar Dates) shall be deemed to have an Allowed Claim arising from this provision.

CONCLUSION

The Debtors believe that confirmation and implementation of the Plan is preferable to any of the alternatives described herein because it will provide the greatest recovery to holders of Claims.  Other alternatives would involve significant delay, uncertainty and substantial administrative costs and are likely to reduce any return to creditors who hold Claims.  The Debtors urge the holders of Impaired Claims in Classes 3, 4, 5, 6, and 7 who are entitled to vote on the Plan to vote to accept the Plan and to evidence such acceptance by returning their Ballots to the Voting Agent so that they will be received not later than 4:00 p.m. (prevailing Eastern Time) on February 9, 2017.

Dated:  January 9, 2017
          New York, New York

Respectfully submitted,

International Shipholding Corporation on behalf of itself and its affiliated Debtors

By:	/s/ Manuel G. Estrada

Manuel G. Estrada
Vice President and Chief Financial Officer
International Shipholding Corporation

AKIN GUMP STRAUSS HAUER & FELD LLP
One Bryant Park
New York, NY 10036
Telephone: (212) 872-1000
David H. Botter

1700 Pacific Avenue, Suite 4100
Dallas, TX 75201
Telephone: (214) 969-2800
Sarah Link Schultz (admitted pro hac vice)
Sarah J. Crow (admitted pro hac vice)

Counsel to Debtors and Debtors in Possession

EXHIBIT 1

Plan

EXHIBIT 2

Liquidation Analysis

EXHIBIT 3

Financial Projections

EXHIBIT 4

Disclosure Statement Order

EXHIBIT 5

Corporate Organization Chart

EXHIBIT 6

Schedule of Intercompany Claims